                                                                    EXHIBIT 99.3

                                                                CONFORMED COPY



             DATED                                      6 APRIL 2001
             -------------------------------------------------------

                             SUPPLEMENTAL AGREEMENT
                                   RELATING TO
                               FACILITIES OF UP TO
                                 US$550,000,000
                       (TO BE REDUCED TO (euro)300,000,000)


                                      AMONG

                     GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.


                       BANC OF AMERICA SECURITIES LIMITED
                             DEUTSCHE BANK AG LONDON
                                       AND
                         DRESDNER BANK AG LONDON BRANCH
                                    ARRANGERS


                             DEUTSCHE BANK AG LONDON
                                      AGENT




                                  Norton Rose

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                                    CONTENTS

CLAUSE                                                                              PAGE
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
1      Interpretation.................................................................1

2      Amendments to the Principal Agreement..........................................2

3      Waivers to and consents under the Principal Agreement and Security Documents...2

4      Confirmations and agreements...................................................3

5      Representations and warranties.................................................7

6      Fees and expenses..............................................................9

7      Miscellaneous..................................................................9

8      Governing law..................................................................9

Schedule 1 The Original Guarantors.....................................................

Schedule 2 Restated Agreement..........................................................

Schedule 3 Waivers and consents to the Principal Agreement.............................

Schedule 4 Conditions Precedent........................................................

Schedule 5 (A) GTS Inc. Asset Transfer.................................................

Schedule 5(B) Esprit Asset Transfer....................................................

THIS SUPPLEMENTAL AGREEMENT is dated 6 April 2001 and made

BETWEEN:

(1) GLOBAL TELESYSTEMS EUROPE B.V. as the Immediate Shareholder, Guarantor and a Security Provider;

(2)    GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V. as Original Borrower;

(3) THE ENTITIES whose names and registered offices are set out in schedule 1 as Guarantors;

(4)    GLOBAL TELESYSTEMS, INC. as the Ultimate Shareholder;

(5) BANC OF AMERICA SECURITIES LIMITED, DEUTSCHE BANK AG LONDON and DRESDNER BANK AG LONDON as Arrangers;

(6) BANK OF AMERICA N.A., DEUTSCHE BANK AG LONDON and DRESDNER BANK AG LONDON BRANCH as Banks;

(7) DEUTSCHE BANK AG LONDON as Agent, Working Capital Bank and as Security Trustee.

WHEREAS:

(A) This Supplemental Agreement is supplemental to an agreement dated 14th July 2000, made between Global TeleSystems Europe Holdings B.V. as Original Borrower and Guarantor (1), Global TeleSystems Europe B.V. as the Immediate Shareholder and Guarantor (2), the entities whose names and registered offices are set out in part A of schedule 1 thereto as Original Guarantors (3), Global TeleSystems, Inc. as the Ultimate Shareholder (4), Deutsche Bank AG London Branch, Banc of America Securities Limited and Dresdner Bank AG London Branch as Arrangers (5), the banks and financial institutions whose names and addresses are set out in part C of schedule 1 thereto (6), Deutsche Bank AG London as Agent
       (7), Deutsche Bank AG London as Security Trustee (8), and Deutsche Bank AG London as Working Capital Bank (9) (as amended and waived) (the "PRINCIPAL Agreement").

(B) The parties to this Supplemental Agreement have agreed that the Principal Agreement be amended and waived to the extent set out in this Supplemental Agreement.

(C) The parties to this Supplemental Agreement recognise that the Ultimate Shareholder will be inquiring into the possibility of obtaining private equity investment in either itself or its affiliates, and agree to work together in good faith to endeavour to identify, discuss and, subject to the agreement of all the parties to this Supplemental Agreement, address and implement changes to the Restated Agreement and this Supplemental Agreement necessary or appropriate to obtain such investment.

NOW IT IS HEREBY AGREED as follows:

1      INTERPRETATION

1.1    DEFINITIONS IN PRINCIPAL AGREEMENT

       Unless the context otherwise requires and save as mentioned below, words and expressions defined in the Principal Agreement (or which will be defined in the Principal Agreement following the amendments pursuant to this Supplemental Agreement) or, unless otherwise defined in the Principal Agreement (or which will be defined in the Principal Agreement following the amendments pursuant to this Supplemental Agreement), the Security Trust Deed shall have the same meanings when used in this Supplemental Agreement. In this Supplemental Agreement, unless the context otherwise requires:

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       "EFFECTIVE DATE" means the date on which the Agent receives the documents and evidence set out in schedule 4 satisfactory in form and substance to all the Banks;

       "PERMITTED ULTIMATE SHAREHOLDER ACQUISITION" means any transaction by a member of the Ultimate Shareholder Group which is not a member of the Group otherwise prohibited by clause 4.5 provided that:

       (i) in the case of an acquisition, the consideration paid or payable by the member of the Ultimate Shareholder Group in relation thereto is satisfied entirely by the issue of shares in the Ultimate Shareholder;

       (ii) the aggregate amount of liabilities of the Ultimate Shareholder Group (other than the Group) in respect of all Permitted Ultimate Shareholder Acquisitions together with the aggregate amount of liabilities of the Group in respect of Permitted Acquisitions does not exceed (euro)25,000,000. For these purposes "liabilities" means the transfer or application of cash (or its equivalent) whether by loan or otherwise or assets to, or on behalf of, or for the account of, any acquired entity, joint venture or partnership or the guarantee of the obligations of any such acquired entity, joint venture or partnership;

       "RESTATED AGREEMENT" means the Principal Agreement as amended and waived pursuant to this Supplemental Agreement;

       "SUPPLEMENTAL AGREEMENT" means this Supplemental Agreement; and

       "US CHARGE OVER ACCOUNT" means the charge over the Ultimate Shareholder's account in New York with the Security Trustee entered into or to be entered into by the Ultimate Shareholder in the agreed form.

1.2    INTERPRETATION OF PRINCIPAL AGREEMENT

       References in the Principal Agreement to "THIS AGREEMENT" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Supplemental Agreement and words such as "HEREIN", "HEREOF", "HEREUNDER", "HEREAFTER", "HEREBY" and "HERETO", where they appear in the Principal Agreement shall be construed accordingly.

1.3    INCORPORATION OF CERTAIN REFERENCES

       Clauses 1.3, 1.4 and 1.5 of the Principal Agreement shall be deemed to be incorporated in this Supplemental Agreement in full, mutatis mutandis.

1.4    CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

       No terms of this Supplemental Agreement are enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Supplemental Agreement.

2      AMENDMENTS TO THE PRINCIPAL AGREEMENT

       With effect from the Effective Date, the Principal Agreement shall be amended and restated as set out in schedule 2 and all obligations in the Principal Agreement will be superseded as of the Effective Date and replaced by the obligations set out in the Restated Agreement attached at schedule 2.

3      WAIVERS TO AND CONSENTS UNDER THE PRINCIPAL AGREEMENT AND SECURITY
       DOCUMENTS

       With effect from the Effective Date, breaches (if any) of the clauses of the Principal Agreement and Security Documents set out in schedule 3 shall be waived by the Banks and/or consents shall be given thereunder by the Banks to the extent of the matters set out against the relevant clause in schedule 3.

4      CONFIRMATIONS AND AGREEMENTS

       With effect from the Effective Date:

4.1 the Banks, relying on the representations and warranties provided by the Original Borrower, the Immediate Shareholder and GTS Network at clause 5.1.9, confirm that the conditions subsequent set out in clauses 3.6.1 and 3.6.2 of the Principal Agreement to be satisfied no later than the date falling 6 months or the date falling 9 months (as applicable) after the date of the Principal Agreement have been satisfied;

4.2 the confirmation given in clause 4.1 is without prejudice to the on-going application of clause 3.6 of the Restated Agreement and, for the avoidance of doubt, the Original Borrower undertakes that it will continue to comply with the terms of clause 3.6 of the Restated Agreement;

4.3 the Ultimate Shareholder undertakes that it will ensure that all material Necessary Authorisations not in the name of an Obligor on the Effective Date are transferred to and/or replacements issued to an Obligor as soon as reasonably practical after the Effective Date (other than those to which the proviso to clause 3.6 of the Restated Agreement applies, which should be transferred in accordance with the proviso to clause 3.6 of the Restated Agreement) and will deliver to the Agent within 60 days of the Effective Date a list providing reasonable details of all material Necessary Authorisations which are not in the name of an Obligor;

4.4 the Ultimate Shareholder undertakes that, subject to clause 12.1.24 of the Restated Agreement, all cash or equivalent balances retained by the Ultimate Shareholder from the Effective Date (other than the Permitted Cash Balances) will be held in the account which is the subject of the US Charge over Accounts;

4.5 the Ultimate Shareholder undertakes that it will not and will procure that no member of the Ultimate Shareholder Group will enter into any joint venture or partnership arrangements, make any acquisition of shares or other ownership interests in any person or acquire all or a substantial part of the assets, property or business of any other person or any other person or any assets that constitute a division or operating unit of the business of any other person (other than (A) in the case of a member of the Group, to the extent permitted under clause 12.2.8 of the Restated Agreement and (B) a Permitted Ultimate Shareholder Acquisition);

4.6 the Finance Parties agree that to the extent that the Ultimate Shareholder issues new shares after the date of this Supplemental Agreement for consideration in cash or otherwise not exceeding $50,000,000 (net of taxes, fees and commission directly relating to such issue) in aggregate for all such issues, it may retain such consideration for general corporate purposes (and, for the avoidance of doubt, shall not be obliged to contribute the proceeds of such issue to the Group or to apply such proceeds against the cash outflows of the Ultimate Shareholder in respect of which the Original Borrower is entitled to make payments to the Ultimate Shareholder pursuant to the Restated Agreement). The Finance Parties further agree that such retained cash or otherwise not exceeding $50,000,000 (net of taxes, fees and commission directly relating to such issue) shall not be taken to form part of the gross cash balances for the purpose of clause 4.1.3 of the Restated Agreement. The Ultimate Shareholder undertakes to procure that any excess above $50,000,000 and the proceeds (net of taxes, fees and commission directly relating to such issue) of any other raising of funds by the Ultimate Shareholder or any other member of the Ultimate Shareholder Group who is not a member of the Group or the Central European Group (by way of the issuance of shares, other than a Permitted Issuance, or the raising of Borrowed Money) is applied promptly in or towards the prepayment and cancellation of the Facility and the reduction of availability under clause 4.1.1 of the Restated Agreement. For the purposes of this clause
       4.6 "Permitted Issuance" means the issuance of shares of the Ultimate Shareholder pursuant to any employee or officer stock ownership, purchase or option plan or 401(k) plan;

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

4.7 the parties to this Supplemental Agreement agree to work with each other in good faith towards the objective of closing a refinancing of the Facility in full as soon as reasonably practical;

4.8 the Original Borrower undertakes that no later than 1 June 2001, the executed asset transfer agreements in respect of the assets identified in schedule 5 (other than the asset transfer agreements in respect of shares of Global TeleSystems (Luxembourg) Sarl, Netcom Holdings Limited, GTS eSolutions, LLC and Global TeleSystems Property Limited which shall be delivered on or before the Effective Date) will be delivered to the Agent, together with a certificate from an Authorised Officer of the Original Borrower that such agreements have become unconditional in all respects, and, if an independent appraisal of the value of any of such assets is required pursuant to the terms of the High Yield Securities, a copy of such appraisal addressed to the Banks will be delivered to the Agent. The parties to this Supplemental Agreement agree that there will be no breach of this undertaking if on 1 June 2001 :

4.8.1 the asset transfer agreements referred to in this clause 4.8 are delivered;

4.8.2 the appraisals addressed to the Banks referred to in this clause 4.8 are delivered;

4.8.3 in respect of those asset transfers which have not become unconditional in all respects as a result of any third party consents to such transfers not being obtained (the "NON-TRANSFERRED ASSETS") (i) in respect of the assets identified in schedule 5(B) the Ultimate Shareholder certifies that it has assumed that part of the payable owed by Esprit to any member of the Group which would have been extinguished by the acquisition by the Group of such Non-Transferred Assets. In such an event such payable assumed by the Ultimate Shareholder shall be netted off from the payables owed by the Original Borrower to the Ultimate Shareholder which are the subject of the Deed of Subordination and Assignment of Shareholders Loans referred to in schedule 4 paragraph 11 and (ii) in respect of the assets identified in schedule 5(A), the payables owed by the Original Borrower to the Ultimate Shareholder in respect of such Non Transferred Assets shall be netted off from the payables owed by the Original Borrower to the Ultimate Shareholder which are the subject of the Deed of Subordination and Assignment of Shareholder Loans referred to in schedule 4, paragraph 11.

       All documents and evidence delivered pursuant to clause 4.8 shall be in form and substance reasonably satisfactory to all the Banks;

4.9 the Original Borrower undertakes to and shall procure that each of Global TeleSystems (Luxembourg) Sarl, Netcom Holdings Limited, GTS eSolutions, LLC and Global TeleSystems Property Limited shall to the extent applicable comply with clauses 10.18.1 and 12.1.22 of the Principal Agreement;

4.10 the Ultimate Shareholder undertakes to procure that all shares in Esprit Newco to be issued to a member of the Ultimate Shareholder Group are issued to an Obligor and the Original Borrower undertakes to within 5 days of the making of the Court order in respect of the Esprit Restructuring, deliver to the Agent a Share Security in respect of the shares held by an Obligor in Esprit Newco, duly executed, together with all applicable documents and evidence listed in part B of schedule 3 of the Principal Agreement applicable to such Share Security, in each case in form and substance reasonably satisfactory to all the Banks.

4.11 in respect of clause 4.11(vi), the Original Borrower and, in all other respects, the Ultimate Shareholder undertake:

       (i) to use all reasonable endeavours to procure that all its shares in Golden Telecom are transferred to the Original Borrower as soon as possible and, subject to the Banks' undertaking at clause 4.11(vi) below, in any event shall procure that all such shares (other than the Purchase Shares) are transferred to the Original Borrower immediately after the day falling 60 days after the Closing Date;

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

       (ii) to use all reasonable endeavours to transfer all its shares in Golden Telecom to the Original Borrower immediately if the Golden Telecom Sale and Purchase Agreement is terminated; provided that if such transfer is not made within a reasonable time, the Ultimate Shareholder undertakes to deliver to the Agent, a Share Security over its shares in Golden Telecom duly executed and delivered, together will all applicable documents and evidence listed in part B of schedule 3 of the Principal Agreement, in each case in form and substance reasonably satisfactory to all the Banks;

       (iii) if the Ultimate Shareholder sells all its shares in Golden Telecom, the Ultimate Shareholder undertakes, on the date of receipt by the Ultimate Shareholder, to on-lend to the Original Borrower the consideration received pursuant to the terms of the intercompany loan agreement which is the subject of the Deed of Subordination and Assignment of Shareholder Loans referred to in schedule 4, part 11 to the extent that, on the date of such receipt, the gross cash balances (other than the Permitted Cash Balances) of the Ultimate Shareholder Group exceed $10,000,000;

       (iv) not to amend any material provision of, or waive any material right under, the Golden Telecom Sale and Purchase Agreement (or any document delivered thereunder) without the consent of the Banks (such consent not to be unreasonably withheld);

       (v) in the event that payment under the Note is not made within 3 days of 31 May 2001 to procure that the pledgee exercises its rights under the Pledge Agreement to the fullest extent legally possible (save that the pledgee shall not be obliged to exercise any such right for a period of ten days after the day falling 3 days after 31 May 2001) and as soon as legally possible following the exercise of such rights to procure that the Purchase Shares are transferred to the Original Borrower;

       (vi) in respect of all shares in Golden Telecom transferred to the Original Borrower deliver to the Agent contemporaneously with the transfer of such shares to the Original Borrower, a Share Security duly executed and delivered by the Original Borrower, together with all applicable documents and evidence listed in part B of schedule 3 of the Principal Agreement, in each case in form and substance reasonably satisfactory to all the Banks. The Banks undertake to release such Share Security (unconditionally without set-off and whether or not a Default has occurred) against payment of the purchase price pursuant to the Golden Telecom Sale and Purchase Agreement or the relevant option agreement in respect of any shares sold to a Purchaser pursuant to the Alfa Stock Option Agreement, the CIG Stock Option Agreement or the Barings Stock Option Agreement (as applicable);

       (vii) in the event that Alfa Bank Holdings Limited transfers its rights and obligations under the Golden Telecom Sale and Purchase Agreement to Alfa Telecom, use all reasonable endeavours to deliver to the Agent the following documents in each case in form and substance reasonably satisfactory to all the Banks:

              (a) an assignment of the Ultimate Shareholder's rights under the New York law guarantee issued to support the obligations of Alfa Telecom under the Note in favour of the Security Trustee;

              (b) a certificate from an Authorised Officer of the Ultimate Shareholder confirming that the constitutive documents of the Ultimate Shareholder have not been amended from the form and delivered to the Agent pursuant to a Principal Agreement;

              (c)  to the extent not approved by the resolutions referred to in schedule 4 paragraph 12, a copy, certified as a true copy by an Authorised Officer of the Ultimate Shareholder of resolutions of the relevant boards and/or committees of the Ultimate Shareholder, evidencing approval of the assignment referred to in (a) above and authorising its appropriate officers to execute and deliver the assignment and to give all notices and take all other action required by the Ultimate Shareholder under such assignment;

              (d) Specimen Signatures, authenticated by an Authorised Officer of the Ultimate Shareholder of the persons authorised in the resolutions of the Board of Directors or equivalent, referred to in (c) above;

              (e) a copy, certified as a true copy by an Authorised Officer of the Ultimate Shareholder, of all consents, authorisations, licences and approvals required by the Ultimate Shareholder in connection with the execution, delivery, validity, enforceability and admissibility in evidence of the assignment and the performance by the Ultimate Shareholder;

       (viii) in the event that the Note is issued, use all reasonable endeavours to deliver to the Agent, in form and substance reasonably satisfactory to the Banks, an assignment of the relevant member of the Ultimate Shareholder Group's rights under the Note in favour of the Security Trustee, together with all documents listed in 4.11(viii) (b) to (e) above;

       Capitalised terms used in this clause 4.11 shall, unless otherwise defined in this Supplemental Agreement, have the meanings given to them in the Golden Telecom Sale and Purchase Agreement.

4.12 the Ultimate Shareholder undertakes to procure that, within 90 days of the Effective Date:

       (i) the entire Central European Group is transferred to a new company, incorporated in the Netherlands;

       (ii) 100 per cent. of the issued share capital of such new company is held by or transferred to the Original Borrower; and

       (iii) a Share Security in respect of the shares of such new company is delivered to the Agent, duly executed, together with all applicable documents and evidence listed in part B of schedule 3 of the Principal Agreement applicable to such Share Security, in each case in form and substance satisfactory to all the Banks;

4.13 the parties to this Supplemental Agreement agree that this Supplemental Agreement shall not be deemed to have become effective on the Effective Date and the terms and conditions contained herein shall not apply if Ernst & Young have not issued an unqualified report on the financial statements of the Ultimate Shareholder Group and the Immediate Shareholder Group in respect of the financial year ended 31 December 2000 no later than 13 April 2001 or, in the case of the Group, 20 April 2001; and

4.14 The Ultimate Shareholder undertakes to deliver to the Agent, in form and substance reasonably satisfactory to all the Banks, prior to the date of the transfers referred to herein, all copies, certified as true copies by an Authorised Officer of the Ultimate Shareholder of (a) resolutions by the relevant boards and/or committees of the Ultimate Shareholder evidencing approval of the transfer of its shares in Golden Telecom and the Central European Group after the date hereof and authorising its appropriate officers to execute and deliver all documents required to transfer its shares in Golden Telecom and the Central European Group and take all action required by the Ultimate Shareholder to transfer its Shares in Golden Telecom and the Central European Group and (b) all consents, authorisations, licences and approvals requested by the Ultimate Shareholder in connection with the execution, delivery, validity, enforceability and admissibility in evidence of the transfer of its shares in Golden Telecom and the Central European Group and the performance by the Ultimate Shareholder in order to transfer its shares in Golden Telecom and the Central European Group.

       The undertakings referred to in clauses 4.2, 4.3, 4.7, 4.9, 4.11, 4.12 and 4.14 shall be deemed to be an undertaking for the purpose of clause
       14.1.3 of the Principal Agreement and the undertakings referred to in clauses 4.4, 4.5, 4.6, 4.8 and 4.10 shall be deemed to be an undertaking for the purpose of clause 14.1.2 of the Principal Agreement.

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5      REPRESENTATIONS AND WARRANTIES

5.1 Each Obligor (other than the Immediate Shareholder) in respect of itself and its Subsidiaries, other than in the case of clauses 5.1.7, 5.1.9 and
       5.1.10 which shall be given by the Original Borrower, the Immediate Shareholder and GTS Network (as applicable), the Immediate Shareholder (in respect of itself only) and, as the case may be, the Ultimate Shareholder (in respect of itself only) represents and warrants to each of the Finance Parties that:

5.1.1     Due incorporation

          the Ultimate Shareholder, all the Obligors and the members of the Group are duly incorporated or formed and validly existing under the laws of their respective places of incorporation or formation and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

5.1.2     Corporate power

          it has power to execute, deliver and perform its obligations under this Supplemental Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of this Supplemental Agreement;

5.1.3     Binding obligations

          this Supplemental Agreement, when executed and delivered by each Obligor or (as the case may be), the Ultimate Shareholder or (as the case may be) the Immediate Shareholder will constitute valid and legally binding obligations of each of the Obligors, the Immediate Shareholders and the Ultimate Shareholder enforceable in accordance with its terms subject to the qualifications contained in the legal opinions referred to in schedule 4;

5.1.4     No conflict with other obligations

          the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Supplemental Agreement by the Obligors, the Immediate Shareholder and the Ultimate Shareholder will not (i) contravene, in any material respect, any existing applicable law, statute, rule or regulation generally applicable to transactions of this type or any judgment, decree or permit to which any of the Obligors, the Immediate Shareholder and the Ultimate Shareholder is subject and aware of, (ii) conflict with, in any material respect, or result in any material breach of any of the terms of, or constitute a material default under, any material agreement or other instrument to which any of the Obligors, the Immediate Shareholder and the Ultimate Shareholder is a party or is subject or by which it or any of its property is bound (save for any conflict, breach or default caused as a result of (i) the purchasers' rights under the Golden Telecom Sale and Purchase Agreement and (ii) rights of first refusal of minority shareholders in GTS Czech a.s.),
          (iii) contravene or conflict with any provision of any of the Obligors, the Immediate Shareholders and the Ultimate Shareholder constitutive documents, (iv) breach in any respect any term of the Licences, (v) breach in any material respect any term of the Necessary Authorisations or (vi) save for the Encumbrances granted to the Security Trustee pursuant to the Security Documents, result in the creation or imposition of or oblige any of the Obligors, the Immediate Shareholder and the Ultimate Shareholder to create any Encumbrance (other than a Permitted Encumbrance) on any of their undertakings, assets, rights or revenues;

5.1.5     No filings required

          it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Supplemental Agreement, that it or any other instrument be notarised, filed, reworded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax be paid in any Relevant Jurisdiction on or in relation to this Supplemental Agreement and this Supplemental Agreement is in proper form for its enforcement in the courts of England;

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

5.1.6  Consents obtained

       every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities of courts required by the Ultimate Shareholder, the Immediate Shareholder or such Obligor (as the case may be) to authorise, or required by the Ultimate Shareholder, the Immediate Shareholder or such Obligor (as the case may be) in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Supplemental Agreement or the performance by the Ultimate Shareholder, the Immediate Shareholder or such Obligor (as the case may be) of its obligations under this Supplemental Agreement has been obtained or made and is in full force and effect and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same;

5.1.7  No Default

       (on the Effective Date only) no Default has occurred which is continuing;

5.1.8  No withholding Taxes

       no Taxes are imposed by withholding or otherwise on any payment to be made to any Finance Party by any Obligor under this Supplemental Agreement, or are imposed on or by virtue of the execution or delivery by any Obligor of this Supplemental Agreement or any document or instrument to be executed or delivered under any of this Supplemental Agreement on any Finance Party;

5.1.9  Licences/Necessary Authorisations

       (on the Effective Date only):

       (i) in the case of the Original Borrower, it has complied in all respects with the terms set out in clauses 3.6.1 and 3.6.2 of the Principal Agreement that are required to have been complied with as of the date hereof; and

       (ii) in the case of the Immediate Shareholder, it has transferred all the Licences and material Necessary Authorisations granted to it or which are in its name and which are required to have been transferred in order to meet the requirements of clauses 3.6.1. and 3.6.2 of the Principal Agreement to be satisfied no later than the date falling 6 months or 9 months (as applicable) after the date of the Principal Agreement;

       (iii) in the case of the GTS Network, new Licences and material Necessary Authorisations have been issued to it and/or Licences and material Necessary Authorisations have been transferred to it in order to meet the requirements of clauses 3.6.1 and 3.6.2 of the Principal Agreement to be satisfied no later than the date falling 6 months or 9 months (as applicable) after the date of the Principal Agreement; and

5.1.10 Guarantors

       (on the Effective Date only, by reference to the Three Month Period ended 31 December 2000 in respect of which Quarterly Management Accounts have been delivered to the Agent under the Principal Agreement) (i) each Subsidiary of the Original Borrower that is a Material Subsidiary is a Guarantor (other than Global TeleSystems (Nederland) B.V.); and (ii) each member of the Group which has received cash (or its equivalent) and/or property, plant and equipment from any other member of the Group and/or in respect of whose liabilities another member of the Group has issued a guarantee and which the Original Borrower is obliged to procure becomes a Guarantor pursuant to clause 10.18 has become a Guarantor (other than Global TeleSystems (Nederland) B.V.).

5.2    REPETITION

       The representations and warranties in clause 5.1 (other than 5.1.6, 5.1.7 and 5.1.8) shall be deemed to be repeated by the Ultimate Shareholder, the Immediate Shareholder, the Original Borrower and each Guarantor on and as of the Effective Date, each Utilisation Date and the last day of each Interest Period as if made with reference to the facts and circumstances existing on each such day. The representations and warranties in clause 5.1.7, 5.1.9 and 5.1.10 shall be given by the Original Borrower, the Immediate Shareholder and GTS Network, as applicable, on the Effective Date only.

6      FEES AND EXPENSES

6.1    FEES

       The Original Borrower shall pay to the Agent, for the account of the Arrangers, fees as set out in a letter from the Arrangers to the Original Borrower dated the same date as this Supplemental Agreement.

6.2    EXPENSES

       The Original Borrower shall pay to the Agent on demand all reasonable expenses (including reasonable legal fees) incurred by the Finance Parties in connection with the negotiation, preparation and execution of this Supplemental Agreement.

6.3    STAMP AND OTHER DUTIES (GENERAL)

       The Original Borrower shall pay all stamp, documentary, registration or other duties or Taxes (including any duties or Taxes payable by, or assessed on, the Finance Parties) imposed on or in connection with this Supplemental Agreement and shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Parent to pay such duties or Taxes.

7      MISCELLANEOUS

7.1    CONTINUATION OF PRINCIPAL AGREEMENT

       Save as amended and waived by this Supplemental Agreement, the provisions of the Principal Agreement shall continue in full force and effect and the Principal Agreement and the relevant provisions of this Supplemental Agreement shall be read and construed as one instrument.

7.2    COUNTERPARTS

       This Supplemental Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

7.3    FINANCE DOCUMENTS

       The parties to this Supplemental Agreement agree that this Supplemental Agreement shall be a Finance Document for the purposes of the Principal Agreement.

8      GOVERNING LAW

8.1    LAW

       This Supplemental Agreement shall be governed by English law.

8.2    SUBMISSION TO JURISDICTION

       The parties to this Supplemental Agreement agree for the benefit of the Finance Parties that:

8.2.1 if any party has any claim against any other arising out of or in connection with this Supplemental Agreement such claim shall (subject to clause 8.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

8.2.2 the jurisdiction of the High Court of Justice in England over any such claim against the Finance Parties shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

8.2.3 nothing in this clause 8.2 shall limit the right of the Finance Parties to refer any such claim against any other party to any other court of competent jurisdiction outside England, to the jurisdiction of which such party hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

8.3    AGENT FOR SERVICE OF PROCESS

8.3.1 The Ultimate Shareholder, the Immediate Shareholder and each Obligor designates, appoints and empowers GTS Carrier Services (UK) Limited at present of 151 Shaftesbury Avenue, London WC2H 8AL to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

8.3.2 For the benefit of the Finance Parties and for the purpose of this Supplemental Agreement and any claims arising out of or in connection with this Supplemental Agreement, the Immediate Shareholder and the Original Borrower irrevocably elects domicile (within the meaning of Section 1.15 of The Netherlands Civil Code) at the address from time to time of GTS Carrier Services (UK) Limited.

IN WITNESS whereof the parties hereto have caused this Supplemental Agreement to be duly executed the day and year first above written.
SCHEDULE 1

                                   SCHEDULE 1
                             THE ORIGINAL GUARANTORS





          COMPANY                      COUNTRY OF           REGISTERED NUMBER           REGISTERED ADDRESS
                                     INCORPORATION              (IF ANY)
          -------                    -------------          -----------------           ------------------
Ebone A/S                             Denmark               CVR-nr. 19743144         Lyngyvej 28,1, 2100 Copenhagen

Global TeleSystems (Denmark) A/S      Denmark               CVR-nr. 21480878         Vesterbrogade 149, 1620 Copenhagen V

GTS Transatlantic Limited             Ireland               287207                   2 Harbourmaster Place, Custom
                                                                                     House Dock, Dublin 1

Ebone Broadband Services Limited      Ireland               276431                   2 Custom House Plaza,
(formerly GTS Carrier Services                                                       Harbourmaster Place,  Dublin 1
(Ireland) Limited)

GTS Network (Ireland) Limited         Ireland               275582                   2 Custom House Plaza,
                                                                                     Harbourmaster Place,  Dublin 1

GTS Network (Belgium) B.V.B.A.        Belgium               Brussels 610-354         Terhulpsesteenweg 6A, 1560
                                                                                     Hoeilaart

                                   SCHEDULE 2



                DATED                             14 JULY 2000
                ----------------------------------------------
                     (as amended and restated pursuant to a
                   supplemental agreement dated 6 April 2001)






                                Original Borrower
                     GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.
                                  Guaranteed by
               GLOBAL TELESYSTEMS EUROPE B.V., GLOBAL TELESYSTEMS
                  EUROPE HOLDINGS B.V. AND CERTAIN SUBSIDIARIES
                   OF GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.
                                    Arrangers
                      BANK OF AMERICA INTERNATIONAL LIMITED
                             DEUTSCHE BANK AG LONDON
                         DRESDNER BANK AG LONDON BRANCH
                                      Agent
                             DEUTSCHE BANK AG LONDON
                                Security Trustee
                             DEUTSCHE BANK AG LONDON


                  --------------------------------------------
                                 LOAN AGREEMENT
                                       FOR
                  (euro) 300,000,000 REVOLVING CREDIT FACILITY
                             WITH A TERM OUT OPTION
                  --------------------------------------------


                                   Norton Rose

                                    CONTENTS

CLAUSE                                                                                                     PAGE
------                                                                                                     ----
1      Purpose and definitions................................................................................1

2      The Facility..........................................................................................19

3      Conditions............................................................................................20

4      Utilisations..........................................................................................22

5      [Deliberately left blank].............................................................................25

6      Interest..............................................................................................24

7      Repayment, cancellation and prepayment................................................................26

8      Fees and expenses.....................................................................................28

9      Payments and Taxes; accounts and calculations.........................................................30

10     Guarantee.............................................................................................34

11     Representations and warranties........................................................................39

12     Undertakings..........................................................................................44

13     Financial covenants...................................................................................54

14     Events of Default.....................................................................................58

15     Indemnities...........................................................................................62

16     Unlawfulness and increased costs; mitigation..........................................................63

17     Set-off and pro rata payments.........................................................................66

18     Assignment, transfer and funding offices..............................................................67

19     Arrangers, Agent, Security Trustee, Reference Banks and Original Borrower.............................69

20     Notices and other matters.............................................................................75

21     Governing law and jurisdiction........................................................................77

Schedule 1   Part A - The Original Guarantors................................................................79
             Part B - The Banks and their Commitments........................................................80

Schedule 2  Form of Utilisation Notice.......................................................................81

Schedule 3   Part A - Documents and evidence required as conditions precedent to first Utilisation...........82
             Part B - Documents and evidence required as conditions precedent for any
             Acceding Guarantor or Acceding Borrowers (as the case may be)...................................85

Schedule 4 Calculation of Additional Cost....................................................................87

Schedule 5 Form of Transfer Certificate......................................................................88



Schedule 6   Part A - Compliance Certificate to be delivered by an
             Authorised Officer of the Original Borrower.....................................................91
             Part B - Accountants Report to be delivered by the auditors of the Immediate
             Shareholder Group...............................................................................93

Schedule 7 Licences..........................................................................................95

Schedule 8   Part A - Deed of Guarantor Accession............................................................96
             Part B - Deed of Borrower Accession.............................................................97

Schedule 9 Form of Quarterly Management Accounts.............................................................98

Schedule 10 Disclosures against clause 11.1.6 and 11.2.5....................................................103

Schedule 11 Permitted Disposals.............................................................................104

Schedule 12 Disclosures Against clause 3.6.2................................................................105

Schedule 13 Business Services Assets........................................................................106

Schedule 14 Central Europe Group............................................................................107

THIS AGREEMENT is dated 14 July, 2000 (as amended and restated pursuant to an agreement dated 5 April 2001) and made BETWEEN:

(1)    GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V. as Original Borrower;

(2)    GLOBAL TELESYSTEMS EUROPE B.V. as the Immediate Shareholder;

(3) THE ENTITIES whose respective names and registered offices are set out in part A of Schedule 1 as Original Guarantors;

(4)    GLOBAL TELESYSTEMS INC. as the Ultimate Shareholder;

(5) DEUTSCHE BANK AG LONDON, BANC OF AMERICA SECURITIES LIMITED and DRESDNER BANK AG LONDON BRANCH as Arrangers;

(6) THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in part B of schedule 1 as Banks;

(7)    DEUTSCHE BANK AG LONDON as Agent; and

(8)    DEUTSCHE BANK AG LONDON as Security Trustee.

IT IS AGREED as follows:

1      PURPOSE AND DEFINITIONS

1.1    PURPOSE

       This Agreement sets out the terms and conditions upon and subject to which the Banks agree, according to their several obligations, to make available to the Borrowers a revolving credit facility with a term out option of up to (euro)300,000,000 such facility to be used for the purposes of (i) in the case of the Original Borrower, making loans to any of its wholly-owned Subsidiaries to be used by such Subsidiary for any purpose not restricted, and to the maximum amount permitted, by this Agreement, (ii) financing the Group's working capital and capital expenditure requirements, (iii) financing expenses incurred in connection with the Facility, (iv) making any payments of interest under the High Yield Securities (other than the July 2000 and August 2000 interest payments on the High Yield Securities to the extent that the Immediate Shareholder has retained, as set out in paragraph (w)(iii) of schedule 3, sufficient cash to make such payments) and any other high yield securities agreed between the Original Borrower and the Agent (acting on the instruction of the Majority Banks) and/or making payments to the Ultimate Shareholder to the extent that the same constitute Permitted Payments under paragraph (b) of the definition thereof.

1.2    DEFINITIONS

       In this Agreement, unless the context otherwise requires:

       "ACCEDING BORROWERS" means those entities which are to, or have become a party to this Agreement as Borrowers pursuant to clause 3.5 ;

       "ACCEDING GUARANTORS" means those entities which are to, or have become a party to this Agreement as Guarantors pursuant to clause 10.18;

       "ACCOUNTANTS REPORT" means a report substantially in the form set out in part B of schedule 6 to be issued by the auditors of the Immediate Shareholder Group pursuant to clause 12.1.9(b);

       "ACQUIRED ASSETS" means the assets described in schedule 5 to the Supplemental Agreement;

       "ADDITIONAL COST" means in relation to any period a percentage calculated for such period at an annual rate determined in accordance with schedule 4;

       "ADVANCE" means an advance made under the Facility;

       "AGENT" means Deutsche Bank AG London of Winchester House, 1 Great Winchester Street, London, EC2N 2DB or such other person as may be appointed Agent for the Banks pursuant to clause 19.13;

       "AGREED BASE CASE" means the GTS Inc. consolidated cash forecasts minus Esprit plus GTI sale dated 20 March 2001 as provided to the Banks under a letter of the same date;

       "ANNUAL BUDGET" means a budget in respect of the Group for each financial year containing information of a substantially similar type and to a substantially similar level of detail as the agreed form delivered pursuant to paragraph (i) of schedule 3 or containing such additional information or additional level of detail as the Original Borrower reasonably deems necessary, or, omitting such information or to such lesser level of detail, as has at the relevant time, been approved in writing by the Agent;

       "ANNUALISED CONSOLIDATED NET OPERATING CASH FLOW" means four times the aggregate of the Consolidated Net Operating Cash Flow of the Group (other than the Golden Telecom Group) in respect of the relevant Three Month Period after having adjusted the Consolidated Net Operating Cash Flow of the Group in respect of such Three Month Period as follows:

       (a) excluding the Consolidated Net Operating Cash Flow of the Golden Telecom Group or attributable to the Business Services Assets to the extent that the same is consolidated into the Consolidated Net Operating Cash Flow of the Group;

       (b) including the Consolidated Net Operating Cash Flow attributable to the Acquired Assets in respect of the period from 1 January 2001;

       (c) including the Consolidated Net Operating Cash Flow of the Central European Group (in respect of any Utilisation made prior to its disposal) in respect of the period from the 1 January 2001 up to a maximum amount of (euro)2,000,000 in respect of any month;

       (d) having made the adjustments in (a), 0 and (c) above, deducting any Consolidated Net Operating Cash Flow of the Group attributable to dark fibre asset sales in excess of (i) (euro)2,000,000 in any month in 2001 or (ii) (euro)3,000,000 in any Three Month Period in 2001 or (iii) (euro)7,700,000 in aggregate in 2001, and completely thereafter;

       "ARRANGERS" means Deutsche Bank AG London of Winchester House, 1 Great Winchester Street, London, EC2N 2DB, Banc of America Securities Limited of Bank of America House, 1 Alie Street, London, E1 8DE and Dresdner Bank AG London Branch of Riverbank House, 2 Swan Lane, London, EC4R 3UX;

       "ASSIGNMENT OF INSURANCES" means the assignment over Insurances entered into or to be entered into by the Immediate Shareholder in the agreed form;

       "ASSIGNMENT OF SHAREHOLDER LOANS" means, in the case of shareholder loans made by the Immediate Shareholder, the Dutch Pledge of Intercompany Receivables and, in any other case, any assignment of shareholder loans to be entered into between any other Relevant Person and the Security Trustee pursuant to the terms of this Agreement in such form as may be reasonably agreed by the Security Trustee having regard to the applicable laws relating to the assignment or pledging of receivables in the jurisdiction in which the relevant loan is payable;

       "ASSOCIATED COMPANY" of a person means (a) any other person which is directly or indirectly controlled by, under common control with or controlling such person or (b) any other person owning beneficially and/or legally directly or indirectly 10 per cent. or more of the equity interest in such person or 10 per cent. of whose equity interest is owned beneficially and/or legally directly or indirectly by such person, where "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person whether through the ownership of interests or voting securities, by contract or otherwise;

       "AUTHORISED OFFICER" means any director, employee or officer of the Original Borrower or any other Obligor authorised to sign Compliance Certificates, Utilisation Notices and other notices, requests or confirmations referred to in this Agreement or relating to the Facility;

       "AVAILABILITY PERIOD" means the Initial Availability Period or, if the Initial Availability Period is extended pursuant to clause 7.1, the period ending on whichever is the earlier of (a) 31 March 2003 or (b) the date on which (i) the Original Borrower cancels the whole of the undrawn Commitments under clause 7.4 or (ii) the Total Commitments are reduced to zero pursuant to any relevant provision of this Agreement

       "BANKING DAY" means:

       (a) for interest rate fixing and payments purposes in relation to euro and national currency units, a Target Day;

       (b) for all other purposes a day (other than Saturday or Sunday) on which banks are open for business in London;

       "BANKS" means the banks and financial institutions listed in part B of schedule 1 and includes their successors in title and Transferees;

       "BELGIAN DEEDS OF GUARANTOR ACCESSION" means the Deed of Guarantor Accession entered into, or to be entered into, by each of GTS Network Services (Belgium) B.V.B.A. and GTS Support Services (Belgium) B.V.B.A. and "BELGIAN DEED OF GUARANTOR ACCESSION" means any one of them;

       "BELGIAN GUARANTORS" means GTS Network Services (Belgium) B.V.B.A. and, until the merger described in paragraph 4 of schedule 11, GTS Support Services (Belgium) B.V.B.A.;

       "BELGIAN SHARE SECURITIES" means (i) the pledge over the shares of GTS Network Services (Belgium) B.V.B.A. entered into, or to be entered into, by GTS Network in the agreed form and (ii) the pledge over the shares of GTS Support Services (Belgium) B.V.B.A. entered into, or to be entered into, by the Original Borrower in the agreed form and "BELGIAN SHARE SECURITY" means any one of them;

       "BORROWED MONEY" means, without duplication, Indebtedness in respect of
       (a) money borrowed or raised and debit balances at banks, (b) any bond, note, loan stock, debenture or similar debt instrument, (c) acceptance or documentary credit facilities, (d) receivables sold or discounted (otherwise than on a non-recourse basis), (e) deferred payments for assets acquired or services supplied other than in the ordinary course of business and where payment is deferred for no more than 120 days (which, for the avoidance of doubt, shall not include payments originally due less than 120 days after the relevant asset was acquired or service supplied where payment is being contested in good faith), (f) finance leases and hire purchase contracts, (g) any other transaction (including without limitation forward sale or purchase agreements) having the commercial effect of a borrowing or raising of money or of any of (a) to
       (f) above and (h) guarantees in respect of Indebtedness of any person falling within any of (a) to (g) above;

       "BORROWERS" means the Original Borrower together with, after its accession pursuant to clause 3.5, any Acceding Borrowers and "BORROWER" means any or a specific one of them;

       "BUSINESS PLAN" means the management base case financial and operational projections of the Group produced or to be produced by, or on behalf of, the Original Borrower pursuant to paragraph (aa) of schedule 3;

       "BUSINESS SERVICES ASSETS" means the assets set out in schedule 13;

       "CAPITAL LEASES" means any leases which are treated as capital leases in accordance with GAAP and entered into by a member of the Group as lessee;

       "CASH EQUIVALENTS" has the meaning given to it in the indenture in respect of the(euro)275,000,000 11 per cent. senior notes due 2009 issued by the Immediate Shareholder;

       "CENTRAL EUROPEAN GROUP" means those companies which are shown in schedule 14 as Subsidiaries of GTS-Hungaro, Inc., GTS-Hungary Holding, Inc., GTS-Poland, Inc., GTS-Czech, Inc., GTS-Bulgaria, Inc. and GTS-Romania, Inc. and their respective Subsidiaries from time to time together with GTS Slovakia s.r.o. and its Subsidiaries from time to time;

       "CHARGED ACCOUNTS" means the accounts of certain members of the Group into which any intercompany receivables (including, without limitation, all dividends payable by any Obligor to its shareholders (irrespective of whether such shareholder is an Obligor)) and/or third party receivables are to be paid and which are subject to the terms of any Irish Debenture or any Pledge over Group Accounts;

       "COLLATERAL INSTRUMENTS" means notes, bills of exchange, certificates of deposit and other negotiable and non-negotiable instruments, guarantees and any other documents or instruments which contain or evidence an obligation (with or without security) to pay, discharge or be responsible directly or indirectly for, any Indebtedness or liabilities under this Agreement and includes Encumbrances;

       "COMMITMENT" means in relation to a Bank the amount set opposite its name in part B of schedule 1 and/or, in the case of a Transferee, the amount transferred as specified in the relevant Transfer Certificate as varied by any relevant term of this Agreement and so that, if at such time the Total Commitments have been reduced to zero, references to a Bank's Commitment shall be construed as a reference to that Bank's Commitment immediately prior to such reduction to zero;

       "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in part A of schedule 6 in relation to the compliance (or otherwise) with the undertakings in clause 12.1.9 issued by the Authorised Officer of the Original Borrower in relation to Quarterly Management Accounts pursuant to clause 12.1.9(b);

       "CONSOLIDATED CAPITAL EXPENDITURE" means, in respect of a person and a period, the consolidated cash capital expenditure of that person and its Subsidiaries as determined in accordance with GAAP;

       "CONSOLIDATED NET OPERATING CASH FLOW" means, in respect of a person and a period, the consolidated Net Operating Cash Flow of that person and its Subsidiaries for such period;

       "CONSOLIDATED REVENUES" means, in respect of a person and a period, the consolidated revenues of that person and its Subsidiaries as determined in accordance with GAAP;

       "CONTRIBUTION" means in relation to a Bank at any relevant time, the principal amount of the Loan owing to such Bank at such time;

       "CUSTOMER CONTRACT AGREEMENT" means the agreement for the assignment of customer contracts dated 30 September 1997 made between (1) Hermes Europe Railtel B.V. (now known as Global TeleSystems Europe Holdings B.V.) and
       (2) Hermes Europe Railtel (Ireland) Limited (now known as Ebone Broadband Services Limited);

       "DANISH SHARE SECURITIES" means (i) the pledge over the shares of Ebone A/S entered into or to be entered into by the Original Borrower in the agreed form; and (ii) the pledge over the shares of Global TeleSystems (Denmark) A/S entered into or to be entered into by Ebone A/S in the agreed form and "DANISH SHARE SECURITY" means any one of them;

       "DEED OF BORROWER ACCESSION" means a deed to be executed and delivered by an Acceding Borrower, substantially in the form set out in part B of schedule 8;

       "DEED OF GUARANTOR ACCESSION" means a deed to be executed and delivered by an Acceding Guarantor, substantially in the form set out in part A of schedule 8;

       "DEFAULT" means any Event of Default or any event or circumstance which would, upon the giving of a notice by the Agent and/or the expiry of the relevant period and/or the fulfilment of any other condition (in each case as specified in clause 14.1), constitute an Event of Default;

       "DERIVATIVES CONTRACT" means a contract, agreement or transaction which is:

       (a) a rate swap, basis swap, commodity swap, forward rate transaction, commodity option, equity (or equity or other index) swap or option, bond option, interest rate option, foreign exchange transaction, collar or floor, currency swap, currency option or any other similar transaction; and/or

       (b)    any combination of such transactions,

       in each case, whether on-exchange or otherwise;

       "DOLLARS" and "US$" and "$" mean the lawful currency for the time being of the United States of America;

       "DUTCH PLEDGE OF ACCOUNTS" means the pledge of bank accounts agreement entered into, or to be entered into, by the Original Borrower in the agreed form;

       "DUTCH PLEDGE OF INTERCOMPANY RECEIVABLES" means the disclosed pledge of present and future claims in respect of intercompany receivables entered into, or to be entered into, by the Original Borrower and the Immediate Shareholder in the agreed form;

       "DUTCH SHARE SECURITY" means the pledge over the shares of the Original Borrower entered into, or to be entered into, by the Immediate Shareholder and the Original Borrower in the agreed form;

       "EMU" means Economic and Monetary Union as contemplated in the Treaty;

       "EMU LEGISLATION" means legislative measures of the European Council for the introduction of, changeover to, or operation of, a single or unified European currency;

       "ENCUMBRANCE" means any lien, mortgage, charge (whether fixed or floating), security interest, hypothecation, assignment for security, trust arrangement for the purpose of providing security or encumbrance or preferential arrangement of any kind (including any conditional sale or capital lease or other title retention agreement, any lease in the nature thereof, any deposits of money with the primary intention of affording a right of set off and any agreement to give any security interest);

       "ENVIRONMENTAL CLAIM" means any claim, notice of violation, prosecution, demand, action, official warning, abatement or other order (conditional or otherwise) relating to Environmental Matters or any notification or order requiring compliance with the terms of any Environmental Licence or Environmental Law;

       "ENVIRONMENTAL LAW" includes all or any laws, statutes, regulations, treaties, by-laws, codes of practice, orders, notices, demands, decisions of the courts or of any governmental authority or agency or any regulatory body in any jurisdiction relating to Environmental Matters;

       "ENVIRONMENTAL LICENCE" includes any permit, licence, authorisation, consent or other approval required at any time by any Environmental Law;

       "ENVIRONMENTAL MATTERS" includes (a) nuisance, noise, defective premises, health and safety at work or elsewhere and (b) the pollution, conservation or protection of the environment (both natural and built) or of man or any living organisms supported by the environment or any other matter whatsoever affecting the environment or any part of it;

       "ESPRIT" means Global TeleSystems (Europe) Limited and its Subsidiaries from time to time;

       "ESPRIT NEWCO" means the newly formed English company which is to own 100 per cent. of the share capital of GTS TeleSystems (Europe) Limited after the Esprit Restructuring;

       "ESPRIT RESTRUCTURING" means the creditors' voluntary arrangement or the scheme of arrangement as described in the Lock-Up Agreement dated 27 March 2001, among Global TeleSystems (Europe) Limited, Global TeleSystems Inc. and the Bondholders defined therein;

       "EURIBOR" means in relation to any amount in euros and any period, the offered rate for deposits for such amount and for such period which is:

       (a) the rate of interest for such period which appears on the "Euribor01" page of the Reuters screen (or such other page on the Reuters screen as may customarily be used from time to time to display EURIBOR rates) at or about 11 a.m. (Brussels Time) on the Quotation Date for such period; or

       (b) if the relevant page is not displayed on the Reuters screen or the Reuters screen is not operating at the relevant time or if no such offered rate appears on the Reuters screen for that period, the rate of interest for such period which appears on page 248 of the Dow Jones Telerate screen (or such other page on the Dow Jones Telerate screen as may customarily be used from time to time to display EURIBOR rates) at or about 11 a.m. (Brussels Time) on the Quotation Date for such period; or

       (c) if the relevant rate of EURIBOR cannot be determined in accordance with paragraphs (a) and (b) above, the rate determined by the Agent to be the arithmetic mean (rounded upwards if necessary to the nearest one sixteenth of one per cent.) of the rates respectively quoted to the Agent by each of the Euro Reference Banks (provided always that at least two Euro Reference Banks shall have given such quotation) at the request of the Agent as such Euro Reference Bank's offered rate for deposits in an amount approximately equal to the amount in relation to which EURIBOR is to be determined for a period equivalent to such period to leading banks in the Euro Zone Interbank Market at or about 11 a.m. (London time) on the Quotation Date for such period;

       "EURO", "EUROS" and "(euro)" mean the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty and in respect of all payments to be made under this Agreement in Dollars means immediately available, freely transferable funds;

        "EURO REFERENCE BANKS" means the principal London offices of Deutsche Bank AG, Bank of America and Dresdner Bank AG and/or any other Banks appointed as such pursuant to clause 19.14;

       "EURO UNIT" means the currency unit of the euro;

       "EVENT OF DEFAULT" means any of the events or circumstances described in clause 14.1;

       "FACILITY" means the revolving credit facility with a term out option of up to (euro)300,000,000 granted by the Banks to the Borrower pursuant to clause 2.1;

       "FINANCE DOCUMENTS" means this Agreement, the Security Documents, any Transfer Certificates, any Deeds of Borrower Accession, any Deeds of Guarantor Accession and any other document which the parties to this Agreement agree shall be a Finance Document and "FINANCE DOCUMENT" means any or a specific one of them;

       "FINANCE PARTIES" means the Agent, the Arrangers, the Security Trustee and the Banks and "FINANCE PARTY" means any or a specific one of them;

       "GAAP" means generally accepted accounting principles and practices in The United States of America;

       "GOLDEN TELECOM" means Golden Telecom, Inc.;

       "GOLDEN TELECOM GROUP" means Golden Telecom and its Subsidiaries from time to time;

       "GOLDEN TELECOM SALE AND PURCHASE AGREEMENT" means the agreement dated 2 April 2001 between the Ultimate Shareholder, Alfa Bank Holdings Limited and others in relation to the sale of 12,195,122 shares in Golden Telecom;

       "GROUP" means the Original Borrower and its Subsidiaries from time to time;

       "GROUP BUSINESS" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) constructing, creating, developing or marketing communications related network equipment, products, software, services and other devices for use in a communications business, and (iii) evaluating, participating in or pursuing any other activity or opportunity that is reasonably related, ancillary or complementary to the activities identified in clause (i) or
       (ii) above;

       "GTS CREDITOR" means (i) any Relevant Person who has, at any relevant time, entered into an Assignment of Shareholder Loans and the Security Trust Deed or a Security Provider's Deed of Accession and, unless such Relevant Person is the Immediate Shareholder, a Subordination Deed or
       (ii) any other Relevant Person who has, at any relevant time, entered into a Security Document and the Security Trust Deed or a Security Provider's Deed of Accession;

       "GTS IRELAND" means Ebone Broadband Services Limited whose registered no. is 276431 and whose registered office is at 2 Custom House Plaza, Harbourmaster Place, Dublin 1;

       "GTS NETWORK" means GTS Network (Ireland) Limited whose registered no. is 275582 and whose registered office is at 2 Custom House Plaza, Harbourmaster Place, Dublin 1;

       "GTS TRANSATLANTIC" means GTS Transatlantic Limited whose registered no. is 287207 and whose registered office is at 2 Harbourmaster Place, Custom House Dock, Dublin 1;

       "GUARANTEE" means the guarantee of the Guarantors contained in clause 10 and includes each separate or independent stipulation or agreement by the Guarantors contained in clause 10;

       "GUARANTEED LIABILITIES" means all moneys, obligations and liabilities expressed to be guaranteed by the Guarantors in clause 10.1;

       "GUARANTORS" means the Original Guarantors and the Belgian Guarantors together with (i) until the last day of the Restriction Period, the Immediate Shareholder and (ii), after its accession pursuant to clause 10.18, any Acceding Guarantor, and "GUARANTOR" means any or a specific one of them;

       "HIGH YIELD SECURITIES" means (i) the (euro)225,000,000 10 1/2% senior notes due 2006 and 10 1/2% senior notes due 2006, series B; (ii) the $200,000,000 103/8% senior notes due 2009 and the 103/8% senior notes due 2009, series B; (iii) the $265,000,000 11 1/2% senior notes due 2007 and the 11 1/2% senior notes due 2007, series B, (iv) the (euro)275,000,000 11% senior notes due 2009 and 11% senior notes due 2009, series B, and
       (v) the (euro)85,000,000 103/8% senior notes due 2006 and the 103/8%
       senior notes due 2006, series B in each case, issued by the Immediate Shareholder;

       "HOLDING COMPANY" in relation to a person, means an entity of which that person is a Subsidiary;

       "IMMEDIATE SHAREHOLDER" means Global TeleSystems Europe B.V. a limited liability company incorporated under the laws of the Netherlands with its business office at Terhulpsesteenweg 6A, 1560 Hoeilaart, Belgium;

       "IMMEDIATE SHAREHOLDER GROUP" means the Immediate Shareholder and its Subsidiaries from time to time;

       "IMMEDIATE SHAREHOLDER PLEDGED ACCOUNT" means the account of the Immediate Shareholder with the Agent which is subject to the terms of the IS Charge over Account;

       "INCAPACITY" means, in relation to a person, the insolvency, liquidation, dissolution, winding-up, administration, receivership or other incapacity of that person whatsoever (and in the case of a partnership, includes the termination or change in composition of the partnership);

       "INDEBTEDNESS" means any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

       "INFORMATION MEMORANDUM" means the Information Memorandum to be approved by the Original Borrower and distributed by the Arrangers at the request of the Original Borrower in connection with the facilities originally provided under this Agreement;

       "INITIAL AVAILABILITY PERIOD" means the period from the date of this Agreement and ending on whichever is the earlier of (a) the Termination Date or (b) the date on which (i) the Original Borrower cancels the whole of the undrawn Commitments under clause 7.4 or (ii) the Total Commitments are reduced to zero pursuant to any relevant provision of this Agreement;

       "INTELLECTUAL PROPERTY RIGHTS" means any patent, trademark, service mark, registered design, trade name or copyright;

       "INTEREST PERIOD" means in each period for the payment of interest in respect of an Advance or the Loan determined in accordance with clause 4.4;

       "INTERCOMPANY LOAN AGREEMENT" means the agreement between the Immediate Shareholder, the Original Borrower and the Security Trustee in the agreed form;

       "IRISH DEBENTURES" means (i) the first ranking Irish Debenture entered into or to be entered into by GTS Ireland (ii) the first ranking Irish Debenture entered into by GTS Network and (iii) the first ranking Irish Debenture entered into by GTS Transatlantic in each case in the agreed form and "IRISH DEBENTURE" means any one of them;

       "IRISH SHARE SECURITIES" means (i) the charge over the shares of GTS Ireland entered into or to be entered into by GTS Network in the agreed form; (ii) the charge over the shares of GTS Network entered into or to be entered into by GTS Transatlantic in the agreed form and (iii) the charge over the shares of GTS Transatlantic entered into or to be entered into by the Original Borrower in the agreed form and "IRISH SHARE SECURITY" means any one of them;

       "IS CHARGE OVER ACCOUNT" means the charge over the Immediate Shareholder's account with the Security Trustee entered into or to be entered into by the Immediate Shareholder in the agreed form;

       "LICENCE SECURITIES" means, after the transfer of licences pursuant to clause 3.6, each pledge over Licences entered into, or to be entered into, from time to time pursuant to clause 12.1.17(c);

       "LICENCES" means those licences or registrations the details of which are set out in schedule 7 and, if applicable, any other national or regional licences of a similar type or registrations of a similar type required under any Telecommunications and Cable Laws by any member of the Group in respect of all or any part of the Group Business then conducted by the Group which generates 5 per cent. (or more) of the revenues of the Group determined by reference to the most recent Quarterly Management Accounts delivered to the Agent under this Agreement, in each case as from time to time amended, varied, restated or replaced or any successor national or regional licence or registration of a similar type to the foregoing granted pursuant to any Telecommunications and Cable Laws, in each case in accordance with clause 12.1.17;

       "MAJORITY BANKS" means at any relevant time such of the Banks (a) the aggregate of whose Contributions equals at least 662/3 per cent. of the Total Outstandings or (b) (if no Advances are outstanding) the aggregate of whose Commitments equals at least 662/3 per cent. of the Total Commitments;

       "MARGIN" means the rate per annum calculated in accordance with clause
       6.2;

       "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of the members of the Group (taken as a whole) to perform all or any of their material obligations under the Finance Documents;

       "MATERIAL SUBSIDIARY" means any Subsidiary of the Original Borrower other than the Golden Telecom Group and the Central European Group and (i) which holds any Licences, is a party to any Principal Agreement or holds any share capital of any other Material Subsidiary or (ii) whose assets or revenues or Net Operating Cash Flow is at least five per cent. of the Group's (other than the Golden Telecom Group) consolidated assets or consolidated revenues or Consolidated Net Operating Cash Flow, determined by reference to the most recent Quarterly Management Accounts in respect of a Three Month Period ending on a Quarter Day delivered to the Agent under this Agreement;

       "MATURITY DATE" means, in relation to an Advance, the last day of the Term of such Advance, in each case being a date falling on or before the Termination Date and specified as the Maturity Date in the Utilisation Notice relating to such Advance;

       "MONTH" or "MONTHS" means a period beginning in one calendar month and ending in the relevant later calendar month on the day numerically corresponding to the day of the calendar month in which it started, provided that (a) if the period started on the last Banking Day in a calendar month or if there is no such numerically corresponding day, it shall end on the last Banking Day in such later calendar month and (b) if such numerically corresponding day is not a Banking Day, the period shall end on the next following Banking Day in such later calendar month but if there is no such Banking Day it shall end on the preceding Banking Day and "monthly" shall be construed accordingly;

       "NATIONAL CURRENCY UNIT" means the currency unit (other than a euro unit) of a Participating Member State;

       "NECESSARY AUTHORISATIONS" means all approvals, authorisations and licences (other than the Licences) from, all rights granted by and all filings, registrations and agreements with any government, regulatory or other authority necessary in order to enable the Group to carry on the Group Business then conducted by the Group;

       "NET INCOME" means, in respect of any period, the net income or loss of the relevant person for such period as determined in accordance with GAAP;

       "NET OPERATING CASH FLOW" means, in respect of any period or person, the total of (i) the Net Income of that person for that period plus (ii) any depreciation and amortisation, other non-cash expenses and taxes attributable to that period plus (iii) interest or other charges in respect of Borrowed Money for that period and less (iv) any interest income of such person for such period excluding (x) any extraordinary or exceptional gains or losses of the relevant person for such period and
       (y) foreign currency gains or losses for such period provided that such gains or losses are calculated on the same basis as was used to prepare the consolidated audited financial statements of the Immediate Shareholder Group in respect of the financial year ended 31 December 1999;

       "OBLIGORS" means each Borrower and each Guarantor;

       "ORIGINAL BORROWER" means Global TeleSystems Holdings Europe B.V. a limited liability company incorporated under the laws of the Netherlands with its business office at Terhulpsesteenweg 6A, 1560 Hoeilaart, Belgium;

       "ORIGINAL GUARANTORS" means the Original Borrower and the Subsidiaries of the Original Borrower whose names, registered addresses and registered numbers are set out in part A of schedule 1;

       "PARTICIPATING MEMBER STATE" means a member state of the European Union that adopted a single currency in accordance with the Treaty;

       "PERMITTED ACQUISITION" means any transaction otherwise prohibited by clause 12.2.8 provided that:

       (a)    such transaction is for the purpose of the Group Business;

       (b) in the case of an acquisition, the consideration paid or payable by the member of the Group in relation thereto is satisfied entirely by (i) the issue of shares in the Ultimate Shareholder and/or (ii) consideration (other than cash or Cash Equivalents) which has a fair market value in aggregate for all such transactions not exceeding (euro)25,000,000;

       (c) prior to committing to such transaction the Original Borrower delivers to the Agent financial projections for the Group approved by the Boards of Directors of the Ultimate Shareholder and the Original Borrower and to a level of detail reasonably acceptable to the Agent, showing that the Group will be in compliance with the covenants set out in clause 13 at all times following such transaction; and

       (d) the aggregate amount of liabilities of the Group in respect of all Permitted Acquisitions, together with the aggregate amount of liabilities of members of the Ultimate Shareholder Group in respect of Permitted Ultimate Shareholder Acquisitions (as defined in the Supplemental Agreement), does not exceed (euro)25,000,000. For these purposes "liabilities" means the transfer or application of cash (or Cash Equivalents) whether by loan or otherwise or assets to, or on behalf of, or for the account of, any acquired entity, joint venture or partnership or the guarantee of the obligations of any such acquired entity, joint venture or partnership;

       "PERMITTED BORROWING" means:

       (a)    any Shareholder Loans;

       (b)    any Capital Leases;

       (c) Borrowed Money incurred under the Finance Documents or with the prior written consent of the Agent acting on the instructions of the Majority Banks;

       (d) Borrowed Money owing to the Original Borrower by any of its wholly owned Subsidiaries (other than the Golden Telecom Group and the Central European Group) in respect of the on-lending of Advances under the Facility and to the extent that such loan is permitted under clause 12.2.9(iii);

       (e) Borrowed Money under the Rabobank Facilities up to a maximum aggregate amount of(euro)35,000,000;

       (f) Borrowed Money constituted by the guarantee by any member of the Group of the Indebtedness of the Immediate Shareholder or any other member of the Group, provided that such guarantee constitutes a Permitted Guarantee;

       (g) Borrowed Money constituted by the issuance of a letter of credit or guarantee on behalf of a member of the Group by a financial institution or the counter-indemnity of such financial institution by the relevant member of the Group in respect of payments under such letter of credit or guarantee, provided that either (i) the maximum liability under such letter of credit or guarantee does not exceed $500,000 or (ii) such letter of credit is cash collateralised by the relevant member of the Group;

       (h) Borrowed Money not falling within paragraphs (a) to (g) incurred up to an aggregate principal amount not exceeding
              (euro)2,500,000 (or its equivalent in any relevant currencies);

       (i) loans from one member of the Group to another member of the Group (other than to a member of the Golden Telecom Group or, with the exception of Permitted Central European Group Transactions, to the Central European Group); and

       (j) Borrowed Money of the Central European Group existing on the date of the Supplemental Agreement up to the lower of (i) $10,200,000 and (ii) the limits on the availability of such Borrowed Money in force on the date of the Supplemental Agreement;

       "PERMITTED CASH BALANCES" means:

       (a) the proceeds of issues of new shares by the Ultimate Shareholder to the extent that the Ultimate Shareholder is not required to procure that the same is applied in or towards prepayment and cancellation of the Facility and the reduction of availability under clause 4.1.1 pursuant to clause 4.6 of the Supplemental Agreement;

       (b) up to (euro)35,000,000 for the purposes of meeting the Ultimate Shareholder's obligations under the working capital facility which it has agreed to put in place as part of the Esprit Restructuring;

       (c) cash collateral of up to (pound)5,152,890 with the lessor to secure the Ultimate Shareholder's obligations in respect of the lease of 151 Shaftesbury Avenue, London WC2H 8AL;

       (d) cash collateral of up to $20,000,000 to secure a letter of credit with Dresdner Bank AG in connection with the purchase of a fibre pair on the Flag Atlantic Limited transatlantic cable system;

       (e) cash collateral of up to (euro)2,314,190 (or its equivalent in other currencies at the date of the Supplemental Agreement) deposited with, and in respect of guarantees issued by, Banque Bruxelles Lambert (Brussels);

       (f) cash collateral of up to (euro)10,901 (or its equivalent in other currencies at the date of the Supplemental Agreement) deposited with, and in respect of guarantees issued by, Raiffeisenbank;

       (g) cash collateral of up to $188,406 (or its equivalent in other currencies at the date of the Supplemental Agreement) deposited with, and in respect of guarantees issued by, Hypo Landesbank;

       (h) cash collateral of up to $718,200 (or its equivalent in other currencies at the date of the Supplemental Agreement) deposited with, and in respect of guarantees issued by, Deutsche Bank AG;

       (i) cash collateral of up to $15,261,861 (or its equivalent in other currencies at the date of the Supplemental Agreement) deposited with, and in respect of guarantees issued by, ABN Amro Bank NV, New York;

       (j) cash collateral of $474,590 (or its equivalent in other currencies at the date of the Supplemental Agreement) deposited with, and in respect of guarantees issued by National Westminster Bank PLC;

       (k) cash collateral of up to (euro)25,149,022 (or its equivalent in other currencies at the date of the Supplemental Agreement) deposited with, and in respect of guarantees issued by, Rabobank International pursuant to the Rabobank Facilities; and

       (l) cash collateral in respect of guarantees in an aggregate amount not to exceed cash released from the deposits referred to in paragraphs (c) and (e) to (k) above (inclusive);

       provided that, other than in the case of (a), the cash collateral does not exceed the maximum underlying liability;

       "PERMITTED CENTRAL EUROPEAN GROUP TRANSACTIONS" means any transfer by a member of the Group (other than a member of the Central European Group) of cash (or its equivalent) whether by loan or otherwise or assets to, or on behalf of, or for the account of any member of the Central European Group or any guarantee by a member of the Group (other than a member of the Central European Group) of the obligations of any member of the Central European Group provided that in respect of the period from 1 April 2001 to the end of each month specified in column (1) below the aggregate amount of cash and assets transferred and the maximum amount guaranteed does not exceed the amount set against such month in column
       (2) below:


                                (1)                                                  (2)
                               MONTH                                                AMOUNT
                               -----                                              ((euro) M)
                                                                             -------------------
       April 2001                                                                    5.0

       May 2001                                                                      5.0

       June 2001                                                                     7.5

       July 2001                                                                     10.0

       August 2001                                                                   12.0

       September 2001                                                                14.0

       October 2001                                                                  16.0

       November 2001                                                                 18.0

       December 2001                                                                 20.0

       Each  month  in 2002 and  2003  until  the end of the                  plus 2.0 per month
       Availability Period


       "PERMITTED DISPOSALS" means, subject to the terms of the Security
       Documents:

       (a) disposals agreed in writing by the Agent acting on the instructions of the Majority Banks;

       (b) disposals on bona fide arms length commercial terms in the ordinary course of trading and the liquidation of those Subsidiaries set out in paragraph one of schedule 11;

       (c) disposals of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the Group Business;

       (d) disposals of assets in exchange for other assets comparable or superior as to type, value and quality;

       (e) disposals of assets by a member of the Group to another member of the Group or to the Immediate Shareholder (other than to a member of the Golden Telecom Group or, with the exception of Permitted Central European Group Transactions, to the Central European Group) and the transfer of those Subsidiaries set out in paragraphs two, five, six and seven of schedule 11;

       (f) disposals of the backhaul assets to Flag Atlantic Limited (or any of its Subsidiaries) on bona fide arms length commercial terms for a cash consideration not less than the original cost to the Group;

       (g) the disposal of the shares in Golden Telecom pursuant to the Golden Telecom Sale and Purchase Agreement or otherwise at fair market value;

       (h) the disposal at fair market value of all or any of the shares in, or any of the assets of, any member of the Central European Group;

       (i)    the disposal of the Business Services Assets as specified in schedule 13 as part of the Esprit Restructuring;

       (j) the disposal of cash in connection with transactions not otherwise prohibited by the Finance Documents to the extent that such disposal does not constitute a Restricted Payment other than a Permitted Payment or is not otherwise prohibited by the Finance Documents;

       (k) the disposal of the web hosting site in Chantilly, Virginia and excess space in the New York PoP sites; and

       (l) the voluntary liquidation by their shareholders of dormant members of the Group;

       "PERMITTED ENCUMBRANCES" means:

       (a) Encumbrances arising by operation of law in the ordinary course of trading;

       (b) Encumbrances arising out of title retention provisions in a supplier's standard conditions of supply of goods acquired by the relevant person in the ordinary course of its trading;

       (c) Encumbrances in cash of up to(euro)35,000,000 created in respect of the Rabobank Facilities envisaged at the date hereof;

       (d) any lien arising by operation of law in favour of any taxation authority in respect of any Taxes which are being contested in good faith and not yet payable and for which adequate reserves have been set aside in the books of the Group in accordance with GAAP;

       (e)    Encumbrances arising out of Capital Leases;

       (f) cash collateral securing solely the counter-indemnity liability of the relevant member of the Group in respect of any guarantee or letter of credit referred to in paragraph (g) of the definition of Permitted Borrowings;

       (g) any other Encumbrances created or outstanding with the prior written consent of the Agent acting on the instructions of the Majority Banks;

       (h) in relation to the Central European Group, Encumbrances existing at the date of the Supplemental Agreement in respect of Borrowed Money permitted under paragraph (j) of the definition of Permitted Borrowings; and

       (i) any rights of set-off arising by virtue of any member of the Group being provided with clearing or overdraft or cash management facilities provided that such arrangements have been approved by the Banks;

       "PERMITTED GUARANTEES" means:

       (a)    guarantees or indemnities arising under the Finance Documents;

       (b) guarantees or indemnities agreed in writing by the Agent acting on the instructions of the Majority Banks; and

       (c) unsecured guarantees given by the Guarantors ranking pari passu with the Guarantee and guaranteeing Borrowed Money falling within paragraph (h) of the definition of "PERMITTED BORROWINGS";

       (d) guarantees in existence as at the date of this Agreement in respect of the Rabobank Facilities (subject to the limit referred to in paragraph (e) of the definition of "PERMITTED BORROWINGS");

       (e) guarantees in respect of Indebtedness incurred by a member of the Group in respect of the obligations of another member of the Group (other than of a member of the Golden Telecom Group or, with the exception of Permitted Central European Group Transactions, of a member of the Central European Group); and

       (f) guarantees by members of the Group in respect of the Indebtedness of the Immediate Shareholder in respect of the senior notes referred to in paragraph (iii) of the definition of "HIGH YIELD SECURITIES";

       "PERMITTED PAYMENTS" means:

       (a) any payment or transfer of assets (including cash), subject to the terms of the Security Documents and the Intercompany Loan Agreement, by a member of the Group to the Immediate Shareholder provided that in the case of a payment of cash such payment is made by crediting the same to the Immediate Shareholder Pledged Account;

       (b)    so long as no Default has occurred and is continuing:

              (i)  on the effective date of the Supplemental Agreement
                   (euro)[6,400,000] to the Ultimate Shareholder in respect of the cash outflows during April 2001 as set out in the Agreed Base Case; and

              (ii) in respect of each month thereafter, to the Ultimate
                   Shareholder on the first Banking Day of such month (or, if required by the Ultimate Shareholder to make interest payments in respect of debt or equity securities issued by the Ultimate Shareholder before the date of the Supplemental Agreement scheduled to be made on the first day of any month as provided for in the Agreed Base Case, three Banking Days before the first day of such month) (A) the amount required to meet the cash outflows during such month of the Ultimate Shareholder in respect of the items provided for in respect of such month in the Agreed Base Case up to the amount set out in the Agreed Base Case in respect of such month together with (B) amounts required during such month to meet the obligations of the Ultimate Shareholder to make payments on behalf of members of the Group to the extent that such amounts are included for such month as expenses of the Group in the Agreed Base Case;

       (c)    the disposal of the Business Services Assets as specified in schedule 13 as part of the Esprit Restructuring; and

       (d) transactions with the Golden Telecom Group and the Central European Group permitted pursuant to clause 12.2.15;

       "PLEDGE OVER GROUP ACCOUNTS" means the Dutch Pledge of Accounts and such other pledge over Charged Accounts (including the charge pursuant to each Irish Debenture) entered into, or to be entered into, by any member of the Group from time to time pursuant to clause 12.1.22;

       "PLEDGE OF INTERCOMPANY RECEIVABLES" means the Dutch Pledge of Intercompany Receivables and such other pledges or assignments of present and future claims in respect of intercompany receivables (including the charge pursuant to each Irish Debenture) entered into, or to be entered into, by any member of the Group from time to time pursuant to clause 12.1.22;

       "PLEDGE OF THIRD PARTY RECEIVABLES" means any pledge of third party receivables (including the charge pursuant to each Irish Debenture) entered into, or to be entered by any Obligor from time to time pursuant to clause 12.1.22;

       "PPE SECURITIES" means each Irish Debenture and such other pledges/charges over plant, property and equipment (other than fibre leases), owned by any Obligors as may be executed in favour of the Security Trustee from time to time pursuant to clause 12.1.22;

       "PRINCIPAL AGREEMENTS" means (i) any fibre lease agreement or capacity contract, in either case, accounted for as a capital lease in accordance with GAAP (each a "FIBRE/CAPACITY AGREEMENT") entered into by any member of the Group (other than the Golden Telecom Group) or, to the extent it relates to the Group Business, the Immediate Shareholder that had a net book value of 2 1/2% or more of the net book value of the Fibre/Capacity Agreements of the Group (other than the Golden Telecom Group) as of the last day of each Three Month Period ending on a Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement and (ii) each Fibre/Capacity Agreement entered into by any member of the Group (other than the Golden Telecom Group) and a lessor or, to the extent that it relates to the Group Business, the Immediate Shareholder and the same lessor, where the net book value of the fibre lease or capacity which is the subject of such Fibre/Capacity Agreement when aggregated with the net book value of any fibre lease or capacity which is the subject of any other Fibre/Capacity Agreement between any member of the Group and that same lessor or the Immediate Shareholder and that same lessor had a net book value of 5% or more of the net book value of the Fibre/Capacity Agreements of the Group (other than the Golden Telecom Group) as of the last day of the most recently ended Three Month Period ending on a Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement;

       "QUALIFYING BANK" means a person, being a bank or financial institution (whether incorporated in the United Kingdom or elsewhere), which is eligible to have payments made to it by any Borrower under this Agreement without any deduction or withholding in respect of Taxes either (a) by virtue of a double taxation treaty (assuming for this purpose only that a direction or consent such as is referred to in clause 9.8 has been given) or (b) by virtue of the fact that no such deduction or withholding is imposed in the jurisdiction to which the relevant Borrower is subject;

       "QUARTER DAY" means 31 March, 30 June, 30 September and 31 December in any year;

       "QUARTERLY MANAGEMENT ACCOUNTS" means the quarterly management accounts of each of the Immediate Shareholder Group and the Group to be delivered (or which may be delivered) to the Agent pursuant to clause 12.1.7 substantially in the form set out in schedule 10 or containing information of the same type as is required by such form;

       "QUOTATION DATE" means, in relation to a period for which EURIBOR is to be determined, the second Banking Day before the first day of such period;

       "RABOBANK FACILITIES" means the credit facilities made or to be made available by Rabobank International to GTS Network and other members of the Group of up to (euro)35,000,000 pursuant to an agreement dated or to be dated on or about the date hereof;

       "REFERENCE BANKS" means the EURO Reference Banks;

       "RELEVANT JURISDICTION" means each jurisdiction in which a member of the Group is incorporated or formed or in which such member of the Group has its principal place of business or owns any material assets;

       "RELEVANT PERSON" means the Ultimate Shareholder, the Immediate Shareholder and any company (not being a Subsidiary of the Original Borrower) which is a Subsidiary of, or an

       Associated Company of the Ultimate Shareholder or the Immediate Shareholder or any Holding Company of the Ultimate Shareholder or the Immediate Shareholder or any Associated Company of any such Holding Company;

       "RESTRICTED PAYMENT" means (a) any direct or indirect distribution or dividend (whether in cash, property, securities or otherwise) by any member of the Group (including, without limitation, any payment on account of the share capital of such member of the Group or capital stock or other securities of such member of the Group) or any interest thereon,
       (b) any transfer of assets by any member of the Group, (c) any payment (whether in cash, property, securities or otherwise) of principal of, or interest on, or redemption of Shareholder Loans and (d) any other payment, in each case to, on behalf of or for the account of any Relevant Person;

       "RESTRICTION PERIOD" means the period starting from the date hereof and ending on the day that all the conditions set out in clause 3.6 are fulfilled to the satisfaction of the Agent;

       "SECURITY DOCUMENTS" means the Intercompany Loan Agreement, the IS Charge over Account, each Subordination Deed, the Share Securities, each Pledge of Intercompany Receivables, each Pledge of Third Party Receivables, each Pledge over Group Accounts, the PPE Securities, the Licence Securities, the Assignment of Insurances, the Security Trust Deed, any Security Provider's Deed of Accession, each Assignment of Shareholder Loans and all other mortgages, charges, pledges, guarantees, indemnities and other instruments from time to time entered into in favour of any Finance Party by way of guarantee or other assurance of and/or security for amounts owed to any of the Finance Parties under or in connection with the Finance Documents;

       "SECURITY PROVIDER'S DEED OF ACCESSION" has the meaning ascribed thereto in the Security Trust Deed;

       "SECURITY TRUST DEED" means the security trust deed entered into, or to be entered into by the Finance Parties, each GTS Creditor and each Obligor in the agreed form;

       "SECURITY TRUSTEE" means Deutsche Bank AG London of Winchester House, 1 Great Winchester Street, London, EC2N 2DB;

       "SERVED CITIES" means Amsterdam, Antwerp, Barcelona, Berlin, Bordeaux, Brussels, Copenhagen, Dresden, Dusseldorf, Frankfurt, Geneva, Hamburg, Hanover, London, Lyon, Madrid, Marseilles, Milan, Munich, Paris, Rotterdam, Stuttgart, Vienna and Zurich;

       "SHAREHOLDER CONTRIBUTIONS" means the aggregate principal amount of (a) all Shareholder Loans and (b) the equity share capital (including share premium) of the Original Borrower which has been paid up in cash by the Immediate Shareholder;

       "SHAREHOLDER LOANS" means any Borrowed Money owed by the Original Borrower to any GTS Creditor (within paragraph (i) of such definition) provided that, if such GTS Creditor is the Immediate Shareholder, such Borrowed Money is subject to the terms of the Intercompany Loan Agreement;

       "SHAREHOLDERS" means the Immediate Shareholder and the Ultimate Shareholder;

       "SHARE SECURITIES" means the Dutch Share Security, the Belgian Share Securities, the Danish Share Securities, the Irish Share Securities and such other pledges/charges over shares of any of the Obligors as may be executed in favour of the Security Trustee from time to time pursuant to clause 10.18;

       "STERLING" and "(POUND)" mean the lawful currency for the time being of the United Kingdom and in respect of all payments to be made under this Agreement in Sterling means immediately available, freely transferable cleared funds;

       "SUBORDINATION DEED" means a deed of subordination to be entered into between any Relevant Person and the Security Trustee pursuant to the terms of this Agreement substantially in such form as may be agreed by the Security Trustee having regard to the applicable laws relating to the subordination of debt in the jurisdiction in which the relevant loan is payable;

        "SUBSIDIARY" of a person means any company or entity directly or indirectly controlled by such person, for which purpose "control" means either ownership of more than 50 per cent. of the voting share capital (or equivalent right of ownership) of such company or entity or power to direct its policies and management whether by contract or otherwise or the right to receive more than 50 per cent. of any distribution (of whatever nature) made in respect of the share capital or other ownership interests of such company or entity;

       "SUPPLEMENTAL AGREEMENT" means the supplemental agreement in relation to this Agreement between the original parties to this Agreement dated 5 April 2001;

       "TARGET DAY" means a day on which the Trans-European Automated Realtime Gross Settlement Express Transfer System (TARGET) is operating;

       "TAX ON OVERALL NET INCOME" of a person shall be construed as a reference to Tax (other than Tax deducted or withheld from any payment) imposed on that person by any jurisdiction on:

       (i)        the net income profits or gains of that person worldwide; or

       (ii) such of its income, profits or gains as arise in or relate to the jurisdiction in which it is resident or in which its principal office is located;

       "TAXES" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

       "TELECOMMUNICATIONS AND CABLE LAWS" means all laws, statutes, regulations and judgments relating to the business of transmitting or providing services related to the transmission of, voice, video or data through owned or leased transmission facilities applicable to any member of the Group and/or the business of transmitting or providing services related to the transmission of, voice, video or data through owned or leased transmission facilities carried on by any member of the Group in any Relevant Jurisdiction;

       "TERM" means, in relation to an Advance (other than an Advance made after the Termination Date pursuant to clause 7.1), the period for which that Advance is, or is to be, outstanding, as specified in the Utilisation Notice for such Advance in accordance with clause 4.3;

       "TERMINATION DATE" means 31 March 2002;

       "THREE MONTH PERIOD" means each period comprising three calendar months ending on the last day of the third month;

       "TOTAL COMMITMENTS" means at any relevant time the total of the Commitments of all the Banks at such time;

       "TOTAL OUTSTANDINGS" and "LOAN" mean the aggregate principal amount of all Advances;

       "TRANSFER CERTIFICATE" means a certificate substantially in the terms of schedule 5;

       "TRANSFER AGREEMENTS" means (i) the agreement for the transfer of equipment, lease of transmission capacity and assignment of fibre lease obligations in all Relevant Jurisdictions other than France dated 30 September 1997 made between (1) Hermes Europe Railtel B.V. (now known as Global TeleSystems Europe B.V.) and (2) Hermes Europe Railtel (Network) Limited (now known as GTS Network (Ireland) Limited) and (ii) the agreement for the transfer of equipment, lease of transmission capacity and assignment of future lease obligations in France dated 30 September 1997 made between (1) Hermes Europe Railtel B.V. (now known as Global TeleSystems Europe B.V.) and (2) Hermes Europe Railtel (Network) Limited (now known as GTS Network (Ireland) Limited);

       "TRANSFEREE" has the meaning given to it in clause 18.3;

       "TREATY" means the Treaty establishing the European Economic Community being the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed on 7 February 1992 and came into force on 1 November 1993) as amended, varied or supplemented from time to time;

       "TWELVE MONTH PERIOD" means each period of 12 months ending on the last day of a month;

       "ULTIMATE SHAREHOLDER" means Global TeleSystems Inc., a Delaware corporation with its principal office at 4121 Wilson Boulevard, Arlington, Virginia 22203, U.S.A.;

       "ULTIMATE SHAREHOLDER GROUP" means the Ultimate Shareholder and its Subsidiaries from time to time;

       "UTILISATION" means a borrowing by any Borrower of an Advance;

       "UTILISATION DATE" means the date on which the relevant Advance is, or is to be, made being a Banking Day falling within the Availability Period;

       "UTILISATION NOTICE" means a notice in the form or substantially in the form of schedule 2.

1.3    HEADINGS

       Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4    CONSTRUCTION OF CERTAIN TERMS

       In this Agreement, unless the context otherwise requires:

       (a) references to clauses and schedules are to be construed as references to the clauses of, and schedules to, this Agreement and references to this Agreement include its schedules and references in any schedule to paragraphs are to paragraphs of that schedule;

       (b) references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as from time to time amended in accordance with its terms, or, as the case may be, with the agreement of the relevant parties and (where such consent is, by the terms of this Agreement or the relevant document, required to be obtained as a condition to such amendment being permitted) the prior written consent of the Agent, all of the Banks or the Majority Banks (as the case may be);

       (c) references to a "REGULATION" include any present or future regulation, rule, directive, requirement, request or guideline (whether or not having the force of law) of any agency, authority, central bank or government department or any self-regulatory or other national or supra-national authority;

       (d) words importing the plural shall include the singular and vice versa;

       (e)    references to a time of day are to London time;

       (f) references to a "PERSON" shall be construed as including references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof and that person's successors in title;

       (g) references to "ASSETS" include all or part of any business, undertaking, real property, personal property, uncalled capital and any rights (whether actual or contingent, present or future) to receive, or require delivery of, any of the foregoing;

       (h) references to a "GUARANTEE" include references to an indemnity or other assurance against financial loss including, without limitation, an obligation to purchase assets or services as a consequence of a default by any other person to pay any Indebtedness and "GUARANTEED" shall be construed accordingly;

       (i) references to the "EQUIVALENT" of an amount specified in a particular currency (the "SPECIFIED CURRENCY AMOUNT") shall be construed as a reference to the amount of the other relevant currency which would be required to purchase the specified currency amount in the London foreign exchange market at the Agent's spot rate of exchange at or about 11 a.m. on the second Banking Day before the day on which the calculation falls to be made;

       (j) references to the "AGREED FORM" means, in relation to any document, the form of such document as shall be agreed between the Original Borrower and the Agent (or the Security Trustee, as the case may be for and on behalf of all of the Banks);

       (k) reference to "DORMANT" mean in relation to a company that such company is not, is not required to become, an Obligor, is not the direct or indirect Holding Company of an Obligor or a company that is required to become an Obligor, does not own any Licences or Necessary Authorisations and does not trade or own any other material assets; and

       (l) references to any enactment shall be deemed to include references to such enactment as re-enacted, amended or extended.

1.5    MAJORITY BANKS

       Where this Agreement provides for any matter to be determined by reference to the opinion of the Majority Banks or to be subject to the consent or request of the Majority Banks or for any action to be taken on the instructions of the Majority Banks, such opinion, consent, request or instructions shall (as between the Banks) only be regarded as having been validly given or issued by the Majority Banks if all the Banks shall have been given prior notice of the matter on which such opinion, consent, request or instructions are required to be obtained and the relevant majority of Banks shall have given or issued such opinion, consent, request or instructions but so that (as between the Obligors and the Banks), once informed by the Agent that such opinion, consent, request or instructions have been given, the Obligors shall be entitled (and bound) to assume that such notice shall have been duly received by each Bank and that the relevant majority shall have been obtained to constitute Majority Banks whether or not this is in fact the case.

2      THE FACILITY

2.1    AMOUNTS

       Upon and subject to the terms of this Agreement and in reliance on each of the representations and warranties in clause 11, for the purposes set out in clause 1.1 the Banks agree to make available to the Borrowers a revolving credit facility with a term out option in the principal sum of up to (euro)300,000,000.

       The obligation of each Bank under this Agreement shall be to contribute to that proportion of each Advance which, as at the Utilisation Date of such Advance, its undrawn Commitment bears to the aggregate of the undrawn Commitments of all the Banks.

2.2    OBLIGATIONS SEVERAL

       The obligations of each Bank under this Agreement are several; the failure of any Bank to perform such obligations shall not relieve any other Finance Party of any of their respective obligations or liabilities under this Agreement nor shall the Agent, the Security Trustee or the Arrangers be responsible for the obligations of any Bank (except for its own obligations, if any, as a Bank) nor shall any Bank be responsible for the obligations of any other Bank under this Agreement.

2.3    INTERESTS SEVERAL

       Notwithstanding any other term of this Agreement (but without prejudice to the provisions of this Agreement relating to or requiring action by the Majority Banks) the interests of the Finance Parties are several and the amount due to the Agent (for its own account), to each Arranger, the Security Trustee and to each Bank is a separate and independent debt. Each Finance Party shall have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Finance Party to be joined as an additional party in any proceedings for this purpose.

2.4    EQUALISATION

       Notwithstanding any other provisions of this Agreement, until such time as Contributions of the Banks are equalised pursuant to this clause 2.4, the Banks agree that:

2.4.1 in relation to any Advance which when drawn will cause the Total Outstandings to exceed the Total Outstandings immediately prior to the making of such Advance (after taking account of any Advance due to be made or repaid on the Utilisation Date of such Advance) the Banks shall contribute to such Advance in such proportions so that the Contributions of the Banks, following the making of such Advance, are equalised to the maximum extent possible;

2.4.2 in relation to any prepayment made pursuant to clause 7 (other than clause 7.4), the Agent shall apply the amounts prepaid so that, following such prepayment, the Contributions of the Banks are equalised to the maximum extent possible; and

2.4.3 in relation to any Advance repaid on its Maturity Date (a "MATURING ADVANCE") pursuant to clause 7.1, to the extent that the amount the Maturing Advance exceeds the amount of a new Advance made on such Maturity Date the Agent shall apply the excess so that, following such repayment, the Contributions of the Banks are equalised to the maximum extent possible.

3      CONDITIONS

3.1    DOCUMENTS AND EVIDENCE

       The obligation of each Bank to make its Commitment available under the Facility shall be subject to the condition that the Agent, or its duly authorised representative, shall have received, not later than the Banking Day on which the Utilisation Notice in respect of the first Utilisation is given, the documents and evidence specified in part A of schedule 3 in form and substance satisfactory to the Agent.

3.2    GENERAL CONDITIONS PRECEDENT
       The obligation of each Bank to contribute to or participate in any Advance is subject to the further conditions that at the date of the relevant Utilisation Notice and on the relevant Utilisation Date no guarantee referred to in paragraph (f) of the definition of Permitted Guarantees has been entered into and:

       (a) the representations and warranties set out in clause 11.1 (adjusted in accordance with clause 11.3) are true and correct on and as of each such date as if each were made with respect to the facts and circumstances existing at such date;

       (b) no Default shall have occurred and be continuing or would result from such Utilisation.

       However in the case of an Advance which would not, if drawn, cause the Total Outstandings to exceed the Total Outstandings immediately prior to the making of that Advance (after taking account of any Advance due to be made or repaid on the Utilisation Date of such Advance) clause 3.2 shall not apply.

3.3    WAIVER OF CONDITIONS PRECEDENT

       The conditions specified in this clause 3 are inserted solely for the benefit of the Banks and may be waived on their behalf in whole or in part and with or without conditions by the Agent acting on the instructions of all of the Banks in respect of the first Utilisation and on the instructions of the Majority Banks with respect to any other Utilisation without prejudicing the right of the Agent acting on such instructions to require fulfilment of such conditions in whole or in part in respect of any other Utilisation.

3.4    NOTIFICATION

       The Agent shall notify the Banks and the Original Borrower promptly after receipt by it of the documents and evidence referred to in clause 3.1 in form and substance satisfactory to the Agent.

3.5    ACCEDING BORROWERS

3.5.1 The Original Borrower may request that any of its direct wholly owned Material Subsidiaries who is a member of the Group becomes an Acceding Borrower, by delivering to the Agent a Deed of Borrower Accession duly executed by the Original Borrower and such Subsidiary, together with the documents and evidence listed in part B of schedule 3 applicable to such Subsidiary and the Original Borrower.

3.5.2 Delivery of a Deed of Borrower Accession, duly executed by the Original Borrower and the Acceding Borrower, constitutes confirmation by that Acceding Borrower and the Original Borrower that the representations and warranties set out in clause 11.1 and to be made by them on the date of the Deed of Borrower Accession in accordance with clause 11.4 are correct, as if made with reference to the facts and circumstances then existing.

3.5.3 A Subsidiary of the Original Borrower shall become an Acceding Borrower and assume all the rights, benefits and obligations of a Borrower on the date on which the Agent notifies the Original Borrower that:

       (a) the Majority Banks have accepted the Original Borrower's request in respect of such Subsidiary;

       (b) it has received a Deed of Borrower Accession duly executed by the Original Borrower and the Acceding Borrower, together with documents and evidence listed in part B of schedule 3 applicable to such Acceding Borrower and the Original Borrower in form and substance satisfactory to the Agent; and

       (c) such Subsidiary is a Guarantor or has become a Guarantor in accordance with clause 10.18.

3.5.4 Each Finance Party irrevocably authorises the Agent to countersign each Deed of Borrower Accession on its behalf without any further consent of, or consultation with, any of the Finance Parties.

3.6    NECESSARY AUTHORISATIONS

       The Original Borrower will use all reasonable endeavours to procure that all material Necessary Authorisations granted to or which are in the name of the Immediate Shareholder are transferred to and/or replacements are issued to the Original Borrower or any other member of the Group which is an Obligor on terms that are not materially less beneficial to the Group and in any event shall procure that in relation to the Served Cities at least two entry or exit network routes, or, if as at the date of this Agreement the Immediate Shareholder Group has only one such entry or exit network route, one entry or exit route, are transferred to and/or replacements are issued to the Original Borrower or any other member of the Group which is an Obligor on terms that are not materially less beneficial to the Group no later than the date falling 6 months or, in the case of any such Necessary Authorisations in the United Kingdom or France, 9 months, after the date of this Agreement; provided, however, that subject to the requirement as to a minimum number of entry and exit routes in Served Cities, in the case of any Necessary Authorisations which are not currently used by the Group such unused Necessary Authorisations shall be transferred to, and or replacements issued to an Obligor on terms that are not materially less beneficial to the Group, by the later of (i) 3 months after they first become used or (ii) 6 months, or in France or the United Kingdom, 9 months after the date of this Agreement and provided further that this clause 3.6 shall not apply to the Necessary Authorisations referred to in schedule 12.

4      UTILISATIONS

4.1    MAXIMUM OUTSTANDINGS

4.1.1 No Utilisations shall be made if, on the date of such Utilisation, the Total Outstandings would exceed the amount set against the relevant month in the table set out below as reduced pursuant to clauses 7 and 16.1.

      MONTH                                                             MAXIMUM TOTAL OUTSTANDINGS
                                                                               ((euro) M)
      -----                                                 -------------------------------------------------------
      April 2001                                                                   200

      May 2001                                                                     200

      June 2001                                                                    200

      July 2001                                                                    180

      August 2001                                                                  220

      September 2001                                                               240

      October 2001                                                                 260

      November 2001                                                                275

      December 2001                                                                285

      January 2002 and  thereafter  until the end of the                           300
      Availability Period                                  (or, if the Availability Period is extended pursuant
                                                              to clause 7.1, the Loan on the last day of the
                                                          Initial Availability Period plus the amount available
                                                                  for borrowing pursuant to clause 7.1)


4.1.2 In addition to the limits set out in clause 4.1.1, no Utilisations shall be made if the Utilisation Date falls within the month set out in column (1) below and the ratio of the Loan on such day (including the amount of any proposed Utilisation to be made on such day) to Annualised Consolidated Net Operating Cash Flow (determined by reference to the most recently ended Three Month Period in respect of which Quarterly Management Accounts delivered to the Agent under this Agreement) exceeds the amount set out against the month in column (2) below, if the entire Central European Group has not been disposed of prior to the Utilisation Date, or column (3) below, if the entire Central European Group was disposed of both prior to the Utilisation Date and on or before 30 September 2001, or column (4) below, if the entire Central European Group was disposed of both prior to the Utilisation Date and after 30 September 2001, in which the relevant Utilisation Date falls:

       MONTH                                             RATIO OF THE LOAN TO ANNUALISED CONSOLIDATED
                                                                   NET OPERATING CASH FLOW
       -----                                           ------------------------------------------------
       (1)                                             (2)                   (3)                   (4)
       July 2001                                       2.50                  2.42                   -

       August 2001                                     3.02                  3.10                   -
       September 2001                                  3.00                  3.13                   -
       October 2001                                    2.93                  3.07                  2.75
       November 2001                                   2.81                  2.94                  2.65
       December 2001                                   2.59                  2.72                  2.46
       January 2002                                    2.41                  2.55                  2.32
       February 2002                                   2.17                  2.29                  2.08
       March 2002                                      2.00                  2.10                  1.91
       April 2002                                      N/A                   1.79                  1.63
       May 2002                                        N/A                   1.79                  1.63
       June 2002                                       N/A                   1.79                  1.63
       July 2002                                       N/A                   1.49                  1.35
       August 2002                                     N/A                   1.49                  1.35
       September 2002                                  N/A                   1.49                  1.35
       October 2002                                    N/A                   1.25                  1.13
       November 2002                                   N/A                   1.25                  1.13
       December 2002                                   N/A                   1.25                  1.13
       January 2003                                    N/A                   0.98                  0.89
       February 2003                                   N/A                   0.98                  0.89
       March 2003                                      N/A                   0.98                  0.89


4.1.3 In addition to the limits set out in clauses 4.1.1 and 4.1.2, no Utilisations shall be made unless on the date of the Utilisation Notice the gross cash balances of the Ultimate Shareholder Group (other than the Group) are not more than (euro)10,000,000 and the gross cash balances of the Group are not more than (euro)10,000,000. For the purposes of this clause 4.1.3, the Permitted Cash Balances shall be ignored;

4.1.4 In addition to the limits under clause 4.1.1, 4.1.2 and 4.1.3, no Utilisation may be made prior to both (i) the making of the court order in respect of the Esprit Restructuring and (ii) Closing taking place and the payment by the Purchaser in full of the Purchase Price (including under the Note) in respect of the Purchase Shares if, on the day of such Utilisation, the Total Outstandings would exceed
           (euro)200,000,000 less any amount which, pursuant to clause 7 or 16.1 reduces all or any of the amounts set out in clause 4.1.1. Capitalised terms used in this clause 4.1.1 where not otherwise defined in this Agreement shall have the meanings set out in the Golden Telecom Sale and Purchase Agreement in its original form.

4.2    ADVANCES

       Subject to the terms and conditions of this Agreement, an Advance shall be made following receipt by the Agent from a Borrower of a duly completed Utilisation Notice not later than 10 a.m. on the third Banking Day before the proposed Utilisation Date. A Utilisation Notice in respect of an Advance shall be effective on actual receipt by the Agent and, once given, shall, subject as provided in clause 6.6.1, be irrevocable. No Utilisation Notice in respect of an Advance may be given in respect of an amount which is the subject of a notice of cancellation under clause 7.2.

4.3    AMOUNT AND TERM OF ADVANCES

4.3.1      Each Advance shall be of an amount which is a minimum of
           (euro)5,000,000 and an integral multiple of (euro)1,000,000 or the balance of the Commitments of the Banks.

4.3.2 Each Advance (other than an Advance made after the Termination Date pursuant to clause 7.1) shall have a Term of one, two, three or six months (or, with the prior agreement of all of the Banks, such other period as the relevant Borrower may request) ending on or before the Termination Date.

4.3.3  Not more than 15 Advances may be outstanding at any one time.

4.4    SELECTION OF INTEREST PERIODS

       Following the Original Borrower giving notice to the Agent pursuant to clause 7.1 in respect of all Interest Periods in respect of the Loan or Advances made after the Termination Date pursuant to clause 7.1 commencing on or after the Termination Date, the Original Borrower may by notice received by the Agent not later than 11 a.m. on the third Banking Day before the beginning of each such Interest Period specify whether such Interest Period shall have a duration of one month or two, three or six months or (with the prior agreement of all of the Banks) such other period as the Original Borrower may request provided that:

       (a)    an Interest Period in respect of the Loan shall end on 31 March
              2003;

       (b) in respect of any Advance made after the Termination Date pursuant to clause 7.1, the initial Interest Period shall commence on the date of such Advance and end on the last day of the then current Interest Period in respect of the Loan. On the last day of such Interest Period, it shall be consolidated with the Loan; and

       (c) If the Original Borrower fails to specify the duration of an Interest Period in accordance with the provisions of this clause, such Interest Period shall, subject to the provisions of paragraph
              (a) above, have a duration of one month.

4.5    NOTIFICATION TO BANKS

       As soon as practicable after receipt of a Utilisation Notice in respect of an Advance complying with the terms of this Agreement, the Agent shall notify each Bank and, subject to clause 3, each of the Banks shall on the Utilisation Date, make available to the Agent its portion of the principal amount of the relevant Advance in accordance with clause 9.2.

4.6    APPLICATION OF PROCEEDS

       Without prejudice to the Obligors' obligations under clause 12.1.3, none of the Finance Parties shall have any responsibility for the application of the proceeds of or the purpose of any Utilisation by any Borrower.

5      [DELIBERATELY LEFT BLANK]

6      INTEREST

6.1    NORMAL INTEREST RATE

       Up to the Termination Date the Borrowers shall pay interest on each Advance on the last day of its Term and thereafter the Borrowers shall pay interest on each Advance made after the Termination Date pursuant to clause 7.1 and the Loan in respect of each Interest Period on the last day of such Interest Period or, in relation to a Term or an Interest Period longer than 6 months on the date falling 6 months after the first day of such Term or Interest Period and on the last day of such Term or Interest Period, at the rate per annum determined by the Agent to be the aggregate of either (a) the applicable Margin, (b) the Additional Cost (if any) and (c) EURIBOR.

6.2    APPLICABLE MARGIN

6.2.1 The Margin in relation to any Advance or the Loan, any unpaid sum due under this Agreement and for the purposes of clause 8.1.3 shall be 1.25 per cent. per annum.

6.2.2 In the event that the Original Borrower gives notice the Agent pursuant to clause 7.1, with effect from 1 April 2002 the Margin shall be 5 per cent. per annum and shall increase by a further 0.50 per cent. per annum on the first day of each month thereafter until the Loan is repaid or prepaid in full. The changes to the Margin pursuant to this clause 6.2.2 shall take effect immediately regardless of whether or not the relevant day is not a calculation date or the first day of an Interest Period.

6.3    INTEREST FOR LATE PAYMENT

       If any Obligor fails to pay any sum (including, without limitation, any sum payable pursuant to this clause 6.3) on its due date for payment under this Agreement such Obligor shall pay interest on such sum from the due date up to the date of actual payment (as well after as before judgment) at a rate determined by the Agent pursuant to this clause 6.3. The period beginning on such due date and ending on such date of payment shall be divided into successive periods of not more than three months as selected by the Agent (after consultation with the Banks so far as reasonably practicable in the circumstances) each of which (other than the first, which shall commence on such due date) shall commence on the last day of the preceding such period. The rate of interest applicable to each such period shall be the aggregate (as determined by the Agent) of
       (a) one per cent. per annum, (b) the applicable Margin, (c) the Additional Cost (if any) and (d) EURIBOR, unless such unpaid sum is an amount of principal which shall have become due and payable, by reason of a declaration by the Agent under clause 14.2.2 or a prepayment pursuant to clause 7.8 or 16.1, prior to the end of the Term or Interest Period relating thereto, in which case the first such period selected by the Agent shall end on the last day of such Term or Interest Period and interest shall be payable on such unpaid sum during such period at a rate one per cent. above the rate applicable thereto immediately before it shall have become so due and payable. Interest under this clause 6.3 shall be due and payable on the last day of each period determined by the Agent pursuant to this clause 6.3 or, if earlier, on the date on which the sum in respect of which such interest is accruing shall actually be paid. If, for the reasons specified in clause 6.6.1(a) or 6.6.1(b), the Agent is unable to determine a rate in accordance with the foregoing provisions of this clause 6.3, each Bank shall promptly notify the Agent of the cost of funds to such Bank and interest on any sum not paid on its due date for payment shall be calculated for each Bank at a rate determined by the Agent to be one per cent. per annum above the aggregate of the Margin and the cost of funds (including any Additional Cost) to such Bank.

6.4    NOTIFICATION OF INTEREST RATE

       The Agent shall notify the Original Borrower and the Banks promptly of each rate of interest determined by it under this clause 6.

6.5    REFERENCE BANK QUOTATIONS

       If any Reference Bank is unable or otherwise fails to furnish a quotation for the purpose of calculating EURIBOR where such quotation is required having regard to the definition of "EURIBOR" in clause 1.2, the interest rate for the relevant Term or Interest Period or other period shall be determined, subject to clause 6.6, on the basis of the quotations furnished by the remaining EURIBOR Reference Banks.

6.6    MARKET DISRUPTION; NON-AVAILABILITY

6.6.1 If and whenever, at any time prior to the making of an Advance or commencement of an Interest Period:

       (a) (at any time when Reference Bank quotations are required having regard to the definition of "EURIBOR" in clause 1.2) the Agent shall have determined by reason of circumstances affecting the Euro-Zone Interbank market, after consultation with the EURO Reference Banks (which determination shall, in the absence of manifest error, be conclusive), that adequate and fair means do not exist for ascertaining EURIBOR for the relevant Term or Interest Period or if none of the EURO Reference Banks supplies the Agent with a quotation for the purpose of calculating EURIBOR; or

       (b) the Agent shall have received notification from Banks with Contributions aggregating not less than one-third of the Total Outstandings that matching deposits in the relevant currency are not available on the relevant rate fixing date to such Banks in the euro-zone Interbank Market in the ordinary course of business in sufficient amounts to fund their contribution to the relevant Advance or the Loan or that EURIBOR does not accurately reflect the cost to such Banks of obtaining such deposits, the Agent shall forthwith give notice (a "DETERMINATION NOTICE") to the Original Borrower and to each of the Banks and, in the case of a new Advance, such Advance shall not be made. A Determination Notice shall contain particulars of the relevant circumstances giving rise to its issue.

6.6.2 After the giving of any Determination Notice the undrawn amount of the Total Commitments shall not be drawn until the circumstances giving rise to the issue of the Determination Notice have ceased.

       During the period of 10 Banking Days after any Determination Notice has been given by the Agent under clause 6.6.1, the Original Borrower and each of the Banks may enter into negotiations with a view to agreeing an alternative basis (the "SUBSTITUTE BASIS") for each Bank making available or, as the case may be, maintaining its contribution to the Loan. The Substitute Basis may (without limitation) include alternative interest periods, alternative currencies or alternative rates of interest but shall include a margin above the cost of funds including Additional Cost, if any, to each Bank equivalent to the Margin. If no Substitute Basis is agreed, each Bank shall certify a substitute basis for funding its Contribution from whatever sources it may reasonably select. Each Substitute Basis so agreed or substitute basis certified by a Bank shall be binding upon the Borrowers and shall take effect in accordance with its terms from the date specified in the Determination Notice until such time as none of the circumstances specified in clause 6.6.1 continues to exist whereupon the normal interest rate fixing provisions of this Agreement shall apply.

7      REPAYMENT, CANCELLATION AND PREPAYMENT

7.1    REPAYMENT OF THE LOAN

       The Borrowers shall repay each Advance on its Maturity Date if such Maturity Date falls on or before the last day of the Availability Period and, on the last day of the Initial Availability Period, the Total Commitments shall be reduced to zero, save as set out below. If the Original Borrower has notified the Agent in writing not earlier than 45 Banking Days and not later than 30 Banking Days prior to the end of the Initial Availability Period that all or part of the Loan is to convert to a term loan, then the Borrowers shall not be obliged to repay any Advances whose Maturity Date is the last day of the Availability Period, but on such day such Advances shall be consolidated and converted into a term loan and shall instead be repaid on or before 31 March 2003. Unless the Original Borrower gives a notice voluntarily cancelling such Commitments pursuant to clause 7.2 with effect from the last day of the Initial Availability Period, in the event that the Original Borrower has mandatorily repaid the Loan pursuant to clause 7.6.3 in an amount more than the reduction in the Total Commitments pursuant to clause 7.6.3 (the "EXCESS") and on the last day of the Initial Availability Period the Loan is less than the Total Commitments (the "SHORTFALL") then the Shortfall (but in no event more than the Excess), shall, subject to the terms and conditions of this Agreement, remain available for borrowing until 31 March 2003 and the Initial Availability Period shall be extended accordingly.

7.2  VOLUNTARY CANCELLATION OF COMMITMENTS

     The Original Borrower may at any time during the Availability Period by notice to the Agent (effective only on actual receipt) cancel with effect from a date not less than 5 Banking Days after the receipt by the Agent of such notice the whole or any part (being euro 10,000,000 or any larger sum which is an integral multiple of euro 1,000,000) of the Commitments, any such notice of cancellation, once given, shall be irrevocable and upon such cancellation taking effect the Commitment of each Bank shall be reduced proportionately. Any amounts so cancelled shall not be available for redrawing and each amount set out in clause 4.1.1 shall be reduced by the amount cancelled.

7.3  VOLUNTARY PREPAYMENT

     The Borrowers may prepay any Advance or the Loan in the currency in which it is denominated (in whole or in part provided that, in the case of part, such part is a minimum of euro 2,500,000 and an integral multiple of euro 500,000) at any time without premium or penalty, but subject to clause
     15.1. No amount prepaid pursuant to this clause 7.3 after the end of the Initial Availability Period shall be available for redrawing and the relevant amount set out in clause 4.1.1 shall be reduced by the amount cancelled.

7.4  ADDITIONAL VOLUNTARY PREPAYMENT

     Any Borrower may also prepay (in whole but not in part only), without premium or penalty, but without prejudice to its obligations under clauses
     9.5 and 15.2, the Contribution of any Bank to which such Borrower shall have become obliged to pay additional amounts under clause 9.5 or 15.2. Upon any notice of such prepayment being given, the Commitment of the relevant Bank shall be reduced to zero and the amount of the Total Commitments and each amount set out in clause 4.1.1 shall be reduced accordingly.

7.5  AMOUNTS PAYABLE ON PREPAYMENT

     Any prepayment under this clause 7 shall be made together with (a) accrued interest to the date of prepayment, (b) any additional amount payable under clauses 6.6, 9.5, or 15.2 and (c) all other sums payable by the relevant Borrower under this Agreement including, without limitation, any accrued commitment commission payable under clause 8.1.3 and, other than in the case of a mandatory prepayment under clause 7.6, any amounts payable under clause 15.1.

7.6  MANDATORY PREPAYMENT AND CANCELLATION

7.6.1 In the event that any person acquires or persons acting in concert acquire control of the Ultimate Shareholder, unless such person is a recognised and experienced international telecommunications operator the credit rating of whose long term debt is rated at least "A3" by Moody's and "A-" by Standard and Poor's, the Borrowers shall immediately prepay or repay the Loan and the Total Commitments shall be reduced to zero. For the purposes of this clause 7.6.1 "acting in concert" shall have the meaning given to such expression in the City Code on Takeovers and Mergers and "control" means (i) the beneficial ownership, directly or indirectly, of shares of corporate stock or other equity participations with voting power under ordinary circumstances to elect the Board of Directors ("voting equity interests") representing 50% or more of the total voting power of the voting equity interests of the Ultimate Shareholder or (ii) the possession of the power, directly or indirectly, to elect a majority of the Board of Directors of the Ultimate Shareholder.

7.6.2 The Original Borrower shall apply or procure the application of euro 50,000,000 of the sale proceeds of the shares in Golden Telecom received pursuant to the Golden Telecom Sale and Purchase Agreement (including under the Note issued thereunder) in prepayment of the Loan and the figures set out in clause 4.1.1 against the months of April 2001, May 2001 and June 2001 shall each be reduced by the amount of each prepayment under this clause 7.6.2. Such prepayment shall be made as to euro 25,000,000 of the first instalment of the Purchase Price under the Golden Telecom Sale and Purchase Agreement (as therein defined) and euro 25,000,000 of the second instalment of the Purchase Price under the Golden Telecom

          Sale and Purchase Agreement or, if the Purchase Price is paid in one instalment, euro 50,000,000.

7.6.3 The Original Borrower shall apply or procure the application of the cash (or Cash Equivalents) proceeds of the sale (net of taxes, fees and commissions directly relating to such sale) of the shares in, or assets of, any member of the Central European Group (other than sales of assets by the Central European Group in the ordinary course of trading which, for the avoidance of doubt, shall include the sale of dark fibre) in immediate prepayment of the Loan. The Total Commitments and each figure set out in clause 4.1.1 shall be reduced by the amount of any prepayment under this clause 7.6.3 save that, if the total proceeds so applied pursuant to this clause 7.6.3 on or before 30 September 2001 exceed euro 25,000,000, the Total Commitments and each figure set out in clause 4.1.1 shall not be reduced by the amount of such excess, however if the total proceeds so applied by 30 September 2001 do not exceed euro 25,000,000, the Total Commitments and each figure set out in clause 4.1.1 shall be reduced by all such proceeds up to euro 50,000,000.

7.7  NOTICE OF PREPAYMENT

     No prepayment may be effected under this clause 7 (other than clause 7.6) unless the relevant Borrower shall have given the Agent at least 3 Banking Days' notice of its intention to make such prepayment. Every notice of prepayment shall be effective only on actual receipt by the Agent, shall be irrevocable and shall oblige the relevant Borrower to make such prepayment on the date specified.

7.8  NO OTHER PREPAYMENT

     The Borrowers may not prepay the Loan or any part thereof save as expressly provided in this Agreement.

8    FEES AND EXPENSES

8.1  FEES

     The Original Borrower shall pay to the Agent whether or not any part of the Commitments is ever drawn:

8.1.1 for the account of the Arrangers, an arrangement fee of an amount and on the dates agreed between the Original Borrower and the Arrangers in a letter dated 30 June 2000;

8.1.2 on the earlier of (i) the date of the first Utilisation and (ii) the date falling five Banking Days after the date of this Agreement and on each anniversary of the date of this Agreement until all moneys owing under this Agreement have been paid in full, for the account of the Agent or the Security Trustee (as the case may be), an agency fee and security trustee fee of an amount agreed between the Original Borrower and the Agent and the Security Trustee respectively in a letter dated the date of this Agreement;

8.1.3 in arrears on each Quarter Day after the date of this Agreement and on the last day of the Availability Period, for the account of each Bank, commitment commission on the daily undrawn and uncancelled amount of such Bank's Commitment computed from the date of this Agreement at the rate of (i) from the date of signing this Agreement until the date falling twelve calendar months thereafter, 0.60 per cent. per annum and (ii) thereafter the lesser of 0.50 per cent. per annum and 50 per cent. of the Margin applicable on each day during the relevant period; and

8.1.4 in the event that the Original Borrower gives notice to the Agent pursuant to clause 7.1, for the account of the Banks a term out fee of an amount set out in a letter from the Arrangers to the Original Borrower dated the same date as the Supplemental Agreement.

8.2  EXPENSES

     The Original Borrower shall pay to the Agent on demand:

8.2.1 all reasonable expenses (including legal, printing, travel and out-of-pocket expenses, but subject to any limitations agreed in writing prior to the date of this Agreement in relation thereto) incurred by the Finance Parties in connection with the negotiation, preparation and execution of the Finance Documents, the syndication of the Facility and the preparation and distribution of the Information Memorandum and advertising in connection with this Agreement and of any amendment or extension of, or the granting of any waiver or consent under, the Finance Documents together with interest at the rate referred to in clause 6.3 from the date of demand for payment of such expenses to the date of payment (as well after as before judgment); and

8.2.2 all expenses (including legal, travel and out-of-pocket expenses) incurred by the Finance Parties or any of them in contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or preservation or attempted preservation of any rights under, the Finance Documents including, without limitation after the occurrence of a Default or if otherwise agreed with the Original Borrower, the fees and expenses of accountants or other experts incurred in relation to any investigation into the affairs of the Original Borrower or any other member of the Group or otherwise in respect of the moneys owing under the Finance Documents together with interest at the rate refereed to in clause 6.3 from the date of demand for payment of such expenses to the date of payment (as well after as before judgment).

8.3  VALUE ADDED TAX

     All amounts payable pursuant to this Agreement shall be paid together with an amount equal to any value added tax payable in respect thereof.

8.4  STAMP AND OTHER DUTIES

     The Original Borrower shall pay all stamp, documentary, registration or other similar duties or Taxes (including any such duties or Taxes payable by, or assessed on, the Finance Parties or any of them) imposed on or in connection with the Finance Documents or the Facility.

8.5  INDEMNITY

     The Original Borrower shall indemnify the Finance Parties against any liability arising by reason of any delay or omission by the Original Borrower to pay such duties or Taxes.

9    PAYMENTS AND TAXES; ACCOUNTS AND CALCULATIONS

9.1  NO SET-OFF OR COUNTERCLAIM; DISTRIBUTION TO THE BANKS

     All payments to be made by the Obligors under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 9.5, free and clear of any deductions or withholdings (except to the extent required by law) in euros (except for costs, charges or expenses which shall be payable in the currency in which they are incurred) on the due date to the account of the Agent at such bank in the principal financial centre of the currency concerned or, in the case of euros, Brussels, as the Agent may from time to time specify for this purpose. Save where this Agreement provides for a payment to be made for the account of the Agent (for its own account), the Arrangers, the Security Trustee or a particular Bank, in which case the Agent shall distribute the relevant payment to the Agent, the Arrangers, the Bank concerned or the Security Trustee (as the case may be), payments to be made by any Obligor under this Agreement shall be for the account of all the Banks and the Agent shall forthwith distribute such payments in like funds as are received by the Agent to the Banks rateably in accordance with their Commitments or Contributions, as the case may be.

9.2  PAYMENTS BY THE BANKS

     All sums to be paid by the Banks to the Borrowers under this Agreement shall be remitted in the relevant currency on the relevant Utilisation Date to the account of the Agent at such bank as the Agent may have notified to the Banks and shall be paid by the Agent on such date in like funds as are received by the Agent to the account of the relevant Borrower specified in the relevant Utilisation Notice.

9.3  NON-BANKING DAYS

     When any payment under this Agreement would otherwise be due on a day which is not a Banking Day, the due date for payment or the date of such reduction shall be postponed to the next following Banking Day unless such Banking Day falls in the next calendar month in which case payment shall be made on the immediately preceding Banking Day. If any date or day specifically referred to in this Agreement is not a Banking Day all references thereto shall be deemed to be to the immediately preceding Banking Day.

9.4  AGENT MAY ASSUME RECEIPT

     Where any sum is to be paid under this Agreement to the Agent for the account of another person, the Agent may assume that the payment will be made when due and may (but shall not be obliged to) make such sum available to the person so entitled. If it proves to be the case that such payment was not made to the Agent, then the person to whom such sum was so made available shall on request refund such sum to the Agent together with interest thereon sufficient to compensate the Agent for the cost of making available such sum up to the date of such repayment and the person by whom such sum was payable shall indemnify the Agent for any and all loss or reasonable expense which the Agent may sustain or incur as a consequence of such sum not having been paid on its due date.

9.5  GROSSING-UP FOR TAXES

     Subject to clauses 9.6 and 9.7, at any time any Obligor is required to make any deduction or withholding in respect of Taxes (other than any Tax on the Overall Net Income of any Finance Party) from any payment due under any of the Finance Documents for the account of any Finance Party (or if the Agent or Security Trustee is required to make any such deduction or withholding from a payment to an any other Finance Party), the sum due from the relevant Obligor in respect of such payment shall, subject to the Finance Party's compliance with clause 9.8.2, be increased to the extent necessary to ensure that, after the making of such deduction or withholding, each Finance Party receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the relevant Obligor shall indemnify each Finance Party against any losses or costs incurred by any of them by reason of any failure of such Obligor to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The relevant Obligor shall promptly deliver to the Agent any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

9.6  QUALIFYING BANKS

     If any Finance Party is not or ceases to be a Qualifying Bank then it shall promptly notify the Original Borrower upon becoming aware of the same and the relevant Obligor shall not be obliged to pay such Finance Party under clause 9.5 any amount in excess of the amount it would have been obliged to pay if such Finance Party was or had not ceased to be a Qualifying Bank provided that this clause 9.6 shall not apply (and the relevant Obligor shall be obliged to comply with its obligations under clause 9.5) if after the date of this Agreement (or, in the case of a Finance Party which became a party to this Agreement after the date of this Agreement, the date on which it became a party) there shall have been any change in, or in the interpretation or application of, any relevant law, directive, treaty (including, without limitation any applicable double taxation treaty) or regulation or practice of any applicable taxation authority and as a result thereof the relevant Finance Party ceases to be a Qualifying Bank or the relevant Obligor will be required to make a deduction or withholding on account of tax irrespective of whether the recipient of the relevant payment is or is not a Qualifying Bank.

9.7  CLAW-BACK OF TAX BENEFIT

     If following any such deduction or withholding as is referred to in clause
     9.5 any Finance Party shall receive or be granted a credit against or remission for any Taxes payable by it, such Finance Party shall, subject to the relevant Obligor having made any increased payment in accordance with clause 9.5 and to the extent that such Finance Party can in its absolute discretion acting in good faith do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of such Finance Party to obtain any other relief or allowance which may be available to it, reimburse the relevant Obligor with such amount as such Finance Party shall in its absolute discretion acting in good faith certify to be the proportion of such credit or remission as will leave such Finance Party (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding from the payment by the relevant Obligor as aforesaid. Such reimbursement shall be made forthwith upon such Finance Party certifying that the amount of such credit or remission has been received by it. Nothing contained in this Agreement shall oblige any Finance Party to rearrange its tax affairs or to disclose any information regarding its tax affairs and computations. Without prejudice to the generality of the foregoing, the Obligors shall not, by virtue of this clause 9.7, be entitled to enquire about any Finance Party's tax affairs.

9.8  CERTIFICATION TO SECURE A TAX BENEFIT

     If, in order to make any payment due under this Agreement to any Finance Party without deduction or withholding for or on account of Tax or to secure the benefit of any reduced rate of such deduction or withholding, any Obligor requires a direction from, or the consent, of a government or taxing authority:

9.8.1 the Obligors agree to use their reasonable endeavours to complete (accurately and in a manner reasonably satisfactory to such Finance Party), execute, arrange for any required certification of, and deliver to such Finance Party or such government or taxing authority as such Finance Party reasonably directs, any form or document reasonably required of it, and to provide such information that such Finance Party or such government or taxing authority may reasonably require or request in order to assist or enable such Finance Party to secure that such a direction or consent is given to the relevant Obligor in respect of any payment. Each Obligor shall perform its obligations under this clause 9.8.1 promptly upon the earlier of:

          (a) being notified that the form, document or information is required or requested; and


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

          (b) demand being made by such Finance Party or the relevant government or taxing authority, as the case may be; and

9.8.2 each Finance Party agrees to use its reasonable endeavours to complete, execute, arrange for any required certification of, and deliver to the relevant Obligor, or such government or taxing authority as the Original Borrower may reasonably direct, any form or document reasonably required of it, and to provide such information that the Original Borrower or such government or taxing authority may reasonably require or request in order to assist or enable the Original Borrower to secure that such a direction or consent is given to the relevant Obligor in respect of any payment.

9.9  BANK ACCOUNTS

     Each Bank shall maintain, in accordance with its usual practices, an account or accounts evidencing the amounts from time to time advanced by, owing to and paid to it under this Agreement. The Agent shall maintain a control account showing each Utilisation and other sums owing by each Obligor under this Agreement and all payments in respect thereof made by the Obligors from time to time. The control account shall, in the absence of manifest or proven error, be conclusive as to the amount from time to time owing by each Obligor under this Agreement.

9.10 PARTIAL PAYMENTS

     If, on any date on which a payment is due to be made by any Obligor under this Agreement, the amount received by the Agent from the relevant Obligor falls short of the total amount of the payment due to be made by the relevant Obligor on such date then, without prejudice to any rights or remedies available to the Finance Parties under this Agreement, the Agent shall apply the amount actually received from the relevant Obligor in or towards discharge of the obligations of the Obligors under this Agreement in the following order, notwithstanding any appropriation made, or purported to be made, by the relevant Obligor:

9.10.1 firstly, in or towards payment, on a pro rata basis, of any unpaid fees, costs and expenses of the Agent under this Agreement together with any portion of the agency fee payable under clause 8.1.2 which remains unpaid;

9.10.2 secondly, in or towards payment to the Arrangers of any portion of the arrangement fee payable under clause 8.1.1 which remains unpaid;

9.10.3 thirdly, in or towards payment to the Banks, on a pro rata basis, of any accrued commitment commission payable under clause 8.1.3 which shall have become due but remains unpaid;

9.10.4 fourthly, in or towards payment to the Banks, on a pro rata basis, of any accrued interest and guarantee commission under this Agreement which shall have become due but remains unpaid;

9.10.5 fifthly, in or towards payment to the Banks, on a pro rata basis, of any principal under this Agreement which shall have become due but remains unpaid; and

9.10.6 sixthly, in or towards payment of any other sum which shall have become due under this Agreement but remains unpaid (and, if more than one such sum so remains unpaid, on a pro rata basis).

     The order of application set out in this clause 9.10.3 - 9.10.6 shall be varied by the Agent if all the Banks so direct, without any reference to, or consent or approval from, any of the Obligors.

9.11 CALCULATIONS

     All interest, commission and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 360 day year. In calculating the actual number of days elapsed in a period which is one of a series of


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

     consecutive periods with no interval between them or a period on the last day of which any payment falls to be made in respect of such period, the first day of such period shall be included but the last day excluded.

9.12 CERTIFICATES CONCLUSIVE

     Any certificate or determination of any Finance Party as to any rate of interest or commission or any amount payable under this Agreement shall be prima facie evidence of such amount and binding on the Obligors and (in the case of a certificate or determination by the Agent) on the other Finance Parties.

9.13 EFFECT OF MONETARY UNION

     The provisions of this clause 9.13 apply in relation to any amount payable in the currency of a Participating Member State provided that, if and to the extent that any provision relates to any state (or the currency of such state) which was not a Participating Member State on 1 January 1999, such provision shall come into effect in relation to such state (and the currency of such state) on and with effect from the date on which such state becomes a Participating Member State.

9.13.1    REDENOMINATION AND ALTERNATIVE CURRENCIES

          Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a Participating Member State shall be redenominated into the euro unit in accordance with EMU Legislation, provided that, if and to the extent that any EMU Legislation provides that following 1 January 1999 an amount denominated either in the euro or in the national currency unit of a Participating Member State and payable within that Participating Member State by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

9.13.2    ADVANCES

          Any Advance in the currency of a Participating Member State shall be made in the euro unit.

9.13.3    PAYMENTS TO THE AGENT

          Clauses 9.1 and 9.2 shall be construed so that, in relation to the payment of any sum denominated in the euro or in a national currency unit, such sum shall be made available to the Agent by payment in the euro unit or, as the case may be, such national currency unit and in immediately available, freely transferable, cleared funds to the accounts notified by it under clauses 9.1 and 9.2.

9.13.4    PAYMENTS BY THE AGENT TO THE FINANCE PARTIES

          Any amount payable by the Agent to any other Finance Party under this Agreement in the currency of a Participating Member State shall be paid in the euro unit.

9.13.5    PAYMENTS BY THE AGENT

          The Agent shall not be liable to the Borrowers or any of the other Finance Parties in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial centre in the Participating Member State which the relevant Borrower or, as the case may be, Finance Party shall have specified for such purpose. In this clause 9.13.5 "ALL RELEVANT STEPS" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time after consultation with the Borrowers and the other Finance Parties determine for the purpose of clearing or settling payments of the euro.

9.13.6    ROUNDING AND OTHER CONSEQUENTIAL CHANGES

          Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective liabilities for Indebtedness of the Borrowers to the Finance Parties and the Finance Parties to the Borrowers under or pursuant to this Agreement (and after consultation with the Borrowers and the Finance Parties):

          (a) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Agent may from time to time specify; and

          (b) save as expressly provided in this clause 9.13.6 each provision of this Agreement shall be subject to such reasonable changes of construction as the Agent may from time to time specify after consultation with the Original Borrower to be necessary or appropriate to reflect the changeover to the euro in Participating Member States.

9.13.7    AMENDMENTS

          After consultation with the Original Borrower and the Banks for such period as the Agent shall in good faith determine is necessary and reasonable in all the circumstances and notwithstanding clause 19.11, the Agent shall be entitled to make from time to time such amendments to this Agreement as it may determine to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest, place of payment or otherwise howsoever). Any amendment so made to this Agreement by the Agent shall be promptly notified to the other Finance Parties and the Original Borrower by the Agent and shall be binding on all other Finance Parties and the Obligors.

10        GUARANTEE

10.1      LIMITS OF GUARANTEE

          Notwithstanding the provisions of clause 10.2 to 10.18 inclusive, the following limitations shall apply to the relevant Guarantors:

          Denmark

               Notwithstanding anything to the contrary herein or in any other Finance Document, the maximum amount that can be recovered from any Guarantor incorporated in Denmark (the "Danish Guarantor") under the Guarantee shall in no event exceed the higher of (i) the amounts borrowed by and utilised by or recovered by way of intercompany loan by the relevant Danish Guarantor (provided that such amount has not been on lent or disposed of to any parent of the Danish Guarantor which is not incorporated in Denmark); and
               (ii) the aggregate at such time of the net equity of such Danish Guarantor.

               The limitation referred to in clause 10.1(i) shall apply only as long as Danish company legislation (presently section 115) prevents the Danish Guarantors from guaranteeing the obligations of their non-Danish parent companies. The Danish Guarantors and the Original Borrower undertake to execute such addenda to this Agreement as may thereafter be required by the Agent to reflect the inapplicability of such legislation.

10.2     COVENANT TO PAY

         In consideration of the Banks making or continuing to make Utilisations to the Borrowers pursuant to this Agreement each Guarantor hereby irrevocably and unconditionally but subject always to the provisions of clause 10.1:

10.2.1 jointly and severally guarantee to each Finance Party, the due performance by any members of the Group of all their respective obligations under or pursuant to the Finance Documents; and

10.2.2 jointly and severally guarantee to each Finance Party the payment of all moneys now or hereafter due, owing or incurred by any member of the Group under or pursuant to the Finance Documents when the same become due whether by acceleration or otherwise.

10.3     GUARANTORS AS PRINCIPAL DEBTORS; INDEMNITY

         As a separate and independent stipulation, the Guarantors jointly and severally agree that if any purported obligation or liability of any member of the Group which would have been the subject of this Guarantee had it been valid and enforceable is not or ceases to be valid or enforceable against such member of the Group on any ground whatsoever whether or not known to the Finance Parties or any of them (including, without limitation, any irregular exercise or absence of any corporate power or lack of authority of, or breach of duty by, any person purporting to act on behalf of such member of the Group or any legal or other limitation, or any disability or Incapacity or any change in the constitution of any relevant member of the Group) the Guarantors shall nevertheless be jointly and severally liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and such Guarantor was the principal debtor in respect thereof. The Guarantors hereby irrevocably and unconditionally jointly and severally agree to indemnify and keep indemnified each Finance Party for the benefit of the Finance Parties against any loss or liability arising from any failure of any member of the Group to perform or discharge any such purported obligation or liability or from any invalidity or unenforceability of any of the same against any member of the Group, subject to the provisions of clause 10.1.

10.4     NO SECURITY TAKEN BY GUARANTORS

         The Guarantors hereby jointly and severally warrant that they have not taken or received, and undertake that until all the Guaranteed Liabilities have been paid or discharged in full, they will not take or receive, the benefit of any security from any other Obligor or any other person in respect of their obligations under this Guarantee.

10.5     INTEREST

         Each Guarantor agrees to pay interest on each amount demanded of it under this Guarantee from the date of such demand until payment (as well after as before judgment) at the rate specified in clause 6.3, except that no interest shall be recoverable under this clause 10.5 if and to the extent that interest has been paid on the underlying amount pursuant to clause 6.3 or otherwise. Such interest shall be compounded at the end of each period determined for this purpose by the Agent in the event of it not being paid when demanded but without prejudice to each Finance Party's right to require payment of such interest.

10.6     CONTINUING SECURITY AND OTHER MATTERS

         This Guarantee shall:

10.6.1 extend to the ultimate balance from time to time owing to the Finance Parties by the members of the Group and shall be a continuing guarantee, notwithstanding any settlement of account or other matter whatsoever;

10.6.2 be in addition to any present or future Collateral Instrument, right or remedy held by or available to the Finance Parties or any of them; and

10.6.3 not be in any way prejudiced or affected by the existence of any such Collateral Instrument, rights or remedies or by the same becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Finance Parties or any of them dealing with, exchanging, varying or failing to perfect or enforce any of the same or giving time for payment or indulgence or compounding with any other person liable.

10.7     NEW ACCOUNTS

         If this Guarantee ceases to be continuing for any reason whatsoever each Finance Party may nevertheless continue any account of any member of the Group or open one or more new accounts and the liability of each Guarantor under this Guarantee shall not in any manner be reduced or affected by any subsequent transactions or receipts or payments into or out of any such account.

10.8     LIABILITY UNCONDITIONAL

         The liability of each Guarantor shall not be affected nor shall this Guarantee be discharged or reduced by reason of:

10.8.1 the Incapacity or any change in the name, style or constitution of any Obligor or any other person liable; or

10.8.2 any of the Finance Parties granting any time, indulgence or concession to, or compounding with, discharging, releasing or varying the liability of any other Obligor or any other person liable or renewing, determining, varying or increasing any accommodation, facility or transaction or otherwise dealing with the same in any manner whatsoever or concurring in, accepting or varying any compromise, arrangement or settlement or omitting to claim or enforce payment from any Obligor or any other person liable; or

10.8.3 any act or omission which would not have discharged or affected the liability of such Guarantor had it been a principal debtor instead of a Guarantor or by anything done or omitted which but for this provision might operate to exonerate such Guarantor.

10.9     COLLATERAL INSTRUMENTS

         None of the Finance Parties shall be obliged to make any claim or demand on any member of the Group or to resort to any Collateral Instrument or other means of payment now or hereafter held by or available to them or it before enforcing this Guarantee and no action taken or omitted by any of the Finance Parties in connection with any such Collateral Instrument or other means of payment shall discharge, reduce, prejudice or affect the liability of any Guarantor under this Guarantee nor shall any of the Finance Parties be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any such Collateral Instrument or other means of payment in reduction of the Guaranteed Liabilities.

10.10    WAIVER OF GUARANTOR'S RIGHTS

         Until all the Guaranteed Liabilities have been paid, discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or under any compromise or arrangement) each Guarantor agrees that, without the prior written consent of the Agent, it will not:

10.10.1 exercise its rights of subrogation, reimbursement and indemnity against any other Obligor or any other person liable; or

10.10.2 demand or accept any security to be executed in respect of any of its obligations under this Guarantee or any other Indebtedness now or hereafter due to such Obligor from any other member of the Group or from any other person liable; or

10.10.3 take any step or enforce any right against any other Obligor or any other person liable in respect of any Guaranteed Liabilities; or

10.10.4 exercise any right of set-off or counterclaim against any other Obligor or any other person liable or claim or prove or vote as a creditor in competition with any of the Finance Parties in the liquidation, administration or other insolvency proceeding of any other Obligor or any other person liable or have the benefit of, or share in, any payment from or composition with, any other Obligor or any other person liable or any other Collateral Instrument now or hereafter held by any of the Finance Parties for any Guaranteed Liabilities or for the obligations or liabilities of any other person liable but so that, if so directed by the Agent, it will prove for the whole or any part of its claim in the liquidation of any other Obligor on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Finance Parties and applied in or towards discharge of the Guaranteed Liabilities in such manner as the Agent shall deem appropriate.

10.11    SUSPENSE ACCOUNTS

         Any money received in connection with this Guarantee (whether before or after any Incapacity of any Obligor) may be placed to the credit of a suspense account with a view to preserving the rights of the Finance Parties to prove for the whole of their respective claims against any Obligor or any other person liable or may be applied in or towards satisfaction of the Guaranteed Liabilities as the Agent may from time to time conclusively determine in its absolute discretion.

10.12    SETTLEMENTS CONDITIONAL

         Any release, discharge or settlement between any Obligor and any of the Finance Parties shall be conditional upon no security, disposition or payment to any of the Finance Parties by any Obligor or any other person liable being void, set aside or ordered to be refunded pursuant to any enactment or law relating to bankruptcy, liquidation, administration or insolvency or for any other legal reason whatsoever and if such condition shall not be fulfilled the Finance Parties shall be entitled to enforce this Guarantee subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

10.13    GUARANTORS TO DELIVER UP CERTAIN PROPERTY

         If, contrary to clauses 10.4 or 10.10, any Guarantor takes or receives the benefit of any security or receives or recovers any money or other property, such security, money or other property shall be held on trust for the Finance Parties and shall be delivered to the Agent on demand.

10.14    RETENTION OF THIS GUARANTEE

         The Finance Parties shall be entitled to retain this Guarantee after as well as before the payment or discharge of all the Guaranteed Liabilities for such period as the Agent may reasonably determine but the Finance Parties shall deliver this Guarantee to each Guarantor in any event upon the Guaranteed Liabilities being paid or discharged in full and the Finance Parties being satisfied that no such avoidance, setting aside or order such as is referred to in clause 10.11 is likely to occur or be made.

10.15    CHANGES IN CONSTITUTION OR REORGANISATIONS OF THE FINANCE PARTIES

         For the avoidance of doubt and without prejudice to the provisions of clause 18, this Guarantee shall remain binding on each Guarantor notwithstanding any change in the constitution of the Finance Parties or any of them or their or its absorption in, or amalgamation with, or the acquisition of all or part of their or its undertaking or assets by, any other person, or any reconstruction or reorganisation of any kind, to the intent that this Guarantee shall remain valid and effective in all respects in favour of any successor in title of the Finance Parties, any Transferee and any successor Agent appointed pursuant to clause 19.13 or any successor Security Trustee appointed pursuant to the terms of the Security Trust Deed in the same manner as if such successor in title, Transferee or successor Agent or successor Security Trustee had been named in this guarantee as a party instead of, or in addition to, the relevant Finance Party.


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

10.16    OTHER GUARANTORS

         Each Guarantor agrees to be bound by this Guarantee notwithstanding that any other person intended to execute or to be bound by any other guarantee or assurance under or pursuant to this Agreement may not do so or may not be effectually bound and notwithstanding that such other guarantee or assurance may be determined or be or become invalid or unenforceable against any other person, whether or not the deficiency is known to the Finance Parties or any of them.

10.17    DANISH GUARANTORS

         The Original Borrower shall establish and maintain records for the purpose of recording the total actual or contingent liability of each of the Danish Guarantors. Each member of the Group, the Security Trustee, its advisers and the Danish Guarantors shall have the right at any time to upon giving reasonable notice to the Original Borrower to inspect the books and records of the Original Borrower in order to monitor the Original Borrower's adherence to its obligations hereunder.

10.18    ACCEDING GUARANTORS

10.18.1 The Original Borrower shall procure that each Material Subsidiary of the Original Borrower (other than the Original Guarantors) becomes an Acceding Guarantor either:

         (a) in the case of a person which is a member of the Group on the date of this Agreement within 15 days of it becoming a Material Subsidiary; or

         (b) in the case of a person which becomes a Subsidiary of the Original Borrower after the date of this Agreement in the event that such Subsidiary is a Material Subsidiary within 15 days of that person becoming a Subsidiary of the Original Borrower, in each case by delivering to the Agent a Deed of Guarantor Accession, duly executed by such Subsidiary and the Original Borrower.

10.18.2 The Original Borrower shall procure that within 60 days of the last day of each Three Month Period ending on a Quarter Day commencing with the Three Month Period ended 31 March 2001 (or within 45 days of the last day of each Three Month Period ending on a Quarter Day commencing with the Three Month Period ended 30 September 2001), each member of the Group which is not a Guarantor and which has at any time received cash (or its equivalent) and/or property, plant and equipment from any other member of the Group and/or in respect of whose liabilities another member of the Group has at any time issued a guarantee such that the aggregate of (i) the principal amount of all such cash (or its equivalent) which has not been repaid, (ii) the book value of all such property plant and equipment and (iii) the maximum amount so guaranteed is in excess of $10,000,000, shall become an Acceding Guarantor by delivering to the Agent a Deed of Guarantor Accession, duly executed by such Subsidiary and the Original Borrower.

10.18.3 The Original Borrower shall procure that within 60 days of each Quarter Day commencing with 31 March 2001 (or within 45 days of each Quarter Day commencing with 30 September 2001), in the event that the Group (other than the Obligors) at any time received cash (or its equivalent) and/or property, plant and equipment from the Obligors (taken as a whole) and/or in respect of whose liabilities the Obligors (taken as a whole) have at any time issued guarantees such that the aggregate of
         (i) the principal amount of all such cash (or its equivalent) which has not been repaid, (ii) the book value of all such property, plant and equipment and (iii) the maximum amount so guaranteed, is in excess of euro 50,000,000, one or more Subsidiaries of the Original Borrower which are not already Guarantors and which have received all or part of the cash (or its equivalent) and/or property, plant and equipment and/or benefit of a guarantee referred to herein, shall to the extent necessary to ensure that the aggregate of (i) the principal amount of all such cash (or its equivalent) which has not been repaid, (ii) the book value of all such property, plant and equipment and (iii) the maximum amount so guaranteed is in respect of members of the Group which are not

         Guarantors does not exceed euro 50,000,000, become an Acceding Guarantor by delivering to the Agent a Deed of Guarantor Accession, duly executed by such Subsidiary or Subsidiaries and the Original Borrower.

10.18.4 The Original Borrower shall procure that, at the same time as a Deed of Guarantor Accession is delivered to the Agent, there is delivered to the Agent all the applicable documents and evidence listed in part B of schedule 3, in respect of the relevant Subsidiary and the Original Borrower, in each case in form and substance satisfactory to the Agent, acting reasonably.

10.18.5 Delivery of a Deed of Guarantor Accession duly executed by an Acceding Guarantor and the Original Borrower constitutes confirmation by the relevant Acceding Guarantor and the Original Borrower that the representations and warranties set out in clause 11.1 and to be made by them on the date of the Deed of Guarantor Accession in accordance with clause 11.4 are correct, as if made by it with reference to the facts and circumstances then existing.

10.18.6 Each Acceding Guarantor, before entering into a Deed of Guarantor Accession, shall comply with all relevant legislation in its Relevant Jurisdiction(s), to the satisfaction of the Security Trustee, to ensure that its giving of, and performance under, the Guarantee is in compliance with all relevant provisions of such legislation and to ensure that its giving of, and performance under, the Guarantee is legal, valid and binding on such Acceding Guarantor subject to any general principles of law limiting its obligations which are specifically referred to in clause 10.1 hereof and in any legal opinion delivered pursuant to part A of schedule 3 in relation to the Guarantee.

10.18.7 Each Finance Party irrevocably authorises the Security Trustee to countersign each Deed of Guarantor Accession on its behalf without any further consent of, or consultation with, any of the Finance Parties.

10.18.8 On receipt by the Security Trustee of a Deed of Guarantor Accession duly executed by the Original Borrower and the Acceding Guarantor, together with the documents and evidence listed in part B of schedule 3 applicable to such Acceding Guarantor and the Original Borrower in form and substance satisfactory to the Agent, such Acceding Guarantor shall become a Guarantor.

11       REPRESENTATIONS AND WARRANTIES

11.1     REPEATED REPRESENTATIONS AND WARRANTIES

         Each Obligor (other than the Immediate Shareholder) in respect of itself and its Subsidiaries, the Immediate Shareholder (in respect of itself only) and, as the case may be, the Ultimate Shareholder (in respect of itself only) represents and warrants to each of the Finance Parties that:

11.1.1   DUE INCORPORATION

         the Ultimate Shareholder, all the Obligors and the members of the Group are duly incorporated or formed and validly existing under the laws of their respective places of incorporation or formation and have power to carry on their respective businesses as they are now being conducted and to own their respective property and other assets;

11.1.2   CORPORATE POWER

         it has power to execute, deliver and perform its obligations under the Finance Documents to which it is party and, in the case of the Borrowers, to borrow under this Agreement; all necessary corporate, shareholder and other action has been, or in the case of clause 3.6 will be, taken to authorise the execution, delivery and performance of the same and no limitation on its powers to borrow or on its powers to give guarantees will be exceeded as a result of utilisation of the Facility or as a result of the giving of the Guarantee;

11.1.3   BINDING OBLIGATIONS

         the Finance Documents to which it is a party, when executed and delivered by the relevant Obligor, will, subject to any general principles of law limiting its obligations which are specifically referred to in clause 10.1 hereof and in any legal opinion delivered pursuant to part A of schedule 3 in relation to the relevant Finance Document, with the exception of the Licence Securities, constitute valid and legally binding obligations of such Obligor enforceable in accordance with their respective terms;

11.1.4   NO CONFLICT WITH OTHER OBLIGATIONS

         the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Finance Documents to which it is party will not (i) contravene in any material respect any existing applicable law, statute, rule or regulation generally applicable to transactions of this type or any judgment, decree or permit to which such Obligor is subject and aware of, (ii) conflict with in any material respect, or result in any material breach of any of the terms of, or constitute a material default under, any material agreement or other instrument to which such Obligor is a party or is subject or by which it or any of its property is bound, (iii) contravene or conflict with any provision of such Obligor's constitutive documents (iv) breach in any respect any term of the Licences, (iv) breach in any material respect any term of the Necessary Authorisations or (v) save for the Encumbrances granted to the Security Trustee pursuant to the Security Documents, result in the creation or imposition of or oblige any member of the Group to create any Encumbrance (other than a Permitted Encumbrance) on any member of the Group's undertakings, assets, rights or revenues;

11.1.5   NO FILINGS REQUIRED

         it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document, that it or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to any of the Finance Documents (or, if it is necessary to take such actions or make such payment, it has been done or will be done within the applicable time period for such action or payment or, if no such time period is specified, as soon as is practical) and the Finance Documents are in proper form for their enforcement in the courts of any Relevant Jurisdiction;

11.1.6   NO LITIGATION

         save as disclosed in schedule 10 and in the Immediate Shareholder's 10-K for the year ending 31st December 1999 or in writing to Agent, no litigation, arbitration or administrative proceeding is to the knowledge of such Obligor taking place, pending or threatened against any member of the Group which would reasonably be likely to have a Material Adverse Effect;

11.1.7   FINANCIAL STATEMENTS CORRECT AND COMPLETE

         (a) the audited consolidated financial statements of the Immediate Shareholder Group, in respect of the financial year ended on 31 December 1999 as delivered to the Agent have been prepared in accordance with GAAP which principles have been consistently applied and present fairly and accurately the financial position of each of the Immediate Shareholder Group as at such date and the consolidated results of the operations of each of the Immediate Shareholder Group for the financial year ended on such date and, as at such date, no member of the Immediate Shareholder Group had any material liabilities (contingent or otherwise) or any losses which are not disclosed by, or reserved against or provided for in, such financial statements; and

         (b) the unaudited Quarterly Management Accounts for each of the Immediate Shareholder Group and the Group in respect of the Three Month Period ended 31 March 2000 as delivered to the Agent have been prepared in accordance with GAAP whose principles have been consistently applied and present fairly and accurately the results of operations of each of the Immediate Shareholder Group and the Group for such Three Month Period as at such date;

11.1.8   NO MATERIAL ADVERSE CHANGE

         there has been no material adverse change in the consolidated financial position of the Immediate Shareholder Group, from that set forth in the financial statements referred to in clause 11.1.7(a);

11.1.9   TITLE TO ASSETS

         each member of the Group is the legal and/or beneficial owner of and has valid title to or valid leases or licences of all its material assets free and clear of any Encumbrance (other than Permitted Encumbrances) in respect of the interest of such member of the Group in such assets;

11.1.10  INTELLECTUAL PROPERTY RIGHTS

         (a) the material Intellectual Property Rights owned by or licensed to each member of the Group are free from (i) any Encumbrance (save for Permitted Encumbrances) and (ii) any other rights or interests in favour of third parties which, in either case, relate to the interest of such member of the Group in such Intellectual Property Rights;

         (b) the Intellectual Property Rights owned by or licensed to each member of the Group are all the Intellectual Property Rights required by them in order to carry on, maintain and operate in all material respects their respective businesses, properties and assets and no member of the Group in carrying on its business infringes any Intellectual Property Rights of any third party in any material respect; and

         (c) no Intellectual Property Rights owned by any member of the Group are being infringed, nor is there any threatened infringement of any such Intellectual Property Rights which, in either case, would reasonably be likely to have a Material Adverse Effect;

11.1.11  PARI PASSU

         the obligations of the Obligors under this Agreement rank at least pari passu with all other present and future unsecured and unsubordinated Indebtedness of the Obligors other than any obligations which are mandatorily preferred by law and not by contract;

11.1.12  GUARANTOR COMPANIES

         (a) each Subsidiary of the Original Borrower that on the last day of the most recently ended Three Month Period ending on a Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement, was a Material Subsidiary, is a Guarantor; and

         (b) each member of the Group which has received cash (or its equivalent) and/or property, plant and equipment from any other member of the Group and/or in respect of whose liabilities another member of the Group has issued a guarantee and which the Original Borrower is obliged to procure becomes a Guarantor pursuant to clause 10.18 has become a Guarantor.

11.2     FURTHER REPRESENTATIONS AND WARRANTIES

         Each Obligor (other than the Immediate Shareholder) in respect of itself and its Subsidiaries, the Immediate Shareholder (in respect of itself only) and, as the case may be, the Ultimate Shareholder (in respect of itself only) further represents and warrants to each of the Finance Parties that:


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

11.2.1   PRINCIPAL AGREEMENTS

         the Principal Agreements which have been entered into on or prior to the date of this Agreement are in full force and effect and there is no existing, pending or to the knowledge of such Obligor or threatened termination, suspension, revocation or cancellation thereof;

11.2.2   CONSENTS OBTAINED

         every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies or authorities of courts (other than the Licences and the Necessary Authorisations and the consents referred to in clause 3.6 and except in the case of any such matters required in relation to the Security Documents which will be effected within the applicable time period for so doing) required by the Ultimate Shareholder or such Obligor (as the case may be) to authorise, or required by the Ultimate Shareholder or such Obligor (as the case may be) in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of the Finance Documents or the performance by the Ultimate Shareholder or such Obligor (as the case may be) of its obligations under the Finance Documents has been obtained or made and is in full force and effect and there has been no material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same except any such consent, authorisation, licence, approval, registration or declaration in connection with the exercise of remedies and rights under the Security Documents which seek to take security over the Necessary Authorisations and Licences;

11.2.3   NO DEFAULT

         no Default has occurred which is continuing;

11.2.4   NO WITHHOLDING TAXES

         no Taxes are imposed by withholding or otherwise on any payment to be made to any Finance Party by any Obligor under any of the Finance Documents, or are imposed on or by virtue of the execution or delivery by any Obligor of this any of the Finance Documents or any document or instrument to be executed or delivered under any of the Finance Documents;

11.2.5   LICENCES

         save as set out in schedule 10, the Licences are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof. To the best of its knowledge and belief, none of the Licences are the subject of any actual, pending or threatened attack or revocation save as set out in schedule 10;

11.2.6   NECESSARY AUTHORISATIONS

         subject to the provisions of clause 3.6, each member of the Group has obtained all material Necessary Authorisations, all such Necessary Authorisations are in full force and effect and each member of the Group is in compliance in all material respects with all provisions thereof. To the best of its knowledge and belief, none of the Necessary Authorisations are the subject of any actual, pending or threatened attack or revocation that would reasonably be likely to have a Material Adverse Effect;

11.2.7   TELECOMMUNICATIONS AND CABLE LAWS

         each member of the Group is in compliance in all material respects with all Telecommunications and Cable Laws;

11.2.8   SHARES

         all shares issued by each member of the Group have been validly issued;


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

11.2.9   ENVIRONMENTAL MATTERS

         (a) each member of the Group is in compliance, in all respects, with all requirements of Environmental Laws except where failure to do so would not reasonably be likely to have a Material Adverse Effect;

         (b) no Environmental Claim is, to the knowledge of any member of the Group, pending, threatened or existing, as at the date of this Agreement, which would reasonably be likely to have a Material Adverse Effect; and

         (c) each member of the Group has obtained and maintains in full force and effect all Environmental Licences, and there are no facts and circumstances entitling any such Environmental Licences to be revoked, suspended, amended, varied, withdrawn or not renewed where such revocation, suspension, amendment, variation, withdrawal or non-renewal, would reasonably be likely to have a Material Adverse Effect; and

11.2.10  COPYRIGHT MATTERS

         no Obligor has any knowledge, nor is aware of any claim, that any member of the Group is or may be liable to any person for any copyright infringement of any nature whatsoever as a result of the operation of its business which liability would reasonably be likely to have a Material Adverse Effect.

11.2.11  CHOICE OF LAW

         the choice by the Obligors of English law to govern this Agreement and the submission by the Obligors to the non-exclusive jurisdiction of the High Court of Justice in England are valid and binding subject to any general principles regarding choice of law which are specifically referred to in any legal opinion delivered pursuant to part A of schedule 3 in relation to this Agreement;

11.2.12  TRANSFER AGREEMENTS AND CUSTOMER CONTRACT AGREEMENT

         (a) all notice, consents and novation requirements required in order to validly assign or novate to (i) GTS Network all contracts referred to in the Transfer Agreements and (ii) to GTS Ireland all contracts in existence at the date hereof which were referred to in the Customer Contract Assignment, have been obtained and fulfilled; and

         (b) the Immediate Shareholder's interest in all assets referred to in the Transfer Agreements has been validly leased or otherwise transferred to GTS Network; and

11.2.13  SECURITY DOCUMENTS

         (a) each Obligor (other than the Immediate Shareholder) which is entitled to receive third party receivables (including without limitation, payments from customers), equal to or in excess of $5,000,000 has entered into, or will prior to the first Utilisation in accordance with the requirements of clause 3.1, enter into an Irish Debenture or a Pledge over Group Accounts and a Pledge over Third Party Receivables;

         (b) each Obligor (other than the Immediate Shareholder) which has made any intercompany loan to any member of the Group has entered into, or will prior to the first Utilisation in accordance with the requirements of clause 3.1, enter into an Irish Debenture or a Pledge over Group Accounts and a Pledge over Intercompany Receivables; and

         (c) (i) each Obligor (other than the Immediate Shareholder) which owns any property, plant and equipment which has a net book value equal to or in excess of $7,500,000 has entered into, or will prior to the first Utilisation in accordance with the requirements of clause 3.1, enter into a PPE Security and (ii) each Obligor which owns property, plant and equipment in aggregate equal to or in excess of $25,000,000 has entered into a

               PPE Security in respect of each individual item of plant, property and equipment which has a net book value equal to or in excess of $2,500,000.

11.3     REPETITION

         The representations and warranties in clause 11.1, (so that (a) the representation and warranty in clause 11.1.7(a) shall for this purpose refer to the then latest audited consolidated financial statements of the Immediate Shareholder Group and, commencing with the financial year ending 31 December 2000, the Group, delivered to the Agent under clause 12.1, (b) the representation and warranty in clause 11.1.7(b) shall for this purpose refer to the then latest Quarterly Management Accounts of the Immediate Shareholder Group and the Group delivered to the Agent under clause 12.1, and (c) the representation and warranty in clause
         11.1.8 shall for this purpose refer to the latest audited financial statements of the Immediate Shareholder Group and, commencing with the financial year ending 31 December 2000, the Group, delivered to the Agent under clause 12.1) shall be deemed to be repeated by the Obligors and the Ultimate Shareholder on and as of each Utilisation Date and the last day of each Interest Period as if made with reference to the facts and circumstances existing on each such day.

11.4     ACCEDING GUARANTORS AND ACCEDING BORROWERS

         In the case of a Subsidiary of the Original Borrower which becomes a party to this Agreement after the date of this Agreement, the representations and warranties in clauses 11.1 to 11.1.5 (inclusive), 11.1.9, 11.1.10, 11.1.11, 11.2.2, 11.2.3 and 11.2.4 shall be deemed to be repeated by the Original Borrower and that Obligor on the date that such Obligor executes a Deed of Guarantor Accession, a Belgian Deed of Guarantor Accession or a Deed of Borrower Accession (as the case may be) as if made with reference to the facts and circumstances existing on such date.

12       UNDERTAKINGS

12.1     POSITIVE COVENANTS

         Each Obligor, in respect of itself and its Subsidiaries, undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrowers, it will:

12.1.1   NOTICE OF DEFAULT, AND OTHER EVENTS

         procure that the Agent is promptly informed of (in the case of (a) to (e) inclusive) or provided with a copy of (in the case of (f) to (i) inclusive):

         (a) any Default forthwith upon becoming aware thereof and will from time to time, if so requested by the Agent, confirm to the Agent in writing that, save as otherwise stated in such confirmation, no Default has occurred and is continuing;

         (b) any lapse, suspension or termination of, or refusal by any person to renew or extend, any Licence or any material breach of any Licence;

         (c) (to the extent known to any member of the Group) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator where any such proceedings, investigations or actions would be reasonably likely to have a Material Adverse Effect;

         (d) any material breach of any Telecommunications and Cable Laws by any member of the Group;

         (e) any material litigation, arbitration or administrative proceedings being commenced (or threatened) against any member of the Group;

         (f) any material breach, or threatened breach or repudiation, of any Principal Agreement by any party thereto;

         (g) each agreement entered into by way of replacement of a Principal Agreement after the date of this Agreement;

         (h) any material report, notice or other communication relating to the Principal Agreements or the Licences (other than any such report, notice or communication the disclosure of which would breach a confidentiality undertaking or lead to loss of attorney client privilege);

         (i) copies of such financial and other reports and documents relating to any member of the Group and their respective affairs as the Agent or any Bank (acting through the Agent) may from time to time reasonably require (other than any such report, notice or communication the disclosure of which would breach a confidentiality undertaking or lead to loss of attorney client privilege);

12.1.2   CONSENTS AND LICENCES

         without prejudice to clauses 3 and 11.1, obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every consent, authorisation, licence or approval of governmental or public bodies or authorities or courts (other than Licences, Necessary Authorisations and the consents referred to in clause 3.6) required by any Obligor and/or the Immediate Shareholder to execute and deliver the Finance Documents and do, or cause to be done, all other acts and things which may from time to time be necessary or desirable under applicable law for the continued due performance of all the obligations of the Obligors and the Immediate Shareholder under the Finance Documents;

12.1.3   USE OF PROCEEDS

         use the proceeds of Utilisations exclusively for the purposes specified in clause 1.1;

12.1.4   PARI PASSU

         ensure that its obligations under this Agreement shall, without prejudice to the provisions of clause 12.2 or the security intended to be created pursuant to the Security Documents, at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness with the exception of any obligations which are mandatorily preferred by law and not by contract;

12.1.5   GROUP BUSINESS

         (in the case of each member of the Group) engage in the Group Business and in no other activities;

12.1.6   FINANCIAL STATEMENTS

         (in the case of the Original Borrower) procure the preparation of annual audited:

         (a) consolidated financial statements of the Immediate Shareholder Group; and

         (b) commencing with the financial year ending 31 December 2000, consolidated financial statements of the Group;

         each in accordance with GAAP and cause such financial statements to be reported on by its auditors and deliver to the Agent sufficient copies of the same for distribution to all of the Banks as soon as practicable but not later than 120 days after the end of the financial year to which they relate; and

12.1.7   QUARTERLY MANAGEMENT ACCOUNTS

         (in the case of the Original Borrower) procure in respect of each month commencing with the month ending 31 March 2001, the preparation of unaudited Quarterly Management Accounts in respect of the Three Month Period ending on the last day of such month for each of the Immediate Shareholder Group and the Group (in the case of the Group showing the Golden Telecom Group and the Central European Group separately) and deliver sufficient copies of the same to the Agent for distribution to all of the Banks as soon as practicable but not later than 45 days, in respect of the Three Month Period ending 31 March 2001, or 30 days, otherwise, after the end of the Three Month Period to which they relate;

12.1.8   CHANGE IN BASIS OF ACCOUNTS

         (in the case of the Original Borrower) ensure that all annual statements delivered under clause 12.1.6 are prepared in accordance with the accounting principles and practices used in the preparation of the financial statements referred to in clause 11.1.7(a) (the "ORIGINAL BASIS") consistently applied in respect of each financial year unless to do so would be inconsistent with the then current GAAP (the "NEW BASIS"). If the preparation of annual financial statements on the Original Basis is contrary to the New Basis then the Original Borrower shall promptly notify the Agent in writing of the relevant change and prepare and deliver to the Agent audited annual financial statements on the New Basis, in the opinion of the Agent, acting reasonably, such adjustments would affect the calculation of any amount used to determine compliance or otherwise with the covenants contained in clause 13.1 and/or the margin pursuant to clause 6.2 then, at its option, the Original Borrower shall either (i) deliver to the Agent with the relevant audited financial statements an unaudited reconciliation statement prepared by the Original Borrower (a "RECONCILIATION STATEMENT") showing those adjustments necessary in order to reconcile the financial statements produced on the New Basis to the Original Basis or (ii) request the Agent to enter into good faith negotiations for such amendments (if any) as are necessary to the covenants contained in clause 13.1 and/or the provisions of clauses 4.1 and 6.2 and any other provisions of this Agreement affected by such change, in which event the Agent will enter into such negotiations for a period of not more than 28 days. If agreement is reached between the Original Borrower and the Agent (acting on the instructions of the Majority Banks) within such period as to the amendment of any such covenants or provisions, then the parties hereto will enter into such documentation and take such other steps as are required to put such amendments into effect following which the Original Borrower shall then be obliged to procure the preparation and delivery to the Agent of audited financial statements on the New Basis only. If no such agreement is reached then the Original Borrower shall be obliged to procure the preparation and delivery to the Agent of audited financial statements on the New Basis accompanied by, if required, a Reconciliation Statement.

         The Original Borrower shall ensure that Quarterly Management Accounts are prepared on the basis of the same accounting principles and practices as used in the audited consolidated financial statements, save as contemplated in the agreed forms of Quarterly Management Accounts. Accordingly, where the Original Borrower is under an obligation to deliver financial statements under clause 12.1.6 on the New Basis but accompanied, if applicable, by a Reconciliation Statement, Quarterly Management Accounts shall also be delivered on the New Basis but accompanied, if applicable, by a Reconciliation Statement.

         All annual financial statements, Quarterly Management Accounts and Reconciliation Statements delivered pursuant to this clause 12.1.8 shall be delivered within the relevant time period set out in clause
         12.1.6 or 12.1.7.

         If any financial information is produced on the New Basis, but accompanied by a Reconciliation Statement for the purposes of this Agreement all calculations made under this Agreement by reference to such financial information shall be determined on the New Basis as amended by the Reconciliation Statement;

12.1.9   DELIVERY OF REPORTS

         deliver to the Agent sufficient copies for distribution to all of the Banks of each of the following documents, in each case promptly following issue thereof or (in the case of the Compliance Certificates and Accountants Reports referred to in (b) below) within the same period that the Quarterly Management Accounts or annual audited financial statements in respect of the financial period to which such Compliance Certificate or Accountants Report (as the case may be) relates are required to be delivered under clause 12.1.6 or clause
         12.1.7 respectively:

         (a) every material document issued by any member of the Ultimate Shareholder Group to the holders of their publicly traded debt;

         (b) (in the case of the Original Borrower only) an Accountants Report from the auditors of the Immediate Shareholder Group in respect of each financial year and a Compliance Certificate from an Authorised Officer of the Original Borrower in respect of each month commencing with the month ending 31 March 2001;

         (c) an Annual Budget for each financial year for each of the Group and the Group no later than the last day of February in such financial year; and

         (d) every document or announcement issued by the Ultimate Shareholder to its shareholders generally or made available by the Ultimate Shareholder to the public where any such document or announcement relates to the financial position or prospects of the Ultimate Shareholder (including, without limitation, reports on forms 10-Q and 10-K as and when delivered to the United States Securities and Exchange Commission);

12.1.10  FINANCIAL YEAR END

         maintain a financial year end of 31 December for each member of the Immediate Shareholder Group save with the prior written consent of the Majority Banks;

12.1.11  AUTHORISED OFFICERS

         ensure that any new or replacement Authorised Officer has provided the Agent with evidence satisfactory to it of his authority and a specimen of his or her signature(s) prior to his signing any Compliance Certificates, Utilisation Notices, or any other notices, requests or confirmations referred to in this Agreement or relating to the Facility;

12.1.12  AUDITORS

         ensure that, at all times, Ernst & Young is appointed as auditor of each member of the Immediate Shareholder Group and not change such appointment without appointing a major accounting firm of recognised international standing and repute;

12.1.13  INSURANCE

         (i) insure and keep insured, and will procure that each of its Subsidiaries insures and keeps insured, all its properties and assets,
         (ii) maintain, and procure that each of its Subsidiaries maintains, business interruption insurance and (iii) maintain, and procure that each of its Subsidiaries maintains, third party liability insurance, in each case with underwriters or insurance companies of repute to such extent and against such risks as prudent companies, engaged in businesses similar to those of the Group, normally insure and produce to the Agent on request copies of all insurance policies from time to time effected by it and each of its Subsidiaries together with evidence of the payment of all premiums then due under such policies;

12.1.14  INSPECTION
         if required by the Agent (acting on the instructions of the Majority Banks), at any time whilst a Default is continuing, permit, to the extent it is able to do so, representatives of the Agent upon reasonable prior written notice to (i) visit and inspect the properties of any member of the Group during normal business hours, (ii) inspect and make extracts from and copies of its books and records other than records which the relevant member of the Group is prohibited by law from disclosing to the Agent and/or any relevant Bank and (iii) discuss with its principal officers and auditors its business, assets, liabilities, financial position, results of operations and business prospects;

12.1.15  COMPLIANCE WITH LAWS AND REGULATIONS

         (i) comply and procure that its Subsidiaries comply in all material respects with the terms and conditions of all Licences and Telecommunications and Cable Laws applicable to it or any of its Subsidiaries, and (ii) comply and procure that its Subsidiaries comply in all respects with all other laws, regulations agreements, licences and concessions (including the Necessary Authorisations, the Environmental Licences and Environmental Laws) applicable to it or any of its Subsidiaries except where non-compliance would not reasonably be likely to have a Material Adverse Effect;

12.1.16  TAXES

         file or cause to be filed all tax returns required to be filed in all jurisdictions in which it or any of its Subsidiaries is situated or carries on business or is otherwise subject to Taxation and will pay or cause to be paid all Taxes shown to be due and payable on such returns or any assessments made against it or any of its Subsidiaries within the period stipulated for such payment save for those being contested in good faith by appropriate proceedings in circumstances where the relevant member of the Group can lawfully withhold payment and as to which adequate reserves are being maintained by the Group;

12.1.17  LICENCES

         (a) obtain or cause to be obtained in the name of any Obligor other than the Immediate Shareholder (unless such Licence is required for the business of the Central European Group and the Central European Group is part of the Group, in which event it may be obtained in the name of a member of the Central European Group), every Licence for which application is made after the date of this Agreement (other than in respect of the Golden Telecom Group);

         (b) (i) ensure that none of the Licences held by any member of the Group (other than the Golden Telecom Group) are revoked, cancelled, suspended, withdrawn, terminated or expire and are not renewed or otherwise cease to be in full force and effect without a new one being put in place with an Obligor (or, if the original Licence was held by a member of the Central European Group and the Central European Group is part of the Group, a member of the Central European Group) on substantially identical terms or on terms that are not materially less beneficial to the Group unless such Licence is no longer required under all applicable laws; and
               (ii) ensure that none of the Licences (other than the Licences of the Golden Telecom Group) are modified in any material respect (other than modification to the same on terms that are not materially less beneficial to the Group or required by the relevant governmental or public body or authority or court in the relevant jurisdiction) and that no member of the Group (other than the Golden Telecom Group) commits any material default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same unless such default is in respect of a matter which the relevant member of the Group is disputing in good faith by appropriate proceedings and as to which adequate reserves are being maintained by the Group and pending resolution of such dispute the Group can continue to operate under the relevant Licence;

         (c) (in the case of the Original Borrower), procure that following the issue of a new Licence to an Obligor other than GTS Network or GTS Ireland, such Obligor which has obtained a Licence in its name, shall to the fullest extent permitted by applicable law enter into a

               Licence Security in form and substance satisfactory to the Agent, acting reasonably and provide the Agent with such other documents as it may reasonably require as to the power and authority of the Obligor to enter into such Licence Security;

12.1.18  NECESSARY AUTHORISATIONS

         (a) obtain or cause to be obtained in the name of any Obligor other than the Immediate Shareholder (unless such Necessary Authorisation is required for the business of the Central European Group and the Central European Group is part of the Group, in which event it may be obtained in the name of a member of the Central European Group), every Necessary Authorisation for which application is made after the date of this Agreement (other than in respect of the Golden Telecom Group);

         (b) (i) ensure that none of the Necessary Authorisations held by any member of the Group (other than the Golden Telecom Group) are revoked, cancelled, suspended, withdrawn, terminated or expire and are not renewed or otherwise cease to be in full force and effect without a new one being put in place with an Obligor (or, if the original Necessary Authorisation was held by a member of the Central European Group and the Central European Group is part of the Group, a member of the Central European Group) on substantially identical terms or on terms that are not materially less beneficial to the Group unless such Necessary Authorisations is no longer required under all applicable laws and (ii) ensure that none of the Necessary Authorisations (other than the Necessary Authorisations of the Golden Telecom Group) are modified in any respect (other than modification to the same on terms that are not materially less beneficial to the Group or required by the relevant governmental or public body or authority or court in the relevant jurisdiction) and that no member of the Group (other than the Necessary Authorisations of the Golden Telecom Group) commits any default in the observance of the conditions or restrictions (if any imposed) in, or in connection with, any of the same if, in the case of any of the matters set out in paragraphs (i) and (ii) above such matter would be reasonably likely to have a Material Adverse Effect;

12.1.19  SUBORDINATION OF SHAREHOLDER FUNDING

         (in the case of the Original Borrower) procure that prior to any Relevant Person (other than the Immediate Shareholder) making any Borrowed Money available to any member of the Group, such Relevant Person shall enter into a Subordination Deed, an Assignment of Shareholder Loans and a Security Provider's Deed of Accession and provide the Agent with such documents and evidence as it may reasonably require as to the power and authority of the Relevant Person to enter into such Subordination Deed, Assignment of Shareholder Loans and Security Provider's Deed of Accession and that the same constitute valid and legally binding obligations of such Relevant Person enforceable in accordance with its terms subject to any qualifications set out in the legal opinions referred to in part A of schedule 3 which are applicable to the relevant Security Document;

12.1.20  OBLIGOR GROUP

         that at all times each of the total assets, revenues and Net Operating Cash Flow of the Obligors which are members of the Group (taken together) is not less than 90 per cent. of the consolidated total assets, consolidated revenues and Consolidated Net Operating Cash Flow respectively of the Group (other than the Golden Telecom Group). For the purposes of this clause 12.1.20 the revenues and Net Operating Cash Flow of the Group or any Obligor shall be determined by reference to the most recently ended Twelve Month Period ending on a Quarter Day in respect of which Quarterly Management Accounts have been delivered to the Agent under this Agreement and total assets of the Group or any Obligor shall be determined as at such Quarter Day by reference to such Quarterly Management Accounts. In determining compliance with the undertaking contained in this clause 12.1.20 following any acquisition by a member of the Group the consolidated revenues and Consolidated Net Operating Cash Flow of the Group shall be adjusted to take account of the revenues and Net Operating Cash Flow attributable to the acquisition in respect of the Twelve Month Period ending on such Quarter Day and the consolidated total assets of the Group shall be adjusted to take account of the total assets attributable to such acquisition as at such Quarter Day;

12.1.21  PRINCIPAL AGREEMENTS

         procure that all Principal Agreements entered into after the date of this Agreement by a member of the Group (other than the Golden Telecom Group and the Central European Group) are entered into by an Obligor;

12.1.22  SECURITY

         (a) each Obligor who has entered into a Security Document shall at its own expense take all such action as the Security Trustee may reasonably require (to the extent legally possible and commercially practicable) for the purpose of perfecting or protecting the Security Trustee's rights under and preserving the security interests intended to be created or evidenced by any of the Security Documents and following the making of any declaration pursuant to clause 14.2 for facilitating the realisation of any such security or any part thereof.

         (a) (in the case of the Original Borrower) procure either, in the case of an Obligor, within 60 days of each Quarter Day (or within 45 days of each Quarter Day commencing 30 September 2001) or, in the case of a member of the Group which is obliged pursuant to clause 10.18.1 or clause 10.18.2 to become or which will become pursuant to clause 10.18.3 an Obligor, within the relevant period set out in clause 10.18;

               (i) any Obligor (or other member of the Group which is obliged pursuant to clause 10.18.1 or clause 10.18.2 to become, or which will become pursuant to clause 10.18.3, an Obligor) which was entitled to receive third party receivables equal to or in excess of $5,000,000 at any time during the relevant Three Month Period ending on a Quarter Day (determined by reference to the relevant Quarterly Management Accounts) or, in the case of a Material Subsidiary to which clause 10.18.1 applies, at any time prior to it becoming an Acceding Guarantor, shall enter into a Pledge over Group Accounts and a Pledge of Third Party Receivables;

               (i) (A) any Obligor (or other member of the Group which is obliged pursuant to clause 10.18.1 or clause 10.18.2 to become, or which will become pursuant to clause 10.18.3, an Obligor) which acquires any property, plant and equipment with an individual net book asset value equal to or in excess of $7,500,000 at any time during the relevant Three Month Period ending on a Quarter Day (determined by reference to the relevant Quarterly Management Accounts) or, in the case of a Material Subsidiary to which clause 10.18.1 applies, owns any such asset, shall enter into a PPE Security and (B) any Obligor (or any other member of the Group which is obliged pursuant to clause 10.18.1 or clause
                    10.18.2 to become or which will become pursuant to clause 10.18.3, an Obligor) which has property, plant and equipment which has an aggregate net book value equal to or in excess of $25,000,000 at any time during the relevant Three Month Period ending on a Quarter Day (determined as at such Quarter Day by reference to the relevant Quarterly Management Accounts), or in the case of a Material Subsidiary to which clause 10.18.1 applies, owns any such asset, shall enter into a PPE Security in respect of each individual item of property, plant and equipment which has a net book value in excess of $2,500,000;

               (ii) any member of the Group (other than the Original Borrower,
                    GTS Ireland, the Golden Telecom Group and the Central European Group) which makes any intercompany loans shall enter into a Pledge over Group Accounts and a Pledge over Intercompany Receivables;

         (in the case of (b) above) the Original Borrower shall procure that each Obligor shall also enter into a Security Providers Deed of Accession and provide the Agent with such documents and evidence as it may reasonably require as to the power and authority of such Obligor to enter into the relevant Security Documents and a Security Provider's Deed of Accession and that the same constitutes valid and legally binding obligations of such Obligor enforceable in accordance with its terms subject to any qualifications set out in the legal opinions referred to in part A of schedule 3 which are applicable to the relevant Security Document;

12.1.23  IMMOVABLE ASSETS SUBJECT TO THE TRANSFER AGREEMENT

         in the event that any of the assets referred to in the Transfer Agreement are stated to have been leased (rather than transferred) take all reasonable steps required to transfer title to such assets to GTS Network within 3 months of the date of this Agreement; and

12.1.24  ACCOUNTS WITH DEUTSCHE BANK AG LONDON

         ensure that all cash (or cash equivalent) credit balances of any member of the Group (other than the Golden Telecom Group and the Central European Group) are maintained in accounts of an Obligor with Deutsche Bank AG London, save for (i) the Permitted Cash Balances and (ii) other gross cash balances of both the Group (other than the Golden Telecom Group and the Central European Group) and the Ultimate Shareholder (to the extent not subject to a charge with Deutsche Bank AG London) not exceeding euro 7,500,000 in aggregate.

12.2      NEGATIVE COVENANTS

         Each Obligor (other than the Immediate Shareholder in respect of clauses 12.2.2, 12.2.4, 12.2.5, 12.2.6, 12.2.7, 12.2.8, 12.2.9,
         12.2.10, 12.2.11 and 12.2.12) in respect of itself and its Subsidiaries undertakes with each of the Finance Parties that, from the date of this Agreement and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrowers, without the prior written consent of the Agent acting on the instructions of the Majority Banks:

12.2.1    NEGATIVE PLEDGE

         it will not permit any Encumbrance (other than the Permitted Encumbrances) by any member of the Group (other than the Golden Telecom Group) to subsist, arise or be created or extended over all or any part of their respective present or future undertakings, assets, rights or revenues to secure or prefer any present or future Indebtedness of any member of the Group or any other person;

12.2.2   NO MERGER

         it will not merge or consolidate with any other company or person and it will procure that no member of the Group merges or consolidates with any other company or person save for (i) any merger or consolidation undertaken in accordance with the conditions set out in clause 12.1.8, and/or (ii) mergers between any member of the Group with any or all of the other members of the Group, other than the Golden Telecom Group or the Central European Group, ("ORIGINAL ENTITIES") into one or more entities (each a "MERGED ENTITY") provided that in each case:

         (a) reasonable details of the proposed merger in order to demonstrate satisfaction with clauses (b) to (d) below are provided to the Agent at least 10 days before the merger is to be consummated;

         (b) such Merged Entity is a member of the Group and is liable for the obligations of the relevant Original Entities (including the obligations under the Finance Documents) which remains unaffected thereby and entitled to the benefit of all the rights of such Original Entities;

         (c) such Merged Entity has entered into Security Documents which provided security over the same assets of at least an equivalent nature and ranking to the security provided by the relevant Original Entities pursuant to any Security Documents entered into by them and any possibility of the Security Documents referred to in this clause 12.2.2(c) or clause 12.2.2(d) below being challenged or set aside is not greater than any such possibility in relation to the Security Documents entered into by or in respect of the share capital of any relevant Original Entity;

         (d) (if all or any part of the share capital of the relevant Original Entities was charged pursuant to a Security Document) the equivalent part of the share capital of such Merged Entity is charged pursuant to a Security Document on terms of at least an equivalent nature and equivalent ranking as any Security Document relating to the shares in each relevant Original Entity;

         (e) that all the property and other assets of the relevant Original Entities are vested in the Merged Entity and that the Merged Entity has assumed all the rights and obligations of the relevant Original Entities under the Principal Agreements, the Licences and all Necessary Authorisations and/or replacements have been entered into by or issued in favour of the Merged Entity;

12.2.3   DISPOSALS

         save for Permitted Disposals and, in the case of the Immediate Shareholder, the transfers contemplated by clause 3.6 and any other transfer of assets from the Immediate Shareholder to the Group, it will not and will procure that no other member of the Group will sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of its present or future undertaking, assets, rights or revenues whether by one or a series of transactions related or not, including by way of de-merger;

12.2.4   INTRA-GROUP ACCOUNTS

         it will not subordinate, assign, postpone, defer or otherwise dispose of any Indebtedness owing to it by any member of the Group and will procure that no member of the Group (other than the Golden Telecom Group) will subordinate, assign, postpone or defer or otherwise dispose of, any Indebtedness owing to it by any other member of the Group save as required pursuant to this Agreement

12.2.5   BORROWED MONEY

         it will not and will procure that no member of the Group (other than the Golden Telecom Group) will create, assume, incur or otherwise permit to be outstanding any Borrowed Money (other than Permitted Borrowings);

12.2.6   GUARANTEES

         it will not and will procure that no member of the Group (other than the Golden Telecom Group) will incur any obligations or assume any liability under any guarantee other than Permitted Guarantees;

12.2.7   REDUCTION OF SHARE CAPITAL/ISSUE OF SHARES

         (a) other than (subject to the terms of the Security Documents) any such reduction, purchase or redemption resulting in any dividend or distribution either (i) to any member of the Group, (ii) to the Immediate Shareholder, it will not and will procure that no member of the Group will reduce its capital or purchase or redeem any class of its shares; and

         (b) it will not issue, and will procure that no member of the Group issues, any shares of any class other than in accordance with clause 12.2.2 provided that any member of the Group may issue shares to any other member of the Group and the Original Borrower may issue shares to the Immediate Shareholder so long as (if any of the existing shares in the relevant member of the Group are charged or pledged pursuant to any Security

               Document) such shares are contemporaneously with the issue thereof charged or pledged pursuant to the terms of a Security Document and there are delivered at the same time to the Security Trustee the relevant share certificates and blank stock transfer forms (or equivalent documents) in respect thereof together with such other documents and evidence and legal opinions as the Agent may reasonably require as to the power and authority of the relevant chargor to enter into such Security Document and that the same constitutes valid and legally binding obligations of such chargor enforceable in accordance with its terms subject (to the extent applicable) to the qualifications in the legal opinions referred to in part A of schedule 3;

12.2.8   ACQUISITIONS

         it will not and will procure that no member of the Group (other than the Golden Telecom Group) will enter into any joint venture or partnership arrangements, makes any acquisition of shares of or other ownership interests in any person or acquires all or a substantial part of the assets, property or business of any other person or any other person or any assets that constitute a division or operating unit of the business of any other person (other than Permitted Acquisitions or an acquisition of assets in the ordinary course of business from a supplier or a Subsidiary of a supplier for the purposes of the Group Business);

12.2.9   LOANS

         it will not and will procure that no other member of the Group (other than the Golden Telecom Group) will make any loan or advance to, or enter into any transaction having the effect of lending money with, any person (including the acquisition of any document evidencing Borrowed Money, loan stock or other debt securities) other than (i) loans from members of the Group to the Immediate Shareholder or the Ultimate Shareholder to the extent that the same constitute Permitted Payments,
         (ii) normal trade credit in the ordinary course of day to day trading with payment terms not exceeding 120 days, (iii) loans from a member of the Group to another member of the Group (other than to a member of the Golden Telecom Group or the Central European Group, with the exception of Permitted Central European Group Transactions) and (iv) loans and advances to employees in the ordinary course of business not to exceed $3,000,000 in the aggregate at any time outstanding;

12.2.10  CAPITAL EXPENDITURE

         it will not and will procure that no other member of the Group will incur any capital expenditure other than in relation to the Group Business;

12.2.11  DERIVATIVES CONTRACTS

         it will not and will procure that no other member of the Group will enter into any interest rate or currency swaps or other hedging arrangement for speculative purposes or otherwise other than (i) interest rate hedging directly relating to liabilities incurred in relation to the Group Business; (ii) interest rate hedging directly relating to the risk management of any Borrowed Money of the Group (other than the Shareholder Loans); and (iii) currency hedging of foreign exchange liabilities or assets of the Group on a transactional basis (which, for the avoidance of doubt, shall not include any hedging of the High Yield Securities or any intercompany loans from the Ultimate Shareholder or the Immediate Shareholder to any member of the Group);

12.2.12  RESTRICTED PAYMENTS

         it will not and will procure that no other member of the Group will make any Restricted Payments other than Permitted Payments;

12.2.13  TRANSACTIONS WITH RELEVANT PERSONS

         without prejudice to clause 12.2.12, procure that no member of the Group enters into any contractual or other arrangements with a Relevant Person providing for the payment of consideration by or to a Relevant Person other than (i) Permitted Payments, (ii) as expressly permitted under the Supplemental Agreement and (iii) on terms that (other than in the case of Golden Telecom if Golden Telecom continues to be a Relevant Person following the sale of shares in Golden Telecom pursuant to the Golden Telecom Sale and Purchase Agreement) the consideration payable to the relevant member of the Group is pre-funded by the payment of cash to the Original Borrower to the credit of an account with Deutsche Bank AG London and otherwise (including in the case of Golden Telecom) on bona fide arms length commercial terms in the ordinary course of trading;

12.2.14  TRANSACTIONS WITH ESPRIT

         it will procure that no member of the Group enters into any contractual or other arrangements with Esprit other than (i) the contribution of the Business Services Assets pursuant to the consent contained in the Supplement Agreement and (ii) on bona fide arm's length terms in the ordinary course of trading (including no more than 60 days payment terms) and in any event provided that (a) in respect of the period prior to 1 January 2002 the consideration payable to the Group for such transactions (other than in respect of the contribution of the Business Services Assets) does not exceed euro 20,000,000 and is pre-funded by the payment of cash to the Original Borrower to the credit of an account with Deutsche Bank AG (London) which is the subject of a Pledge over Group Accounts and (b) in respect of the period commencing 1 January 2002, the aggregate amount due and payable by Esprit to the members of the Group at no time exceeds euro 5,000,000 in aggregate; and

12.2.15  TRANSACTIONS WITH GOLDEN TELECOM GROUP AND CENTRAL EUROPEAN GROUP

         it will procure that no member of the Group which is not a member of the Golden Telecom Group or the Central European Group respectively, enters into a transactions with a member of the Golden Telecom Group or the Central European Group (save for Permitted Central European Group Transactions and the acquisition by the new company referred to in clause 4.12 of the Supplemental Agreement of the Central European Group) other than on bona fide arms length commercial terms in the ordinary course of trading, in particular but without prejudice to the generality of the foregoing it will ensure that no such member of the Group lends money to, guarantees the liabilities of, disposes of assets to, mergers with or give more than 60 days payment terms to any member of the Golden Telecom Group or the Central European Group.

13       FINANCIAL COVENANTS

13.1     FINANCIAL COVENANTS

         The Original Borrower undertakes with each of the Finance Parties, from the date of this Agreement and so long as any moneys are owing under this Agreement (actually or contingently) or remain available for utilisation by the Borrowers:

13.1.1   MINIMUM CONSOLIDATED REVENUES

         to ensure that in respect of each Three Month Period set out in column
         (1) Consolidated Revenues of the Group after having adjusted the Consolidated Revenues of the Group in respect of such Three Month Period as follows:

         (a) excluding the Consolidated Revenues of the Golden Telecom Group or revenues attributable to the Business Services Assets (to the extent that the same is consolidated into the Consolidated Revenues of the Group);

         (b) including the revenues attributable to the Acquired Assets in respect of the period from 1 January 2001;

         (c) including, in respect of any Three Month Period ending prior to its disposal, the Consolidated Revenues of the Central European Group in respect of the period from 1 January 2001 until their disposal by the Group;

         (d) having made the adjustments in (a), (b) and (c) above, deducting any revenues attributable to dark fibre asset sales in excess of (i) euro 3,000,000 in any month in 2001 or (ii) euro 4,000,000 in any Three Month Period in 2001, or (iii) euro 10,000,000 in aggregate in 2001, and completely thereafter, or to the sale of all or part of the Golden Telecom Group, the Central European Group, or the Business Services Assets;

       shall not be less than the amount set out against such Three Month Period in column (2) below, if the entire Central European Group was not disposed of prior to the beginning of such Three Month Period or, column 3 below, otherwise:



                    THREE MONTH PERIOD                              MINIMUM CONSOLIDATED REVENUES
                  ------------------------                       ----------------------------------
                                                                             (euro M)
                            (1)                                    (2)                          (3)
                           -----                                 ------                     ---------
      January to March 2001                                       88.39                        70.02
      February to April 2001                                      88.97                        69.98
      March to May 2001                                           90.99                        71.10
      April to June 2001                                          93.92                        73.01
      May to July 2001                                            98.00                        76.21
      June to August 2001                                        103.38                        80.86
      July to September 2001                                     109.64                        86.11
      August to October 2001                                     115.05                        90.25
      September to November 2001                                 120.44                        94.32
      October to December 2001                                   125.50                        98.40
      November 2001 to January 2002                              130.09                       102.27
      December 2001 to February 2002                             134.78                       106.51
      January to March 2002                                      140.03                       111.76
      April to June 2002                                         149.97                       121.70
      July to September 2002                                     168.81                       140.54
      October to December 2002                                   185.87                       157.60
      January to March 2003                                      216.15                       187.88


13.1.2   MINIMUM CONSOLIDATED NET OPERATING CASH FLOW

         to ensure that in respect of each Three Month Period set out in column
         (1) below, the amount of Consolidated Net Operating Cash Flow for the Group after having adjusted the Consolidated Net Operating Cash Flow of the Group in respect of such Three Month Period as follows:

         (a) excluding the Consolidated Net Operating Cash Flow of the Golden Telecom Group or attributable to the Business Services Assets (to the extent that the same is consolidated into the Consolidated Net Operating Cash Flow of the Group);

         (b) including the Consolidated Net Operating Cash Flow attributable to the Acquired Assets in respect of the period from 1 January 2001;

         (c) including, in respect of any Three Month Period ending prior to its disposal, the Consolidated Net Operating Cash Flow of the Central European Group in respect of the period from 1 January 2001 up to a maximum amount of euro 2,000,000 in respect of any month;

         (d) having made the adjustments in (a), (b) and (c) above, deducting any Consolidated Net Operating Cash Flow of the Group attributable to dark fibre asset sales in excess of (i) euro 2,000,000 in any month in 2001 or (ii) euro 3,000,000 in any Three Month Period in 2001 or (iii) euro 7,700,000 in aggregate in 2001, and completely thereafter, or to the sale of all or part of the Golden Telecom Group, the Central European Group, or the Business Services Assets;

         shall be not less than the amount set out against such period in column
         (2) below, if the entire Central European Group was not disposed of prior to the beginning of such Three Month Period or, column (3) below, otherwise:



                    THREE MONTH PERIOD                       MINIMUM CONSOLIDATED NET OPERATING CASH FLOW
                   -------------------                      ----------------------------------------------
                                                                                 (euro M)
                            (1)                                    (2)                          (3)
                           -----                                  -----                        -----
      January to March 2001                                       19.56                        17.85
      February to April 2001                                      17.88                        16.15
      March to May 2001                                           17.98                        15.98
      April to June 2001                                          18.18                        15.73
      May to July 2001                                            19.98                        17.17
      June to August 2001                                         22.19                        19.13
      July to September 2001                                      24.47                        21.25
      August to October 2001                                      27.52                        23.89
      September to November 2001                                  31.09                        26.95
      October to December 2001                                    34.55                        30.01
      November 2001 to January 2002                               37.49                        32.68
      December 2001 to February 2002                              40.12                        35.23
      January to March 2002                                       43.24                        38.34
      April to June 2002                                          51.15                        46.25
      July to September 2002                                      60.09                        55.19
      October to December 2002                                    75.11                        70.21
      January to March 2003                                       89.12                        84.23

13.1.3   MAXIMUM CUMULATIVE CONSOLIDATED CAPITAL EXPENDITURE

         to ensure that in respect of the period commencing on 1 January 2001 and ending on the last day of the month set out in column (1) below the amount of Consolidated Capital Expenditure for the Group after having adjusted the cumulative Consolidated Capital Expenditure of the Group in respect of the relevant period as follows:

         (a) excluding the Consolidated Capital Expenditure attributable to the Golden Telecom Group and capital expenditure attributable to the Business Services Assets (to the extent that the same is consolidated into the Consolidated Capital Expenditure of the Group);

         (b) including the capital expenditure attributable to the Acquired Assets in respect of the period from 1 January 2001;

         (c) including, in respect of any Three Month Period ending prior to its disposal, the Consolidated Capital Expenditure of the Central European Group in respect of the period from 1 January 2001;

         (d) having made the adjustments in (a), (b) and (c) above, adding or subtracting any increase or decrease (respectively) in capital expenditure payable since 31 December 2000;

         shall not exceed the amount set out against such month in column (2) below, if the entire Central European Group was not disposed or prior to the beginning of such Three Month Period or, column (3) below, otherwise:



                    THREE MONTH PERIOD                   MAXIMUM CUMULATIVE CONSOLIDATED CAPITAL EXPENDITURE
                   --------------------                 -----------------------------------------------------
                                                                                 (euro M)
                            (1)                                    (2)                          (3)
                           -----                                  -------                      -------
        March 2001                                                  79.20                        70.20
        April 2001                                                 106.60                        94.80
        May 2001                                                   132.00                       117.40
        June 2001                                                  157.40                       140.00
        July 2001                                                  181.00                       160.80
        August 2001                                                204.40                       181.40
        September 2001                                             226.80                       201.00
        October 2001                                               245.20                       216.60
        November 2001                                              263.60                       232.20
        December 2001                                              282.80                       247.80
        January 2002                                               298.87                       259.67
        February 2002                                              31.575                       271.55
        March 2002                                                 332.62                       283.42
        June 2002                                                  379.43                       315.23
        September 2002                                             424.99                       345.79
        December 2002                                              483.49                       389.29
        March 2003                                                 533.49                       424.29

13.2     CURE

13.2.1 If in respect of any Three Month Period the Consolidated Net Operating Cash Flow of the Group (adjusted as set out in clause 13.1.2) is less than the amount set out in clause 13.1.2 but not less than 0.75/0.85 multiplied by the amount set out in clause 13.1.2 there shall be deemed not to have been a breach of clause 13.1.2.

13.2.2 If in respect of any Three Month Period subsequent to a previous Three Month Period to which clause 13.2.1 applies the Consolidated Net Operating Cash Flow of the Group (adjusted as set out in clause 13.1.2) is less than the amount set out in clause 13.1.2 but the amount of such shortfall plus the shortfall in respect of the Three Month Period to which clause 13.2.1 applied is less than aggregate amount by which the Consolidated Net

         Operating Cash Flow of the Group (adjusted as set out in clause 13.1.2) in respect of the period since 1 January 2001, has exceeded the projected amount for such period set out in the Agreed Base Case there shall be deemed not to have been a breach of clause 13.1.2.

13.2.3 Clauses 13.2.1 and 13.2.2 may each apply in respect of one Three Month Period only.

13.3     AUDITORS' CERTIFICATE

         If at any time the Majority Banks do not consider that any figure set out in any Compliance Certificate issued by any Authorised Officer is correct, they shall be entitled within 30 days of the date of the delivery of such Compliance Certificate to the Agent pursuant to clause
         12.1 to call for a certificate from the Original Borrower's auditors as to such figure. For such purposes the Original Borrower's auditors shall act as independent experts and not as arbitrators and every such certificate shall be addressed to the Agent (on behalf of the Banks) and be at the expense of the Original Borrower (unless the certificate so provided by the Original Borrower's conditions shows the figures set out in the Compliance Certificate are in fact correct in which case the such certificate shall be at the expenses of the Banks). The Majority Banks may only call for one such certificate in any four consecutive Three Month Periods ending on a Quarter Day unless the relevant figure set out in any Compliance Certificates provided by an Authorised Officer in respect of any Three Month Period ending on a Quarter Day in such four consecutive Three Month Periods ending on a Quarter Day is incorrect in which case such limitation shall not apply. If the Majority Banks call for such a certificate all calculations under this Agreement by reference to the relevant figure shall (a) until the Original Borrower's auditors deliver the relevant certificate under this clause 13.3 be made by reference to the figure set out in the relevant Compliance Certificate delivered to the Agent under this Agreement and (b) following the delivery by the Original Borrower's auditors of a certificate under this clause 13.3 be made by reference to such certificate and the Original Borrower undertakes forthwith to take all action including, without limited, the repayment of all or part of the Facility so as to procure that all action taken on the basis of the relevant Compliance Certificate which on the basis of such auditors' certificate would not have been permitted is reversed.

14       EVENTS OF DEFAULT

14.1     EVENTS OF DEFAULT

         Each of the events and circumstances set out below is an Event of Default (whether or not caused by any reason outside the control of an Obligor):

14.1.1   NON-PAYMENT:

         any Borrower fails to pay (i) any principal due and payable under this Agreement on the due date or (ii) any interest or any other sum hereunder after 5 days when the same shall become due and payable and, in each such case, in the currency and in the manner stipulated in this Agreement; or

14.1.2   BREACH OF CERTAIN OBLIGATIONS

         any Obligor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under clauses 10.18.2, 10.18.3, 12.1.6, 12.1.7, 12.1.8, 12.1.9(c), 12.1.16, 12.1.24
         and 12.2 or clause 13.1; or

14.1.3   BREACH OF OTHER OBLIGATIONS

         any Obligor or any GTS Creditor commits any breach of or omits to observe any of the obligations or undertakings expressed to be assumed by it under any Finance Document to which it is a party (other than failure to pay any sum when due or any breach of the undertakings referred to in clause 14.1.2) and, in respect of any such breach or omission which is capable of remedy, such action as the Agent may reasonably require shall not have been taken within 30 days of the Agent notifying the relevant Obligor or the relevant GTS Creditor (as the case may be) of such default and of such required action; or

14.1.4   MISREPRESENTATION

         any representation or warranty made or deemed to be made or repeated by or in respect of any Obligor or any GTS Creditor or any other member of the Group in or pursuant to any Finance Document or in any notice, certificate or statement referred to in or delivered under any Finance Document is or proves to have been incorrect or misleading in any material respect; or

14.1.5   SECURITY DOCUMENTS

         any Security Document is not or ceases to be effective in any material respect or any GTS Creditor or any member of the Group (or any liquidator, administrator, administrative or other receiver or similar officer) shall bring proceedings to challenge, the prior status of the charges created by (in the case of a Subordination Deed, the subordination effected by) the Security Documents or the validity or enforceability of the Security Documents (other than, in each case, any Licence Security); or

14.1.6   CROSS-DEFAULT

         (i) any Borrowed Money of any member of the Immediate Shareholder Group is not paid when due or (ii) any Borrowed Money of any member of the Immediate Shareholder Group becomes (whether by declaration validly made or automatically in accordance with the relevant agreement or instrument constituting the same) due and payable prior to the date when it would otherwise have become due or (iii) any creditor of any member of the Immediate Shareholder Group becomes entitled to declare any Borrowed Money of any member of the Immediate Shareholder Group so due and payable or to require cash collateralisation or security for any such Borrowed Money or (iv) any facilities or commitment available to any member of the Immediate Shareholder Group relating to Borrowed Money is withdrawn, suspended or cancelled, and the amount, or aggregate amount at any one time, of all Borrowed Money in relation to which any of the foregoing events shall have occurred and be continuing is equal to or greater than $15,000,000 or its equivalent in the currency in which the same is denominated and payable; or

14.1.7   LEGAL PROCESS

         any judgment or order for an amount of at least $10,000,000 (or its equivalent) is made against any member of the Group and is not stayed, complied with or discharged within 14 days or a creditor attaches or takes possession of, or any distress, execution, attachment, sequestration or other process arising out of any claim by any third party is levied or enforced upon, or sued out against, all or any material part of the undertakings, assets, rights or revenues of any member of the Group and is not discharged within 14 days; or

14.1.8   INSOLVENCY

         any Obligor is, or is deemed for the purpose of any law applicable to it to be, unable to pay its debts generally as they fall due or to be insolvent or admits its inability generally to pay its debts as they fall due or suspends making payments on all or any class of its debts or announces an intention to do so or declares a moratorium in respect of its Indebtedness generally and, more particularly: (i) with respect to any Obligor incorporated in Belgium, any such Obligor is declared bankrupt under the Bankruptcy Act of 8 August 1997 of Belgium (or any replacement enactment therefor which is enacted after the date of this Agreement) or is otherwise subject to the proceeding provided in
         Section 8 of that Bankruptcy Act or takes any step to or otherwise enters into composition proceedings under the Composition Act of 17 July 1997 of Belgium (or any replacement enactment therefor which is enacted after the date of this Agreement); or (ii) with respect to any Obligor incorporated in the Netherlands, and such Obligor is declared bankrupt (in staat van faillissement verklaard) or enters into a primary or definitive moratorium (in voorlopige of definitieve surseance van betaling gaan) pursuant to the Dutch Bankruptcy Act (Faillisementswet); or

14.1.9   WINDING UP

         any petition is presented and is not discharged within 14 days or other step is taken by any Obligor for the purpose of the winding up of such company (not being a petition or step which can be demonstrated to the satisfaction of the Agent by providing an opinion of leading lawyers in the relevant jurisdiction is frivolous, vexatious or an abuse of the process of the court) or an order is made or resolution passed for the winding up of any Obligor or a notice is issued convening a meeting for the purpose of passing any such resolution other than for the purposes of a voluntary amalgamation or reconstruction previously approved in writing by the Agent acting on the instructions of the Majority Banks (acting reasonably); or

14.1.10  ADMINISTRATION/EXAMINATION

         any petition is presented or resolution passed for the appointment of an administrator or an examiner of or to any Obligor and, in the case of an administrator only, any such petition is not withdrawn or shown to be frivolous and vexatious to the reasonable satisfaction of the Agent not less than two Banking Days before the first date fixed for hearing of such petition or an administration order, or an order to appoint an examiner is made in relation to any Obligor; or

14.1.11  APPOINTMENT OF RECEIVERS AND MANAGERS

         any administrative or other receiver is appointed of any Obligor or any material part of their respective assets and/or undertakings or any other steps are taken to enforce any Encumbrance over all or any material part of the assets of any Obligor and is not discharged within 14 days; or

14.1.12  COMPOSITIONS

         any steps are taken, by any Obligor with a view to proposing any kind of composition, compromise or arrangement involving such company and its creditors generally; or

14.1.13  ANALOGOUS PROCEEDINGS

         there occurs, in relation to any Obligor, in any country or territory in which any of them carries on business or to the jurisdiction of whose courts any part of their respective assets is subject, any event which corresponds with, or have an effect equivalent or similar to, any of those mentioned in clauses 14.1.7 to 14.1.12 (inclusive), or any Obligor otherwise becomes the subject, in any such country or territory, of insolvency, bankruptcy or liquidation proceedings or any such proceedings are commenced against any Obligor and not discharged within the equivalent periods mentioned in clauses 14.1.7 to 14.1.12; or

14.1.14  CESSATION OF GROUP BUSINESS

         the Group suspends or ceases to carry on in any material respect the Group Business; or

14.1.15  SEIZURE

         all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interests in, any member of the Group are seized, nationalised, expropriated or compulsorily acquired by or under the authority of any government; or

14.1.16  PRINCIPAL AGREEMENTS

         any Principal Agreement is terminated, suspended, revoked or cancelled or otherwise ceases to be in full force and effect unless such Principal Agreement is replaced by a fibre lease agreement or agreements or capacity contract or contracts (which are accounted for as capital leases in accordance with GAAP) or alternative arrangements (including providing own build network or wireless transmission), in each case, providing sufficient alternative capacity on terms that are not materially less beneficial to the Group or (as the case may be) the Immediate

         Shareholder than the predecessor Principal Agreement, within 60 days of such Principal Agreement being so terminated, suspended, revoked, cancelled or ceasing to be in full force and effect, or the Original Borrower has failed to demonstrate to the reasonable satisfaction of the Majority Banks that such event would not materially adversely affect the operations of the Group; or

14.1.17  UNLAWFULNESS

         it becomes unlawful at any time for any Obligor or any GTS Creditor to perform any of its material obligations under any Finance Document to which it is a party or any of the material obligations of any Obligor or any GTS Creditor under any of the Finance Documents to which it is a party becomes unenforceable in any way or there ceases to be security over any material relevant property or assets of the relevant Obligor (or, in the case of a Subordination Deed, any payment due from a member of the Group to a GTS Creditor, is not or ceases to be subordinated to the amounts owing under this Agreement) as intended to be created by the Security Documents; or

14.1.18  TELECOMMUNICATIONS AND CABLE LAWS

         any member of the Group fails to comply with any term or condition of Telecommunications and Cable Law where such non-compliance would reasonably be likely to have a Material Adverse Effect or a material adverse effect on the Group Business or financial condition of the Group taken as a whole; or

14.1.19  REPUDIATION

         any Obligor or any GTS Creditor repudiates any Finance Document to which it is a party or threatens in writing to repudiate any Finance Document to which it is a party; or

14.1.20  MATERIAL EVENTS

         any guarantee is issued pursuant to paragraph (f) of the definition of Permitted Guarantees and the Majority Banks consider that an Obligor may not be able to perform all or any of its obligations under the Finance Documents or any other event occurs or circumstances arise which in the opinion of the Majority Banks (acting reasonably) would reasonably be likely to have a Material Adverse Effect; or

14.1.21  CHANGE OF CONTROL

         the Immediate Shareholder ceases directly to own or the Ultimate Shareholder ceases indirectly to own that part of the issued share capital of the Original Borrower representing more than 50 per cent. of the voting and economic interest in the Original Borrower; for the purposes of this clause 14.1.21, the Ultimate Shareholder's indirect interest in the Original Borrower shall be calculated by multiplying the percentage ownership interest in each company through which it owns its interest in the Original Borrower by the percentage ownership interest of the Immediate Shareholder in the Original Borrower; or

14.1.22  REGULATORY COMPLIANCE

         (i) any Licence is terminated, cancelled or revoked (before a new one is put in place with an Obligor (other than the Immediate Shareholder) on substantially identical terms or on terms that are not materially less beneficial to the Group unless such Licence is no longer required under all applicable laws) or (ii) the relevant authorities notify the member of the Group in writing that any Licence will be terminated, cancelled or revoked unless the relevant member of the Group is disputing such notice in good faith by all appropriate proceedings and demonstrates to the reasonable satisfaction of the Majority Banks that it has a good case and pending resolution of such dispute the Group can continue to operate under such Licence, provided that if any such notification to terminate, cancel or revoke any Licence is made subject to the relevant member of the Group's compliance with any conditions it shall be an Event of Default only if the Majority Banks determine that the relevant member of the Group will not be able to satisfy such conditions within any applicable time periods; or

14.2     ACCELERATION

         The Agent may with the consent of the Majority Banks and if so requested by the Majority Banks shall, without prejudice to any other rights of the Banks, at any time after the happening of an Event of Default and so long as the same is continuing, unremedied or unwaived by notice to the Original Borrower declare that:

14.2.1 the obligation of each Bank to make its Commitment available shall be terminated, whereupon the Total Commitments shall be reduced to zero forthwith; and/or

14.2.2 all or any outstanding Advances and all or any interest and commitment commission accrued and all or any other sums payable under this Agreement have become immediately due and payable or have become due and payable on demand, whereupon the same shall, immediately or in accordance with the terms of such notice, become so due and payable; and/or

14.2.3 the Security Documents (or any of them) have become enforceable whereupon the same shall become enforceable.

         On or at any time after the making of any such declaration, the Agent shall be entitled, to the exclusion of the Original Borrower (and without prejudice to clause 6.3), to select the duration of each period for the calculation of interest in relation to any outstanding Advances or other sums payable under this Agreement.

14.3     DEMAND BASIS

         If, pursuant to clause 14.2.2, the Agent declares the outstanding principal amount of all or any of the Advances to be due and payable on demand then the Agent may (and, if so instructed by the Majority Banks, shall) at any time by written notice to the Original Borrower (a) call for repayment of the outstanding principal amount of all or any of the Advances on such date as may be specified in such notice whereupon the Advances shall become due and payable on the date so specified together with all interest and commitment commission accrued and all other sums payable under this Agreement or (b) withdraw such declaration with effect from the date specified in such notice.

15       INDEMNITIES

15.1     MISCELLANEOUS INDEMNITIES

         The Original Borrower shall on demand indemnify each Finance Party, without prejudice to any of their other rights under the Finance Documents, against any loss (including loss of Margin) or expense which such Finance Party shall certify in such demand as sustained or incurred by it as a consequence of:

15.1.1 any default in payment by any Obligor or any GTS Creditor of any sum under any Finance Document when due;

15.1.2   the occurrence of any other Event of Default;

15.1.3 other than as a result of a mandatory prepayment pursuant to clause 7.6, any repayment of all or part of any Advance or the Loan being made otherwise than its Maturity Date or the last day of an Interest Period relative thereto respectively; or

15.1.4 any Utilisation not being made or issued for any reason (excluding any default by any Finance Party) after a Utilisation Notice has been given, including, in any such case, but not limited to, any loss or expense sustained or incurred by such Finance Party in maintaining or funding all or any part of its Contribution or in liquidating or re-employing deposits from third parties acquired or contracted for to fund all or any part of its Contribution or any other amount owing to such Finance Party.

15.2     CURRENCY OF ACCOUNT; CURRENCY INDEMNITY

         No payment by any Obligor under this Agreement which is made in a currency other than the currency ("Contractual Currency") in which such payment is required to be made pursuant to this Agreement shall discharge the obligation in respect of which it is made except to the extent of the net proceeds in the Contractual Currency received by the Agent upon the sale of the currency so received, after taking into account any costs of exchange in connection with such sale. For the avoidance of doubt, Finance Parties shall not be obliged to accept any such payment in a currency other than the Contractual Currency nor shall the Finance Parties be liable to any Obligor for any loss or alleged loss arising from fluctuations in exchange rates between the date on which such payment is so received by the Agent and the date on which the Agent effects such sale, as to which the Agent shall (as against the relevant Obligor) have an absolute discretion. If any sum due from any Obligor under this Agreement or any order or judgment given or made in relation to this Agreement is required to be converted from the Contractual Currency or the currency in which the same is payable under such order or judgment (the "first currency") into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the relevant Obligor, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to this Agreement, the relevant Obligor shall indemnify and hold harmless the Finance Parties from and against any loss suffered as a result of any difference between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and
         (ii) the rate or rates of exchange at which the relevant Finance Party may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. Any amount due from any Obligor under the indemnity contained in this clause 15.2 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and the term "rate of exchange" includes any costs of exchange payable in connection with the purchase of the first currency with the second currency.

15.3     ESCB RESERVE REQUIREMENTS

         The Original Borrower agrees to indemnify on demand each Bank against any cost or loss suffered by it as a result of complying with the reserve requirements of the European System of Central Banks to the extent such requirements relate to its participation in the Facility and are not recoverable by such Bank under clause 16.2.

16       UNLAWFULNESS AND INCREASED COSTS; MITIGATION

16.1     UNLAWFULNESS

         If it becomes contrary to any law or regulation for any Bank to maintain its Commitment or fund its Contribution such Bank shall promptly, through the Agent, notify the Original Borrower whereupon (a) such Bank's Commitment shall be reduced to zero and the Total Commitments and each figure set out in clause 4.1.1 shall be adjusted accordingly and (b) the Borrowers shall be obliged to repay to such Bank's Contribution either (i) forthwith or (ii) on a future specified date not being earlier than the latest date permitted by the relevant law or regulation. Any prepayment pursuant to this clause 16.1 shall be made together with all accrued interest, any additional amount payable under clauses 9.5 or 16.2 and all other amounts payable to the relevant Bank under this Agreement, including accrued commitment commission payable under clause 8.1.3 and any amounts payable under clauses 6.3 and 15.1.

16.2     INCREASED COSTS

         If the result of any change in, or in the interpretation or application of, or the introduction of, any law or any regulation, request or requirement following the date of this Agreement (whether or not having the force of law, but, if not having the force of law, with which the relevant Bank or, as the case may be, its holding company habitually complies), including (without limitation) those relating to Taxation, capital adequacy, liquidity, reserve assets, cash ratio deposits and special deposits, is to:

16.2.1 subject any Bank to Taxes or change the basis of Taxation of any Bank with respect to any payment under this Agreement (other than Tax on Overall Net Income, of such Bank imposed by the jurisdiction in which such Bank's principal or lending office under this Agreement is located); and/or

16.2.2 increase the cost to, or impose an additional cost on, any Bank or its holding company in making or keeping available all or part of such Bank's Commitment or maintaining or funding all or part of such Bank's Contribution; and/or

16.2.3 reduce the amount payable or the effective return to any Bank under this Agreement; and/or

16.2.4 reduce any Bank's or its holding company's rate of return on its overall capital by reason of a change in the manner in which it is required to allocate capital resources to such Bank's obligations under this Agreement; and/or

16.2.5 require any Bank or its holding company to make a payment or forgo a return calculated by reference to or on any amount received or receivable by such Bank under this Agreement; and/or

16.2.6 require any Bank or its holding company to incur or sustain a loss (including a loss of future potential profits) by reason of being obliged to deduct all or part of such Bank's Commitment or Contribution from its capital for regulatory purposes, then and in each such case (but subject to clause 16.3):

         (a) such Bank (as the case may be) shall notify the Original Borrower through the Agent in writing of such event promptly upon its becoming aware of the same; and

         (b) the Original Borrower shall on demand, (whether or not such Bank's Contribution has been repaid), pay to the Agent for the account of such Bank the amount which such Bank specifies (in a certificate signed by a duly authorised officer of the Bank setting forth the basis of the computation of such amount but not including any matters which such Bank or its holding company reasonably regards as confidential) is required to compensate such Bank and/or its holding company for such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss.

         For the purposes of this clause 16.2 and clauses 16.3 and 16.4 "holding company" means, in relation to a Bank, the company or entity (if any) within the consolidated supervision of which such Bank is included.

16.3     EXCEPTIONS

         Nothing in clause 16.2 shall entitle any Bank to receive any amount in respect of compensation for any such liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss to the extent that the same:

16.3.1   is taken into account in calculating the Additional Cost; or

16.3.2 is the subject of an additional payment under clause 9.5 (or would have been the subject of an additional payment under such clause but for one or more of the reasons contained in clause 9.6); or

16.3.3   arises as a consequence of (or of any law or regulation implementing)
         (i) the proposals for international convergence of capital measurement and capital standards published by the Basle Committee on Banking Regulations and Supervisory Practices in June 1999 and/or (ii) any applicable directive of the European Union (in each case) unless it results from any change in, or in the interpretation or application of, such proposals or any such applicable directive (or any law or regulation implementing the same) occurring after the date of this Agreement; or

16.3.4 arises as a result of a breach by such Bank of any regulation, request or requirement (which either (i) is in existence at the date of this Agreement or (ii) which comes into effect after the date of this Agreement and with which such Bank would have complied if such regulation, request or requirement was in effect on the date of this Agreement) of any applicable central bank or other fiscal, monetary or other authority (whether or not having the force of law).

         For the purposes of clause 16.3.3 the term "applicable directive" means (exclusively) each of the Own Funds Directive (89/299/EEC of 17th April
         1989) and the Solvency Ratio Directive (89/647/EEC of 18th December
         1989).

16.4     MITIGATION

         If circumstances arise which would, or would upon the giving of notice, result in:

16.4.1   the application of clause 6.6. in relation to any Bank;

16.4.2   any Obligor being required to make an increased payment to any Bank;

16.4.3 the reduction of any Bank's Commitment to zero or the Borrowers being required to repay any Bank's Contribution pursuant to clause 16.1; or

16.4.4 any Borrower being required to make a payment to any Bank to compensate such Bank or its holding company for a liability to Taxes, increased or additional cost, reduction, payment, forgone return or loss pursuant to clause 16.2;

         then, without in any way limiting, reducing or otherwise qualifying the obligations of the Obligors under clause 9 and this clause 16, such Bank shall, in consultation with the Agent, endeavour to take such reasonable steps (and/or, in the case of clause 16.2.2 and where the increased or additional cost, reduction, payment, forgone return or loss is that of its holding company, endeavour to procure that its holding company takes such reasonable steps) as are open to it (or, as the case may be, its holding company) to mitigate or remove such circumstances (including (in the case of such Bank) the transfer of its rights and obligations under this Agreement to another bank or financial institution acceptable to the Original Borrower) unless the taking of such steps might in the reasonable opinion of such Bank, be prejudicial to such Bank, or, as the case may be, its holding company) or be in conflict with such Bank's (or, as the case may be, its holding company's) general banking policies or involve such Bank (or, as the case may be, its holding company) in any material expense or any material increased administrative burden.

16.5     REPLACEMENT OF BANKS

         If at any time, any Bank becomes a Non-Funding Bank then the Original Borrower may, on 10 Banking Days' prior written notice to the Agent and such Bank, replace such Bank by causing such Bank to (and such Bank shall) assign and transfer all of its rights and obligations under this Agreement to a Bank or other entity selected by the Original Borrower and acceptable to the Agent for a purchase price equal to such Bank's Contribution and all accrued interest, fees and other amounts payable to it under this Agreement provided that:

         (a)   the Original Borrower shall have no right to replace the Agent;

         (b) neither the Agent nor any Bank shall have any obligation to the Original Borrower to find a replacement Bank or other such entity;


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         (c)   in no event shall the Bank hereby replaced be required to pay or surrender to such replacement Bank or other entity any of the fees received by such Bank hereby replaced pursuant to this Agreement; and

         (d) the Original Borrower's right to replace a Non-Funding Bank is, and shall be, in addition to and not in lieu of all other rights and remedies available to the Borrowers against such Non-Funding Bank under this Agreement, at law, in equity or by statute.

         For the purposes of this clause 16.5:

         "NON-FUNDING BANK" means any Bank:

         (a) to whom the Original Borrower is obliged to pay any sum pursuant to clause 16.2 or 9.5; or

         (e) in respect of which it becomes contrary to any law or regulation for it to contribute to Advances or to maintain its Commitment or fund its Contribution pursuant to clause 16.1.

17       SET-OFF AND PRO RATA PAYMENTS

17.1     SET-OFF

         Following an Event of Default which is continuing, each Obligor authorises each Finance Party to apply any credit balance to which such Obligor is then entitled on any account of such Obligor with such Finance Party at any of its branches in or towards satisfaction of any sum then due and payable from such Obligor to such Finance Party under this Agreement. For this purpose each Finance Party is authorised to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right given to it by this clause 17.1. Each Finance Party shall notify the Agent and the relevant Obligor (giving full details) forthwith upon the exercise or purported exercise of any right of set-off and the Agent shall inform the other Finance Parties.

17.2     PRO RATA PAYMENTS

17.2.1 If at any time any Finance Party (the "RECOVERING BANK") receives or recovers any amount owing to it by any Obligor under this Agreement by direct payment, set-off or in any manner other than by payment through the Agent pursuant to clause 9.1 or 9.10 (not being a payment received from a Transferee in such Bank's Contribution or any other payment of an amount due to the Recovering Bank for its sole account pursuant to clauses 8, 9.5, 15.1, 15.2, 16.1 or 16.2), the Recovering Bank shall, within two Banking Days of such receipt or recovery (a "RELEVANT RECEIPT") notify the Agent of the amount of the Relevant Receipt. If the Relevant Receipt exceeds the amount which the Recovering Bank would have received if the Relevant Receipt had been received by the Agent and distributed pursuant to clause 9.1 or 9.10 (as the case may be) then:

            (a) within two Banking Days of demand by the Agent, the Recovering Bank shall pay to the Agent an amount equal (or equivalent) to the excess;

            (b) the Agent shall treat the excess amount so paid by the Recovering Bank as if it were a payment made by the relevant Obligor and shall distribute the same to the Finance Parties (other than the Recovering Bank) in accordance with clause 9.10; and

            (c) as between the relevant Obligor and the Recovering Bank the excess amount so re-distributed shall be treated as not having been paid but the obligations of the relevant Obligor to the other Finance Parties shall, to the extent of the amount so re-distributed to them, be treated as discharged.


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17.2.2   If any part of the Relevant Receipt subsequently has to be wholly or partly refunded by the Recovering Bank (whether to a liquidator or otherwise) each Finance Party to which any part of such Relevant Receipt was so re-distributed shall on request from the Recovering Bank repay to the Recovering Bank such Finance Party's pro rata share of the amount which has to be refunded by the Recovering Bank.

17.2.3 Each Finance Party shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this clause 17.2.

17.2.4 Notwithstanding the foregoing provisions of this clause 17.2 no Recovering Bank shall be obliged to share any Relevant Receipt which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court (unless the proceedings instituted by the Recovering Bank are instituted by it without prior notice having been given to such party through the Agent).

17.3     NO RELEASE

         For the avoidance of doubt it is hereby declared that failure by any Recovering Bank to comply with the provisions of clause 17.2 shall not release any other Recovering Bank from any of its obligations or liabilities under clause 17.2.

17.4     NO CHARGE

         The provisions of this clause 17 shall not, and shall not be construed so as to, constitute a charge by a Finance Party over all or any part of a sum received or recovered by it in the circumstances mentioned in clause 17.2.

18       ASSIGNMENT, TRANSFER AND FUNDING OFFICES

18.1     BENEFIT AND BURDEN

         This Agreement shall be binding upon, and enure for the benefit of, the Finance Parties and the Obligors and their respective successors and permitted assigns.

18.2     NO ASSIGNMENT BY OBLIGORS

         None of the Obligors or the Ultimate Shareholder may assign or otherwise transfer any of their respective rights or obligations under this Agreement.

18.3     TRANSFER

         Each Bank (an "EXISTING BANK") may transfer all or any part (being at least $10,000,000 and an integral multiple of $5,000,000) of its rights, benefits and/or obligations under this Agreement and the other Finance Documents to a Qualifying Bank (a "Transferee"). Any such transfer shall be effected upon not less than 5 Banking Days' prior notice by delivery to the Agent of a duly completed Transfer Certificate duly executed by the Existing Bank and the Transferee which the Agent shall then counter-sign (for itself and the other parties to this Agreement and the Security Trust Deed). On the Effective Date (as specified and defined in a Transfer Certificate so executed and delivered):

18.3.1 to the extent that in such Transfer Certificate the Existing Bank seeks to transfer such obligations and rights hereunder the existing parties to this Agreement and the Security Trust Deed and the Existing Bank shall be released from their respective obligations towards one another under this Agreement and the Security Trust Deed, other than the obligations thereunder which remain outstanding from the Obligors to the Existing Bank ("DISCHARGED OBLIGATIONS") and their respective rights against one another under this Agreement and the Security Trust Deed other than the outstanding rights thereunder of the Existing Bank against the Obligors ("DISCHARGED RIGHTS") shall be cancelled and the rights of the Existing

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
           Bank against the Obligors shall be assigned to the Transferee party to the relevant Transfer Certificate (the "ASSIGNED RIGHTS");

18.3.2 the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement and the Security Trust Deed (other than such Existing Bank) shall assume obligations towards each other which differ from the discharged obligations only insofar as they are owed to or assumed by such Transferee instead of to or by such Existing Bank as a result of such transfer; and

18.3.3 the Transferee party to the relevant Transfer Certificate and the existing parties to this Agreement and the Security Trust Deed (other than such Existing Bank) shall acquire rights against each other which differ from the discharged rights and the assigned rights only insofar as they are exercisable by or against such Transferee instead of by or against such Existing Bank as a result of such transfer and, on such Effective Date, the Transferee shall pay to the Agent for its own account a fee of $1,500. The Agent shall promptly notify the Original Borrower of the receipt by it of any Transfer Certificate and shall promptly deliver a copy of such Transfer Certificate to the Original Borrower.

18.4     RELIANCE ON TRANSFER CERTIFICATE

         The Finance Parties, the Obligors, the Ultimate Shareholder and each GTS Creditor shall be fully entitled to rely on any Transfer Certificate delivered to the Agent in accordance with the foregoing provisions of this clause 18 which is complete and regular on its face as regards its contents and purportedly signed on behalf of the relevant Existing Bank and the Transferee and none of the Finance Parties or the Obligors or the Ultimate Shareholder or the GTS Creditors shall have any liability or responsibility to any party as a consequence of placing reliance on and acting in accordance with any such Transfer Certificate if it proves to be the case that the same was not authentic or duly authorised.

18.5     AUTHORISATION OF AGENT

         Each party to this Agreement irrevocably authorises the Agent to counter-sign each Transfer Certificate on its behalf for the purposes of clause 18.3 without any further consent of, or consultation with, any such party except, in the case of the Original Borrower, the consent required pursuant to clause 18.3 and, in the case of any Obligor incorporated in Ireland or Denmark, the notice required pursuant to clause 18.3.

18.6     CONSTRUCTION OF CERTAIN REFERENCES

         If any Bank transfers all or any part of its rights, benefits and obligations as provided in clause 18.3 all relevant references in this Agreement to such Bank shall thereafter be construed as a reference to such Bank and/or its Transferee to the extent of their respective interests.

18.7     LENDING OFFICES

         Each Bank shall lend through its office at the address specified in part B of schedule 1 or, as the case may be, in any relevant Transfer Certificate or through any other office of such Bank selected from time to time by such Bank through which such Bank wishes to lend. If the office through which a Bank lending is changed pursuant to this clause 18.7, such Bank shall notify the Agent and the Original Borrower promptly of such change.

18.8     DISCLOSURE OF INFORMATION

         No Finance Party shall disclose any Confidential Information to any person without the consent of the Original Borrower, other than (a) to such Finance Party's associate companies and their officers, directors, employees, agents and advisors provided that such Person shall have agreed in writing to maintain confidentiality on the equivalent terms as set forth herein, (b) to an actual or prospective Transferee provided that such Transferee shall have agreed in writing to


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
         maintain confidentiality on the equivalent terms as set forth herein or
         (c) as required by any law, rule or regulation or order of any court or order or request of any governmental agency with whose instructions the recipient habitually complies. For the purposes of this clause 18.8 "Confidential Information" means information that any member of the Group furnishes to any Finance Party on a confidential basis, but does not include any such information that is already known to the recipient, is or becomes generally available to the public other than as a result of a breach by any Finance Party of its obligations hereunder or that is or becomes available to such Finance Party from a source other than the Group.

18.9     RESTRICTIONS ON TRANSFERS

         Where a Bank transfers part of its rights, benefits and obligations pursuant to clause 18.3, that Bank must transfer equal fractions of its Commitment and Contribution. The Transfer Certificate relating to any such transfer shall be completed accordingly.

19       ARRANGERS, AGENT, SECURITY TRUSTEE, REFERENCE BANKS AND ORIGINAL
         BORROWER

19.1     APPOINTMENT OF AGENT

         Each Bank irrevocably appoints the Agent as its Agent for the purposes of this Agreement and the other Finance Documents and irrevocably authorises the Agent in such capacity:

19.1.1 to execute all documents as may be approved by the Majority Banks for execution by the Agent; and

19.1.2 (whether or not by or through employees or agents) to take such action on such Bank's behalf and to exercise such rights, remedies, powers and discretions as are specifically delegated to the Agent by this Agreement or any other Finance Document, together with such powers and discretions as are reasonably incidental thereto (but subject to any restrictions or limitations specified in this Agreement or any other Finance Document). None of the Agent, or the Arrangers or the Security Trustee shall, however, have any duties, obligations or liabilities (whether fiduciary or otherwise) to the Banks beyond those expressly stated in this Agreement or any other Finance Document.

           Notwithstanding that the Agent and the Security Trustee may from time to time be the same entity, the Agent and Security Trustee have entered into this Agreement in their separate capacities as agent for the Banks under and pursuant to this Agreement and as security trustee for the Beneficiaries (as defined in the Security Trust Deed) to hold the security created or to be created by the Security Documents on the terms set out in the Security Trust Deed. However, where this Agreement provides for the Agent to communicate with or provide instructions to the Security Trustee, while the Agent and the Security Trustee are the same entity, it will not be necessary for there to be any such formal communications or instructions notwithstanding that this Agreement provides in certain cases for the same to be in writing.

19.2     AGENT'S ACTIONS

         Any action taken by the Agent under or in relation to this Agreement with requisite authority, or on the basis of appropriate instructions, received from the Majority Banks (or as otherwise duly authorised) shall be binding on all the Banks.

19.3     AGENT'S DUTIES

         The Agent shall:

19.3.1 promptly notify each Bank of the contents of each notice, certificate or other document received by the Agent from any Obligor or GTS Creditor under or pursuant to this Agreement or any other Finance Document;

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

19.3.2 consult with the Banks as to whether and, if so, how a discretion vested in the Agent is, either in any particular instance or generally, to be exercised but so that this shall not prevent the Agent in exceptional circumstances where time does not permit such consultation and urgent action is required, from exercising its rights and powers, or from instructing the Security Trustee to exercise its rights and powers, to preserve the security constituted by the Security Documents so long as the Agent promptly notifies the Banks subsequently of such exercise; and

19.3.3 (subject to the other provisions of this clause 19) take such action or, as the case may be, refrain from taking such action with respect to the exercise of any of its rights, remedies, powers and discretions as Agent or Security Trustee as the Majority Banks may reasonably direct.

19.4   AGENT'S RIGHTS

       The Agent may:

19.4.1 in the exercise of any right, remedy, power or discretion in relation to any matter, or in any context, not expressly provided for by this Agreement, act or, as the case may be, refrain from acting in accordance with the instructions of the Majority Banks, and shall be fully protected in so doing;

19.4.2 unless and until it shall have received directions from the Majority Banks, take such action, or refrain from taking such action in respect of a Default of which the Agent has actual knowledge as it shall deem advisable in the best interests of the Banks (but shall not be obliged to do so);

19.4.3 refrain from acting in accordance with any instructions of the Majority Banks to institute, or to instruct the Security Trustee to institute any legal proceedings arising out of or in connection with this Agreement or any other Finance Document until it has been indemnified and/or secured to its satisfaction against any and all costs, expenses or liabilities (including legal fees) which it and/or the Security Trustee would or might incur as a result;

19.4.4 deem and treat (i) each Bank as the person entitled to the benefit of the Contribution of such Bank for all purposes of this Agreement and the Security Documents unless and until a Transfer Certificate shall have been filed with the Agent and shall have become effective, and
         (ii) the office set opposite the name of each Bank in part B of schedule 1 or, as the case may be, in any relevant Transfer Certificate as such Bank's funding office unless and until a written notice of change of funding or issuing (as the case may be) office shall have been received by the Agent; and the Agent may act upon any such notice unless and until the same is superseded by a further such notice;

19.4.5 rely as to matters of fact which might reasonably be expected to be within the knowledge of any Obligor or GTS Creditor upon a certificate signed by any director of the relevant Obligor or GTS Creditor on behalf of such Obligor or GTS Creditor; and

19.4.6 refrain from doing anything which would, or might in its opinion, be contrary to any law or regulation of any jurisdiction and may do anything which is in its opinion necessary or desirable to comply with any such law or regulation.

19.5   RIGHTS OF THE SECURITY TRUSTEE

       In addition to all rights of the Security Trustee set out in the Security Trust Deed, each Bank hereby grants a power of attorney to the Security Trustee, with the right of substitution to enter into the Security Documents on its behalf.

19.6   NO LIABILITY OF ARRANGERS, AGENT, SECURITY TRUSTEE

       None of the Arrangers, the Security Trustee, the Agent or any of their respective employees and agents shall:


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19.6.1     be obliged to request any certificate or opinion under clause 12.1 or any other provision of any Finance Document or to make any enquiry as to the use of the proceeds of the Facility unless (in the case of the Agent) so required in writing by any Bank, in which case the Agent shall promptly make the appropriate request of the relevant Obligor or GTS Creditor; or

19.6.2 be obliged to make any enquiry as to any breach or default by any Obligor or GTS Creditor in the performance or observance of any of the provisions of any Finance Document or as to the existence of a Default unless (in the case of the Agent) the Agent has actual knowledge thereof or has been notified in writing thereof by a Bank, in which case the Agent shall promptly notify the Banks of the relevant event or circumstance; or

19.6.3 be obliged to enquire whether or not any representation or warranty made by any Obligor or GTS Creditor pursuant to any Finance Document is true; or

19.6.4 be obliged to do anything (including, without limitation, disclosing any document or information) which would, or might in its opinion, be contrary to any law or regulation or be a breach of any duty of confidentiality or otherwise be actionable or render it liable to any person; or

19.6.5 be obliged to account to any Bank for any sum or the profit element of any sum received by it for its own account; or

19.6.6 be obliged to institute any legal proceedings arising out of or in connection with, or otherwise take steps to enforce, any Finance Document other than on the instructions of the Majority Banks; or

19.6.7 be liable to any Bank for any action taken or omitted under or in connection with any Finance Document or the Total Outstandings unless caused by its gross negligence or wilful misconduct.

         For the purposes of this clause 19 neither the Agent, the Arrangers or the Security Trustee shall be treated as having actual knowledge of any matter of which the corporate finance or any other division outside the agency or loan administration department of the person for the time being acting as the Agent or the Security Trustee, as the case may be, may become aware in the context of corporate finance, advisory or funding activities from time to time undertaken by the Agent or the Security Trustee, as the case may be, for the Ultimate Shareholder or any of its Subsidiaries or Associated Companies or any other person which may be a trade competitor of any of the Obligors or GTS Creditors or may otherwise have commercial interests similar to those of any of the Obligors or GTS Creditors.

19.7     NON-RELIANCE ON ARRANGERS, AGENT OR SECURITY TRUSTEE

         Each Bank acknowledges, by virtue of its execution of this Agreement or, as the case may be, a Transfer Certificate, that it has not relied on any statement, opinion, forecast or other representation made by the Arrangers, the Agent or the Security Trustee to induce it to enter into this Agreement and that it has made and will continue to make, without reliance on the Agent, the Arrangers or the Security Trustee and based on such documents as it considers appropriate, its own appraisal of the creditworthiness of the Immediate Shareholder and its Subsidiaries and its own independent investigation of the financial condition, prospects and affairs of the Immediate Shareholder and its Subsidiaries in connection with the making and continuation of the Total Outstandings under this Agreement. None of the Arrangers, the Agent or the Security Trustee shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect to the Obligors or GTS Creditors whether coming into its possession before the making of any Advance or the issue of any Bank Guarantee or at any time or times thereafter, other than (in the case of the Agent) as provided in clause 19.3.1.


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19.8       NO RESPONSIBILITY ON ARRANGERS, AGENT OR SECURITY TRUSTEE FOR ANY
           OBLIGOR'S OR GTS CREDITORS PERFORMANCE

           None of the Arrangers, the Agent or the Security Trustee shall have any responsibility or liability to any Bank:

19.8.1 on account of the failure of any Obligor or GTS Creditor to perform its obligations under any Finance Document to which it is party; or

19.8.2     for the financial condition of any Obligor or GTS Creditor; or

19.8.3 for the completeness or accuracy of any statements, representations or warranties in any of the Finance Documents or the Information Memorandum or any document delivered under any of the Finance Documents; or

19.8.4 for the execution, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of any of the Finance Documents or of any certificate, report or other document executed or delivered under any of the Finance Documents; or

19.8.5 (save as otherwise provided in this clause 19) for taking or omitting to take any other action under or in relation to the Finance Documents or any aspect thereof; or

19.8.6 in the case of the Arrangers, on account of the failure of the Agent or the Security Trustee to perform or discharge any of their respective duties or obligations under the Finance Documents; or

19.8.7 otherwise in connection with the Facility or its negotiation or for acting (or, as the case may be, refraining from acting) in accordance with the instructions of the Majority Banks.

19.9     RELIANCE ON DOCUMENTS AND PROFESSIONAL ADVICE

         The Arrangers, the Agent and the Security Trustee shall be entitled to rely on any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person and shall be entitled to rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it (including those in the Agent's, any Arranger's or the Security Trustee's, as the case may be employment).


19.10    OTHER DEALINGS

         The Arrangers, the Agent and the Security Trustee may, without any liability to account to the Banks, accept deposits from, lend money to, and generally engage in any kind of banking or other business with, and provide advisory or other services to, the Ultimate Shareholder, the Immediate Shareholder or any of their respective Subsidiaries or Associated Companies or any Relevant Person or any of the Banks as if it were not an Arranger, the Agent or the Security Trustee, as the case may be.

19.11    RIGHTS OF AGENT AND SECURITY TRUSTEE AS BANK; NO PARTNERSHIP

         With respect to its own Commitment and Contribution (if any) the Agent and the Security Trustee shall have the same rights and powers under this Agreement and the Security Documents as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it under this Agreement and/or the Security Documents and the term "Banks" shall, unless the context clearly otherwise indicates, include the Agent and/or the Security Trustee in its individual capacity as a Bank. This Agreement shall not and shall not be construed so as to constitute a partnership between the parties or any of them.

19.12    AMENDMENTS; WAIVERS


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
 19.12.1 Subject to clause 19.12.2, the Agent may, with the consent of the Majority Banks (or if and to the extent expressly authorised by the other provisions of this Agreement) and, if so instructed by the Majority Banks, shall (i) agree amendments or modifications to any Finance Document with the Obligors, the Ultimate Shareholder or any GTS Creditor and/or (ii) vary or waive breaches of, or defaults under, or otherwise excuse performance of, any provision any Finance Document by any Obligor, the Ultimate Shareholder or any GTS Creditor. Any such action so authorised and effected by the Agent shall be documented in such manner as the Agent shall (with the approval of the Majority Banks) determine, shall be promptly notified to the Banks by the Agent and (without prejudice to the generality of clause 19.2) shall be binding on all the Banks.

19.12.2 Except with the prior written consent of all the Banks, the Agent shall not have authority on behalf of the Banks (A) to agree with any Obligor, the Ultimate Shareholder or any GTS Creditor any amendment or modification to any Finance Document or to grant waivers in respect of breaches or defaults or to vary or excuse performance of or under any Finance Document by any Obligor, the Ultimate Shareholder or any GTS Creditor, if the effect of such amendment, modification, waiver, variation or excuse would be to
               (i) reduce the Margin, (ii) postpone the due date or reduce the amount of any reduction in availability, any payment of principal, interest, commitment commission or other amount payable by any Obligor or GTS Creditor under any Finance Document, (iii) change the currency in which any amount is payable by any Obligor or GTS Creditor under any Finance Document, (iv) increase any Bank's Commitment, (v) extend the Availability Period or (vi) change the definition of "Majority Banks" in clause 4.2, (vii) change any provision of any Finance Document which requires the approval or consent of all the Banks such that the relevant approval or consent may be given otherwise than with the sanction of all the Banks, (viii) change the order of distribution under clause 9.10, (ix) change clause 17.2, (x) change clause 6.2 or (xi) change this clause 19.11 or (B) to release any Guarantor from its obligations under the Guarantee or
               (C) release any asset of whatever nature that is subject to a Security Document unless such release is to permit the disposal or other dealing with such asset in accordance with the terms of this Agreement and the relevant Security Document.

19.12.3 For the purposes of this clause 19.12 it is expressly agreed and acknowledged that the execution of a Deed of Guarantor Accession or a Deed of Borrower Accession or any deed or instrument pursuant to a further assurance provision in the Security Documents shall not constitute an amendment or modification to, or variation of, this Agreement or any of the Security Documents shall not constitute an amendment or modification to, or variation of, this Agreement.

19.13    REIMBURSEMENT AND INDEMNITY BY BANKS

         Each Bank shall reimburse the Security Trustee, the Arrangers and the Agent (rateably in accordance with such Bank's Commitment or Contribution), to the extent that the Security Trustee, the Arrangers or the Agent are not reimbursed by the Obligors, for the costs, charges and expenses incurred by the Security Trustee, the Arrangers and the Agent contemplation of, or otherwise in connection with, the enforcement or attempted enforcement of, or the preservation or attempted preservation of any rights under, or in carrying out its duties under, the Finance Documents including (in each case) the fees and expenses of legal or other professional advisers. Each Bank shall on demand indemnify the Agent and the Security Trustee (rateably in accordance with its Commitment or Contribution) against all liabilities, damages, costs and claims whatsoever incurred by the Agent or the Security Trustee (as the case may be) in connection with the Finance Documents or the performance of its duties under the Finance Documents or any action taken or omitted by the Agent or the Security Trustee (as the case may be) under any of the Finance Documents, unless such liabilities, damages, costs or claims arise from the Agent's or the Security Trustee's (as the case may be) own gross negligence or wilful misconduct.

19.14    RETIREMENT OF AGENT

19.14.1 The Agent may retire from its appointment as Agent under this Agreement having given to the Original Borrower, each of the Banks not less than 30 days' notice of its intention to do so and provided that no such retirement shall take effect unless there has been appointed by the Banks as a successor Agent:

               (a) a Bank nominated by the Majority Banks with the consent of the Original Borrower (not to be unreasonably withheld or delayed) or, failing such a nomination,

               (b) any reputable and experienced bank or financial institution with offices in London nominated by the Agent with the consent of the Original Borrower (not to be unreasonably withheld or delayed).

               Any corporation into which the Agent may be merged or converted or any corporation with which the Agent may be consolidated or any corporation resulting from any merger, conversion, amalgamation, consolidation or other reorganisation to which the Agent shall be a party shall, to the extent permitted by applicable law, be the successor Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement, save that notice of any such merger, conversion, amalgamation, consolidation or other reorganisation shall forthwith be given to the Original Borrower and the Banks.

19.14.2 Upon any such successor as aforesaid being appointed, the retiring Agent shall be discharged from any further obligation under this Agreement (but shall continue to have the benefit of this clause 19 in respect of any action it has taken or refrained from taking prior to such discharge) and its successor and each of the other parties to this Agreement shall have the same rights and obligations among themselves as they would have had if such successor had been a party to this Agreement in place of the retiring Agent. The retiring Agent shall (at the expense of the Original Borrower) provide its successor with copies of such of its records as its successor reasonably requires to carry out its functions under the Finance Documents.

19.15    CHANGE OF REFERENCE BANKS

         If (a) the whole of the Contribution (if any) of any Reference Bank is prepaid, (b) the Commitment (if any) of any Reference Bank is reduced to zero in accordance with clause 16.1, (c) a Reference Bank transfers the whole of its rights and obligations (if any) as a Bank under this Agreement or (d) any Reference Bank generally ceases to provide quotations to the Agent for the purposes of determining LIBOR or EURIBOR (as the case may be), the Agent may, acting on the instructions of the Majority Banks, terminate the appointment of such Reference Bank and with the approval of the Borrowers (such approval not to be unreasonably withheld or delayed) appoint another Bank to replace such Reference Bank.

19.16    PROMPT DISTRIBUTION OF PROCEEDS

         Moneys received by the Security Trustee (whether from a Receiver or otherwise) pursuant to the exercise of (or otherwise by virtue of the existence of) any rights and powers under or pursuant to any of the Security Documents shall be paid to the Agent for distribution in accordance with the terms of the Security Trust Deed shall be distributed by the Agent as soon as is practicable after the relevant moneys are received by, or otherwise become available to, the Agent save that (without prejudice to any other provision contained in any of the Security Documents) the Agent (acting on the instructions of the Majority Banks) may credit any moneys received by it to a suspense account for so long and in such manner as the Agent may from time to time determine with a view to preserving the rights of the Finance Parties or any of them to prove for the whole of their respective claims against any Obligor, GTS Creditor or any other person liable.

19.17    ORIGINAL BORROWER

19.17.1 Each Obligor (other than the Original Borrower) and the Ultimate Shareholder by its execution of this Agreement or a Deed of Borrower Accession or a Deed of Guarantor Accession irrevocably appoints the Original Borrower to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises
               (i) the Original Borrower on its
            behalf to supply all information concerning itself contemplated by this Agreement and to give all notices and instructions (including, in the case of a Borrower, Utilisation Notices) to execute on its behalf any Deed of Borrower Accession or Deed of Guarantor Accession and to make such agreements capable of being given or made by any Obligor notwithstanding that they may affect such Obligor or the Ultimate Shareholder (as the case may be), without further reference to or consent of such Obligor or the Ultimate Shareholder (as the case may be) and (ii) each Finance Party to give any notice, demand or other communication to such Obligor or the Ultimate Shareholder (as the case may be) pursuant to the Finance Documents to the Original Borrower on its behalf, and in each case such Obligor or the Ultimate Shareholder (as the case may be) shall be bound thereby as though such Obligor itself had given such notices and instructions (including, without limitation, any Utilisation Notices) or executed or made such agreements or receive any such notice, demand or other communication.

19.17.2 Every act, omission, agreement, undertaking, settlement, waiver, notice or other communication given or made by the Original Borrower or given to the Original Borrower under this Agreement, or in connection with this Agreement (whether or not known to any other Obligor or the Ultimate Shareholder (as the case may be) and whether occurring before or after such other Obligor or the Ultimate Shareholder (as the case may be) became a party to this Agreement) shall be binding for all purposes on the Ultimate Shareholder and all other Obligors as if the Ultimate Shareholder and the other Obligors had expressly made, given or concurred with the same. In the event of any conflict between any notices or other communications of the Original Borrower and any other Obligor or the Ultimate Shareholder (as the case may be), those of the Original Borrower shall prevail.

19.18    THE ULTIMATE SHAREHOLDER

         The Ultimate Shareholder acknowledges (i) for the benefit of the Finance Parties the terms and conditions of this Agreement including, without limitation, the representations and warranties and undertakings given by its Subsidiaries provided, however, that nothing in this Agreement shall create any liability of the Ultimate Shareholder to the Finance Parties or the Finance Parties to the Ultimate Shareholder and
         (ii) that it will be inquiring into the possibility of obtaining private equity investment in either itself or its affiliates. In relation thereto, each party to this Agreement agrees to work together in good faith to endeavour to identify, discuss and, subject to the agreement of all the parties to this Agreement, address and implement changes to this Agreement and the Supplemental Agreement necessary or appropriate to obtain such investment.

20       NOTICES AND OTHER MATTERS

20.1     NOTICES

         Every notice, request, demand or other communication under this Agreement shall:

20.1.1 be in writing delivered personally or by priority registered letter (airmail if available) or telefax;

20.1.2 be deemed to have been received, subject as otherwise provided in this Agreement in the case of a letter when delivered and, in the case of a telefax, when a complete and legible copy is received by the addressee (unless the date of despatch is not a business day in the country of the addressee or the time of despatch of any telefax is after the close of business in the country of the addressee in which case it shall be deemed to have been received at the opening of business on the next such business day); and

20.1.3      be sent:

            (a) to the Ultimate Shareholder and each Obligor at:

            GTS Carrier Services (UK) Ltd
            151 Shaftesbury Avenue
            3rd Floor

         London WC2H 8AL
         England

         Telefax: +44 (0) (20) 7769 8052
         Attention: Corporate Treasurer and General Counsel

         (b) to the Agent and the Security Trustee at:

         Deutsche Bank AG London
         Winchester House
         1 Great Winchester Street
         London
         EC2N 2DB

         Telefax:   +44 20 7547 5703/6419
         Attention: Richard Peters/Ronald Lane Smith

         (c) to the Arrangers at:

         Deutsche Bank AG London
         Winchester House
         1 Great Winchester Street
         London
         EC2N 2DB

         Telefax:   + 44 207 545 7130
         Attention: Project and Export Finance Group

         Bank of America International Limited.
         Bank of America House
         1 Alie Street
         London E1 8DE


         Telefax:   +44 207 809 5287
         Attention: Richard Woods

         Dresdner Bank AG London Branch
         Riverbank House
         2 Swan Lane
         London EC4R 3UX

         Telefax:   +44 207 623 4118
         Attention: Julie Cowap

         (d) to each Bank

         at its address or telefax number
         specified (in the case of a Bank) in part B of schedule 1 or in any relevant Transfer Certificate or to such other address or telefax number as is notified by the relevant party to the other parties to this Agreement.

20.2     NOTICES THROUGH THE AGENT

         Every notice, request, demand or other communication under this Agreement to be given by any Obligor to any other party shall be given to the Agent for onward transmission as appropriate and to be given to the Ultimate Shareholder or the Obligors (or any of them) shall (except as otherwise provided in this Agreement) be given by the Agent.

20.3     NO IMPLIED WAIVERS, REMEDIES CUMULATIVE

         No failure or delay on the part of the Finance Parties or any of them to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by the Finance Parties or any of them of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

20.4     ENGLISH TRANSLATIONS

         All certificates, instruments and other documents to be delivered under this Agreement shall be in the English language or shall be accompanied by a certified English translation upon which the Finance Parties shall be entitled to rely.

20.5     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original, but all counterparts shall together constitute one and the same instrument.

20.6     CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not party to this Agreement.

21       GOVERNING LAW AND JURISDICTION

21.1     LAW

         This Agreement shall be governed by English law.

21.2     SUBMISSION TO JURISDICTION

         The parties to this Agreement agree for the benefit of the Finance Parties that:

21.2.1 if any party has any claim against any other arising out of or in connection with this Agreement such claim shall (subject to clause 21.2.3) be referred to the High Court of Justice in England, to the jurisdiction of which each of the parties irrevocably submits;

21.2.2 the jurisdiction of the High Court of Justice in England over any such claim against the Finance Parties shall be an exclusive jurisdiction and no courts outside England shall have jurisdiction to hear or determine any such claim; and

21.2.3 nothing in this clause 21.2 shall limit the right of any Finance Party to refer any such claim against any other party to any other court of competent jurisdiction outside England, to the jurisdiction of which such party hereby irrevocably agrees to submit, nor shall the taking of proceedings by any Finance Party before the courts in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

21.3     AGENT FOR SERVICE OF PROCESS

21.3.1 Each Obligor irrevocably designates, appoints and empowers GTS Carrier Services (UK) Limited at present of 151 Shaftesbury Avenue, London WC2H 8AL to receive for it and on its behalf service of process issued out of the High Court of Justice in England in relation to any claim arising out of or in connection with this Agreement.

21.3.2 For the benefit of the Finance Parties and for the purpose of this Agreement and any claims arising out of or in connection with this Agreement, each Obligor which is a legal entity organised and existing under the laws of The Netherlands hereby irrevocably elects domicile (within the meaning of Section 1.15 of The Netherlands Civil Code) at the address from time to time of GTS Carrier Services (UK) Limited.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

                                   SCHEDULE 1
                        PART A - THE ORIGINAL GUARANTORS

              COMPANY                 COUNTRY OF            REGISTERED NUMBER         REGISTERED ADDRESS
                                      INCORPORATION            (IF ANY)
              --------                --------------        ------------------        ------------------------------
Ebone A/S                             Denmark                CVR-nr. 19743144         Lyngyvej 28,1, 2100 Copenhagen
Global TeleSystems (Denmark) A/S      Denmark                CVR-nr. 21480878         Vesterbrogade 149, 1620
                                                                                      Copenhagen V
GTS Transatlantic Limited             Ireland                287207                   2 Harbourmaster Place, Custom
                                                                                      House Dock, Dublin 1
Ebone Broadband Services  Limited     Ireland                276431                   2 Custom House Plaza,
                                                                                      Harbourmaster Place,  Dublin 1
GTS Network (Ireland) Limited         Ireland                275582                   2 Custom House Plaza,
                                                                                      Harbourmaster Place,  Dublin 1

                                   SCHEDULE 1
                    PART B - THE BANKS AND THEIR COMMITMENTS



NAME, ADDRESS AND FAX NUMBER                                                  COMMITMENT (EURO)
----------------------------                                                  ------------------
Bank of America, N.A.
London E1 8DE                                                                        100,000,000

Attention:    Richard Woods
Fax number:+44 207 809 5287

Deutsche Bank AG London
Winchester House
1 Great Winchester Street                                                            100,000,000
London EC2N 2DB

Attention:  +44 207 545 7130
Fax number: Project and Export Finance Group

Dresdner Bank AG London Branch
Riverbank House
2 Swan Lane                                                                          100,000,000
London EC4R 3UX

Attention:  Julie Cowap
Fax number:  0207 623 4118

TOTAL                                                                         (euro) 300,000,000

                                   SCHEDULE 2
                           FORM OF UTILISATION NOTICE

To:                 Deutsche Bank AG London
                    Winchester House
                    1 Great Winchester Street
                    London EC2N 2DB

                    Attention: Credit Administration Department

With a copy to:     Deutsche Bank AG London
                    Winchester House
                    1 Great Winchester Street
                    London  EC2N 2DB

                    Attention:  Ronald Lane-Smith/Richard Peters
                    (Corporate Trust & Agency Services)                  [Date]


(EURO) 300,000,000 TERM LOAN FACILITY AGREEMENT
DATED O, 2000 (AS FROM TIME TO TIME AMENDED, VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED, THE "AGREEMENT")

We refer to the Agreement and hereby give you notice that we wish to draw down an Advance on o with a Term of o months.

The funds should be credited to [name and number of account] with [details of bank].

We confirm that:

(a) so far as we are aware, no event or circumstance has occurred and is continuing which constitutes a Default; and

(b) the representations and warranties contained in clause 11.1 of the Agreement (as adjusted in accordance with clause 11.3 of the Agreement) are true and correct as at the date of this notice as if made with respect to the facts and circumstances existing at the date of this notice.

We confirm that:

(i) the ratio of the Loan (including for these purposes the amount of the Utilisation the subject of this notice) to Annualised Consolidated Net Operating Cash Flow (determined by reference to the most recently ended month in respect of which Quarterly Management Accounts in respect of the Three Month Period ending on the last day of such month have been
       delivered under the Agreement) (does not exceed [               ]; and

(ii) on the Utilisation Date the gross cash balances (other than the Ultimate Shareholder Permitted Cash Balances) of the Ultimate Shareholder Group (other than the Group) are not more than (euro)10,000,000 and the gross cash balances (other than the Group Permitted Cash Balances) of the Group are less than (euro)10,000,000.

Words and expressions defined in the Agreement shall have the same meanings where used in this notice.

For and on behalf of
[RELEVANT BORROWER]

----------------------------------------

                                   SCHEDULE 3
        PART A - DOCUMENTS AND EVIDENCE REQUIRED AS CONDITIONS PRECEDENT
                              TO FIRST UTILISATION


(a) A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the relevant Obligor (including, for the avoidance of doubt for the purpose of the whole of schedule 3 Part A, GTS Network Services (Belgium) B.V.B.A. and GTS Support Services (Belgium) B.V.B.A.) of the constitutive documents of the Ultimate Shareholder and each Obligor amended, in the case of the Belgian and Irish constitutive documents (including, without limitation, the Articles of Association) to the extent required by the Agent.

(b) A copy, certified as a true copy by an Authorised Officer of the Ultimate Shareholder or the relevant Obligor, of resolutions of the relevant boards, committees and/or bodies of the shareholders of the Ultimate Shareholder and each Obligor evidencing approval of the Finance Documents to which it is party and authorising the appropriate officers of such company to execute and deliver the Finance Documents to which it is party and to give all notices (including, in the case of the Original Borrower, Utilisation Notices) and take all other action required by each such company under the Finance Documents to which it is party.

(c) Specimen signatures, authenticated by an Authorised Officer of the Ultimate Shareholder or the relevant Obligor, of the persons authorised in the resolutions referred to in paragraph (b) above.

(d) A copy, certified as a true copy by an Authorised Officer of the Ultimate Shareholder or the relevant Obligor, of all consents, authorisations, licences and approvals required by the Ultimate Shareholder and each Obligor to authorise, or required by the Ultimate Shareholder or each Obligor in connection with, the execution, delivery, validity, enforceability and admissibility in evidence of the Finance Documents and the performance by (as the case may be) the relevant Obligor (as the case may be) of their respective obligations under the Finance Documents.

(e) An opinion of Norton Rose addressed to the Finance Parties, dated not more than five Banking Days prior to the first Utilisation Date, in a form acceptable to the Agent.

(f) Opinions of Nauta Dutilh, Brian O'Donnell & Partners, Gorrissen Federspeil and Huysmans Trenite Van Doorne addressed to the Finance Parties dated not more than five Banking Days prior to the first Utilisation Date, in a form acceptable to the Agent.

(g) A copy, certified as a true copy by an Authorised Officer of the Original Borrower of a letter from each agent for receipt of service by process accepting its appointment by each Obligor under the Agreement and the Security Trust Deed.

(h) A copy of the audited financial statements of the Immediate Shareholder Group for the financial year ended on 31 December 1999.

(i)    An agreed format of budget.

(j) A copy of the Quarterly Management Accounts of the Group and the Group in respect of the Three Month Period ending on 31 March 2000.

(k) Copies, certified by an Authorised Officer of the relevant Obligor to be true, complete and up to date copies of the Principal Agreements and the Licences, together with a certificate from an Authorised Officer of the relevant Obligor confirming that such documents are in full force and effect.

(l)    Evidence of all existing Encumbrances except Capital Leases.

(m)    The fee letters referred to in clause 8 duly signed by the Original
       Borrower.

(n) The IS Charge over Account, each Belgian Share Security, each Danish Share Security, each Irish Share Security, the Dutch Share Security, the Dutch Pledge of Accounts, the Dutch Pledge of Intercompany Receivables, the Assignment over Insurance, the Intercompany Loan Agreement, each Irish Debenture, each Belgian Deed of Guarantor Accession and the Security Trust Deed duly executed by the relevant Obligor as party thereto together with all documents, deeds, notices, certificates required to be delivered pursuant to the terms thereof.

(o) Due diligence reports addressed to the Finance Parties from Norton Rose, Nauta Dutilh, Gaedertz and Huysmans Trenite Van Doorne and, in respect of certain regulatory matters, General Counsel of the Ultimate Shareholder (in form and substance satisfactory to the Banks) and an opinion from Arnold & Porter in respect of the Licences (in form and substance satisfactory to the Banks).

(p) Evidence that the Belgian Share Security and the Danish Share Securities have been notified in the relevant shareholders registers.

(q) If applicable in the Relevant Jurisdiction, Share Certificates and duly executed stock transfer forms undated (with the name of the transferee left blank) of all companies which are subject to the terms of a Share Security.

(r)    A report of A H & T Technology Brokers, insurers brokers of the Group.

(s) Copies of all notices (in the form attached to the Security Documents referred to in paragraph (n) above) referred to in such Security Documents and acknowledgements of the same by the relevant addresses.

(t) An Opinion of Shearman & Sterling addressed to the Finance Parties dated not more than five Banking Days prior to the first Utilisation Date confirming that the execution, delivery by the Obligors and performance of their obligations under the Finance Documents will not breach, conflict with or result in a default under the indentures in respect of the High Yield Securities.

(u) An Opinion of in-house counsel of the Ultimate Shareholder addressed to the Finance Parties dated not more than five Banking Days prior to the first Utilisation Date, in a form acceptable to the Agent.

(v) A certificate from Ernst & Young as auditors to the Group for the purposes of sections 34 and 35 of the Irish Companies Act 1990.

(w) A certificate of an Authorised Officer of the Original Borrower certifying that (i) in addition to the amount of $518,472,000 injected in the Original Borrower by the Immediate Shareholder by way of shareholder loans to, or subscription for equity share capital in, the Original Borrower, all cash (or equivalent) on the balance sheet of the Immediate Shareholder Group as of 31 December 1999 together with all interest thereon has been injected in the Original Borrower by way of shareholder loans to, or subscription for equity share capital in, the Original Borrower which shall be approximately $900,000,000 but in any event no less than $890,000,000 (in each case, excluding foreign currency translation losses); and (ii) no dividends or other distributions in respect of its share capital have been paid or other distributions in respect of its share capital have been paid or declared by the Original Borrower or payments made in respect of principal of or interest on any shareholder loans made by the Immediate Shareholder to the Original Borrower.

       The following will be exempted from the requirements of clause (i) above:

       (i) $55 million cash or cash equivalents allowed to remain at the Immediate Shareholder;

       (ii) cash used to make interest payments on the High Yield Securities up to 30 June 2000 (for the avoidance of doubt $56,959,375);

       (iii) cash required to fund the July 2000 and the August 2000 interest payments on the High Yield Securities (for the avoidance of doubt $30,021,875); and

       (iv) any other adjustments to be mutually agreed upon by the Original Borrower and the Agent (acting on the instructions of the Majority Banks).

(x) An opinion of McCann Fitzgerald addressed to the Finance Parties dated not more than five Banking Days prior to the first Utilisation Date in a form reasonably acceptable to the Agent.

(y) A letter addressed to the Arrangers from Ernst & Young stating Ernst & Young have performed certain procedures with respect to the arithmetic calculations in and logical connections between the Excel spreadsheets included in the Business Plan referred to in paragraph (aa) below and that Ernst & Young found no exceptions as a result of performing any of the procedures.

(z) (i) Corporate formalities certificate in respect of each Irish Obligor signed by a director of each Irish Obligor and (ii) corporate formalities certificate in respect of each Belgian Guarantor signed by a director of each Belgian Obligor.

(aa) The Business Plan, together with a letter (including a representation) addressed to the Agent from the Original Borrower in relation to the Business Plan.

(bb) A letter of undertaking addressed to the Agent from the Ultimate Shareholder in relation inter alia to the City Enterprise Networks and the Web Hosting Centre Businesses.

    PART B - DOCUMENTS AND EVIDENCE REQUIRED AS CONDITIONS PRECEDENT FOR ANY
         ACCEDING GUARANTOR OR ACCEDING BORROWERS (AS THE CASE MAY BE)


1 A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the proposed Acceding Borrower or Acceding Guarantor, of the constitutional documents of such proposed Acceding Borrower or Acceding Guarantor amended to the extent required by the Agent.

2 A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the proposed Acceding Borrower or Acceding Guarantor, of the applicable resolutions of such proposed Acceding Borrower or Guarantor in the relevant jurisdiction approving the execution and delivery of a Deed of Borrower Accession or Deed of Guarantor Accession and any Security Documents to which it is party, the accession of such proposed Acceding Borrower or Acceding Guarantor to this Agreement and the Security Trust Deed and the performance of its obligations under the Agreement and the Security Documents to which it is a party and authorising a named person or persons to sign such Deed of Borrower Accession or Deed of Guarantor Accession, any other Security Document and any other documents to be delivered by such proposed Acceding Borrower or Acceding Guarantor pursuant thereto.

3 A certificate of an Authorised Officer of the proposed Acceding Borrower or Acceding Guarantor setting out the names and signatures of the person or persons authorised to sign, on behalf of such proposed Acceding Borrower or Acceding Guarantor, the Deed of Borrower Accession or Deed of Guarantor Accession, any other Security Documents to which it is a party and any other documents to be delivered by such proposed Acceding Borrower or Acceding Guarantor pursuant thereto.

4 If the proposed Acceding Borrower or Acceding Guarantor is incorporated in a jurisdiction other than England and Wales, a copy, certified a true copy by or on behalf of the proposed Acceding Borrower or Acceding Guarantor, of all consents, authorisations, licences and approvals required by such Acceding Borrower or Acceding Guarantor to authorise, or required by such Acceding Borrower or Acceding Guarantor in connection with the execution, delivery, validity, enforceability, admissibility in evidence of the relevant Deed of Borrower Accession or Deed of Guarantor Accession or Security Documents to which it is party and to enable the proposed Acceding Borrower or Acceding Guarantor to perform its obligations thereunder and under the Finance Documents.

5 If the proposed Acceding Borrower or Acceding Guarantor is incorporated in a jurisdiction other than England and Wales, an opinion of the Banks' local counsel in the relevant jurisdiction addressed to the Finance Parties in such form and substance so as to cover the same issues as were opined on in the legal opinions referred to in schedule 3 part A.

6 If the proposed Acceding Borrower or Acceding Guarantor is to become a Borrower or a Guarantor (as the case may be) and is incorporated in England and Wales, a letter from the Acceding Borrower or Acceding Guarantor to the agent confirming that such proposed Acceding Borrower or Acceding Guarantor is not prohibited by section 151 of the Companies Act 1985 from entering into the Finance Documents and performing its obligations thereunder.

7 An opinion of Norton Rose addressed to the Finance Parties in such form and substance so as to cover the same issues as were opined on in the legal opinions referred to in schedule 3 part A.

8 If the proposed Acceding Borrower or Acceding Guarantor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in the relevant Finance Documents has agreed to act as its agent for the service of process in England.

9 A Share Security over the shares of the Acceding Guarantor, duly executed as a deed by the parties to it.

10 If applicable, share certificates and stock transfer forms executed in blank.

11 The proposed Acceding Borrower or Acceding Guarantor has given security over its relevant assets as requested by the Agent pursuant to clause
       12.1.22 (which may include, for the avoidance of doubt, a Pledge over Intercompany Receivables, a Pledge over Third Party Receivables, a Pledge over Group Accounts, Licence Securities, a PPE Security, a Security Provider's Deed of Accession).

12 A certificate of an Authorised Officer of the relevant Acceding Guarantor or Acceding Borrower confirming that utilisation of the Facility would not cause any borrowing or guarantee limit binding on the Acceding Guarantor or Acceding Borrower to be exceeded.

13 A copy of any other authorisation or other document, opinion or assurance which is necessary for the execution, delivery, validity and enforceability of the Deed of Guarantor Accession or Deed of Borrower Accession or any Finance Document to which it is party insofar as it is necessitated by the execution of the Deed of Guarantor Accession or Deed of Borrower Accession or any Security Document to which it is party.

14 A certificate of an Authorised Officer of the Original Borrower confirming that its constitutional documents have not been amended (or, if they have, enclosing a copy of the amended constitutional documents) and that all authorisations and resolutions authorising its appropriate officers to execute and deliver the Deed of Guarantor Accession or Deed of Borrower Accession are full force and effect.

                                   SCHEDULE 4
                         CALCULATION OF ADDITIONAL COST

1 The Additional Cost shall be calculated by the Agent in respect of each period for which it falls to be calculated in accordance with the following formula:

                         0.01F
                      Y  -----  =  per cent. per annum
                          100

      Where:

      F = The amount of Sterling per (pound)1,000,000 of the fee base of an authorised institution payable to the Financial Services Authority per annum (disregarding any minimum fee payable under the Fees Regulations).

      Y = The fraction of foreign currency liabilities taken into account under the Fees Regulations in calculating the fee base (disregarding any offset for claims on non-resident offices).

2      For the purposes of calculating the Additional Cost:

       (i) the formula is applied on the first day of each period for which it falls to be calculated (and the result shall apply for the duration of such period);

       (ii)   each amount is rounded up to the nearest four decimal places; and

       (iii) if the formula produces a negative percentage, the percentage shall be taken as zero.

3 If alternative or additional financial requirements are imposed by the Bank of England, the Financial Services Authority or any other United Kingdom governmental authority or agency which in the Agent's opinion (after consultation with the Banks) make the formulae (or either of them) no longer appropriate, the Agent shall be entitled by notice to the Original Borrower to stipulate such other formulae as shall be suitable to apply in substitution for the formulae. Any such other formulae so stipulated shall take effect in accordance with the terms of such notice.

4      In this schedule 4:

       "AUTHORISED" and "INSTITUTION" have the meanings given to those terms in the Banking Act 1987;

       "BANK OF ENGLAND ACT" means the Bank of England Act 1998;

       "ELIGIBLE INSTITUTION" has the meaning given to that term in schedule 2 to the Bank of England Act;

       "ELIGIBLE LIABILITIES" has the meaning given to that term in the Cash Ratio Deposits (Eligible Liabilities) Order 1998 or the applicable substitute order made under the Bank of England Act as is in force on the date of application of the formulae;

       "FEE BASE" has the meaning given to that term in the Fees Regulations;

       "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 2000 or the applicable substitute regulations made under the Bank of England Act as are in force on the date of application of the formulae; and

       "SPECIAL DEPOSITS" has the meaning given to that term by the Bank of England on the date of application of the formulae.

                                   SCHEDULE 5
                          FORM OF TRANSFER CERTIFICATE

BANKS ARE ADVISED NOT TO EMPLOY TRANSFER CERTIFICATES WITHOUT FIRST ENSURING THAT THE TRANSACTION COMPLIES WITH ALL APPLICABLE LAWS AND REGULATIONS, INCLUDING THE FINANCIAL SERVICES ACT 1986 AND REGULATIONS MADE THEREUNDER.

To:    Deutsche Bank AG London
       Winchester House
       1 Great Winchester Street
       London EC2N 2DB

on its own behalf, as Agent for the Banks and on behalf of the Arrangers, the Security Trustee, each GTS Creditor, each Obligor and each other party to the Security Trust Deed.

Attention: Credit Administration Department                               [Date]

[NOTE: ALL TRANSFERS SHOULD BE NOTIFIED BY THE ORIGINAL BORROWER TO ANY IRISH OR DANISH OBLIGORS AND ANY TRANSFEREE SHOULD HAVE ITS INTEREST NOTED ON THE SHARE REGISTER OF ANY DANISH OBLIGOR]

                              Transfer Certificate

This Transfer Certificate relates to an agreement (as from time to time amended, varied, extended, restated, refinanced or replaced, the "AGREEMENT") dated o 2000 between Global TeleSystems Europe Holdings BV as Original Borrower and Guarantor (1), Global TeleSystems Europe B.V. as Immediate Shareholder and Guarantor (2), the Subsidiaries of the Original Borrower whose respective names and addresses are set out in part A of schedule 1 thereto as Original Guarantors
(3), Global TeleSystems Inc, as the Ultimate Shareholder (4), Deutsche Bank AG London, Bank of America N.A. and Dresdner Bank AG as Arrangers (5), the banks and financial institutions whose respective names and addresses are set out in part B of schedule 1 thereto as Banks (6) Deutsche Bank AG London as Agent (7) and Deutsche Bank AG London as Security Trustee (8). Terms defined in the Agreement shall have the same meaning in this Transfer Certificate.

1 [Name of Existing Bank] (the "EXISTING BANK") (a) confirms the accuracy of the summary of its Commitment and Contribution in respect of the Revolving Credit Facility set out in the schedule to this Transfer Certificate; (b) requests [Transferee Bank] (the "TRANSFEREE") to accept and procure the transfer to the Transferee of the portion of such Commitment and Contribution specified in the schedule to this Transfer Certificate by counter-signing and delivering this Transfer Certificate to the Agent at its address for the service of notices specified in the Agreement and (c) further requests the Transferor to accept and procure the transfer to the Transferee of all its claims, rights and obligations under each Danish Share Security.

2 The Transferee requests the Agent (on behalf of itself and the other parties to the Security Trust Deed) to accept this Transfer Certificate as being delivered to the Agent pursuant to and for the purposes of clause 18.3 of the Agreement, so as to take effect in accordance with its terms on [date of transfer], (the "EFFECTIVE DATE").

3 The Agent (on behalf of itself and the other parties to the Security Trust Deed) confirms the transfer effected by this Transfer Certificate pursuant to and for the purposes of clause 18.3 of the Agreement so as to take effect in accordance with the terms thereof.

4      The Transferee confirms:

       (a) that it has received a copy of each of the Finance Documents and other documentation and information required by it in connection with the transactions contemplated by this Transfer Certificate;

       (b) that it has made its own assessment of the execution, effectiveness, adequacy, genuineness, validity, enforceability and admissibility in evidence of each of the Finance Documents and this Transfer Certificate and has not relied and will not rely on the Existing Bank or any statements made by the Existing Bank in that respect;

       (c) that it has made and will continue to make its own appraisal of the creditworthiness of the Immediate Shareholder Group and the GTS Creditors and its own independent investigation of the financial condition, prospects and affairs of the Immediate Shareholder Group and the GTS Creditors and has not relied and will not rely on the Existing Bank, or any other Finance Party or any statement, opinion, forecast or other representation made by the Existing Bank or any other Finance Party in that respect;

       (d) accordingly, none of the Existing Bank, the Agent, the Arrangers, the Security Trustee or any other Bank shall have any liability or responsibility to the Transferee in respect of any of the foregoing matters; and

       (e)    it is a Qualifying Bank.

5 Execution of this Transfer Certificate by the Transferee constitutes its representation to the Existing Bank and all other parties to the Finance Documents that it has power to become party to the Agreement and the Security Trust Deed as a Bank on the terms herein and therein set out and has taken all necessary steps to authorise execution and delivery of this Transfer Certificate.

6 The Existing Bank makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of each of the Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Immediate Shareholder Group or any other party to any Finance Document or for the performance and observance by the Obligors, the GTS Creditors or any other such party of any of its obligations under any Finance Document or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

7 The Transferee hereby undertakes to the Existing Bank, the GTS Creditors, the Obligors, the Security Trustee, the Arrangers and the Agent that it will perform in accordance with their terms all those obligations which by the respective terms of the Agreement and the Security Trust Deed will be assumed by it after acceptance of this Transfer Certificate by the Agent.

8 The Transferee acknowledges that the Existing Bank has no obligation to repurchase or reacquire any of the rights and obligations transferred by virtue of this Transfer Certificate or to support, indemnify or compensate the Transferee for any losses suffered by the Transferee as a consequence of the transfer effected by virtue of this Transfer Certificate.

9 This Transfer Certificate and the rights and obligations of the parties hereunder are governed by and shall be construed in accordance with English law.

Note: This Transfer Certificate is not a security, bond, note, debenture, investment or similar instrument.

AS WITNESS the hands of the authorised signatories of the parties hereto on the date appearing below.

                                  THE SCHEDULE


 Amount of outstanding          Maturity Dates             Portion transferred
 Advances and Currency




  Amount of                                                Portion transferred
  Commitment                                                      (euro)
    (euro)



                      Administrative Details of Transferee

Funding office:

Account for payments:

Telephone:

Telefax:

Attention:


[Existing Bank]                                      [Transferee]
By:                                                  By:
Date:                                                Date:

The Agent
By:

on its own behalf
and on behalf of the other parties to the Agreement and the Security Trust Deed

Date:

                                   SCHEDULE 6
    PART A - COMPLIANCE CERTIFICATE TO BE DELIVERED BY AN AUTHORISED OFFICER
                            OF THE ORIGINAL BORROWER




To:                 Deutsche Bank AG London
                    Winchester House
                    1 Great Winchester Street
                    London EC2N 2DB
                    (As Agent under the Agreement
                    as defined below)

                    Attention: Ronald Lane-Smith/Richard Peters
                    (Corporate Trust & Agency Services)

                                                                        [Date]


Dear Sirs,

(euro)300,000,000 TERM LOAN FACILITY AGREEMENT
DATED O, 2000 (AS FROM TIME TO TIME AMENDED, VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED THE "AGREEMENT")

We refer to the Agreement and deliver this Certificate in respect of the Three Month Period ended [SPECIFY LAST DAY OF MONTH] pursuant to clause 12.1.9(b) thereof. Terms defined in the Agreement shall have the same meaning when used in this Certificate.

We confirm the figures and ratios set out in the schedule based on the Quarterly Management Accounts delivered to the Agent pursuant to clause 12.1.7 of the
Agreement in respect of the Three Month Period ended [                ]:

Accordingly, we confirm that [save as disclosed in this certificate] on [LAST DAY OF MONTH] the Original Borrower was in compliance with those covenants contained in clauses 13.1.1 to 13.1.3 inclusive of the Agreement which were applicable as at such date.

We also confirm that the representations and warranties referred contained in clause 11.1 of the Agreement (as adjusted in accordance with clause 11.3 of the Agreement) are true and correct at the date hereof as if each was made with respect to the facts and circumstances arising at the date hereof and that no event or circumstance has occurred and is continuing which would constitute a Default.

We further notify you that the following agreements are Principal Agreements for
the purposes of the Agreement [                ].

For and on behalf of

Global TeleSystems  Europe Holdings BV


--------------------------------------------------
Authorised Officer

                                  THE SCHEDULE

FIGURES
-------

     (i)   Consolidated Revenues of the Group adjusted as set out in clause
           13.1.1 of the Agreement in respect of the Three Month Period ended
           [                  ] were [                     ]
           [insert calculation details].

     (ii) Consolidated Net Operating Cash Flow of the Group adjusted as set out in clause 13.1.2 of the Agreement in respect of the Three Month
           Period ended [            ] was [                ]
           [insert calculation details].

     (iii) Consolidated Capital Expenditure of the Group adjusted as set out in clause 13.1.3 of the Agreement in respect of the period from 1
           January 2001 to [                ] was [               ]
           [insert calculation details].

           PART B - ACCOUNTANTS REPORT TO BE DELIVERED BY THE AUDITORS
                       OF THE IMMEDIATE SHAREHOLDER GROUP

To:        Deutsche Bank AG London
           Winchester House
           1 Great Winchester Street
           London EC2N 2DB
           (As Agent under the Agreement
           as defined below)

           Attention: Ronald Lane-Smith/Richard Peters
           (Corporate Trust & Agency Services)

                                                                         [Date]


GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.
(euro)300,000,000 TERM LOAN FACILITY AGREEMENT
DATED O, 2000 (AS FROM TIME TO TIME AMENDED, VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED THE "AGREEMENT")

We have audited, in accordance with auditing standards generally accepted in the United States, the financial statements of Global TeleSystems Europe B.V. and Global TeleSystems Europe Holdings B.V. as of and for the year ended December 31, 20XX, and have issued our reports thereon dated March XX, 20XX and March XX, 20XX, respectively. Words and expressions defined in the Agreement shall have the same meanings when used in this letter.

In addition, we have performed the procedures enumerated below, which were agreed to by the Agent and management of Global TeleSystems Europe B.V., solely to assist you in evaluating the accompanying Statement of Financial Covenants of Global TeleSystems Europe Holdings B.V. for the year ended December 31, 200X. This agreed-upon procedures engagement was performed in accordance with attestation standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

We performed the following procedures:

1. Compared the dollar amounts in the accompanying Statement of Financial Covenants to the amounts in the audited consolidated financial statements of Global TeleSystems Europe B.V. and Global TeleSystems Europe Holdings B.V. described in the introductory paragraph of this letter to the extent such amounts are included in or can be derived from such statements and found them to be in agreement;

2. Proved the arithmetical accuracy of the Consolidated Revenues of the Group adjusted as set out in clause 13.1.1 of the Agreement;

3. Proved the arithmetical accuracy of the Consolidated Net Operating Cash Flow of the Group adjusted as set out in clause 13.1.2 of the Agreement; and

4. Proved the arithmetical accuracy of the Consolidated Capital Expenditure of the Group adjusted as set out in clause 13.1.3 of the Agreement.

The method of calculating the Financial Covenants is prescribed by Clauses 13.1.1; 13.1.2 and 13.1.3 of the Agreement.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the accompanying Statement of Financial Covenants. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information and use of Banks party to the Agreement and members of management of Global TeleSystems Europe B.V., and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.

                                   SCHEDULE 7
                                    LICENCES

 Location:                Type:
 ---------                -----
 Austria                  Individual License - K 15/99-4

 Belgium                  Individual Licence - INFR/PL99/0007

 Denmark                  General Authorisation  without Notification,  Executive Order No. 581 dated July 6, 1999 on the provision of Telecoms Networks and Services, part 1.1.5 and 1.5

 France                   Individual Licence - ECO19700673A and ECOI002009LA

 Germany                  Individual License, Class 3 -  97 03 00067A-C

 Italy                    Individual Licence

 Netherlands              General Authorisations with Registration - 900097, 900033, 900034 and 900595

 Spain                    Individual Licence, Type C1 - L-018/98

 Switzerland              Individual  License - Concession  No. 25510 0023,  modified on December 17, 1999 and  including
                          the  notification  to  OFCOM,  Switzerland,   dated  2  December  1999  (re:  Geneva)  and  the
                          notification to       OFCOM, Switzerland, dated 12 June 2000 (re: Zurich)

 United Kingdom           Individual License (PTO) - 3/1220/1/88

                                   SCHEDULE 8
                      PART A - DEED OF GUARANTOR ACCESSION


To:           o  as Agent

From:         [ACCEDING GUARANTOR] and Global TeleSystems Europe Holdings BV

Date:         [                 ]

GLOBAL TELESYSTEMS EUROPE HOLDINGS BV $550,000,000 MULTI CURRENCY CREDIT FACILITY AGREEMENT DATED O, 2000 (AS FROM TIME TO TIME AMENDED, VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED THE "FACILITY AGREEMENT")

We refer to clause 10.18 of the Facility Agreement. Words and expressions defined in the Facility Agreement have the same meanings when used in this Deed.

[NAME OF ACCEDING GUARANTOR] of [ADDRESS] (the "ACCEDING GUARANTOR") agrees to become a Guarantor and to be bound by the terms of the Facility Agreement and the Security Trust Deed as a Guarantor in accordance with clause 10.18 of the Facility Agreement and clause 10.9 of the Security Trust Deed.

[Guarantee limitation language if necessary]

The address for notices of the Acceding Guarantor for the purposes of clause
20.1 of the Facility Agreement is:

[                   ]

This Deed is intended to be executed as a deed and is governed by English law. Clause 21 of the Facility Agreement is incorporated in this Deed as if set out in this Deed, mutatis mutandis.

[NEW GUARANTOR]                           GLOBAL TELESYSTEMS EUROPE HOLDINGS BV





Authorised Signatory                      Authorised Signatory

[Appropriate execution clause]            [Appropriate execution clause]

By:                                       By:


[AGENT]

[Appropriate execution clause]



By:

                       PART B - DEED OF BORROWER ACCESSION


To:           o  as Agent

From:         [ACCEDING BORROWER] and Global TeleSystems Europe Holdings BV

Date:         [                 ]

GLOBAL TELESYSTEMS EUROPE HOLDINGS BV $550,000,000 MULTI CURRENCY REVOLVING CREDIT FACILITY AGREEMENT DATED O, 2000 (AS FROM TIME TO TIME AMENDED, VARIED, EXTENDED, RESTATED, REFINANCED OR REPLACED THE "FACILITY AGREEMENT")

We refer to clause 3.5 of the Facility Agreement. Words and expressions defined in the Facility Agreement have the same meanings when used in this Deed.

[NAME OF ACCEDING RESTRICTED SUBSIDIARY] of [ADDRESS] (the "ACCEDING RESTRICTED SUBSIDIARY") agrees to become a Borrower and to be bound by the terms of the Facility Agreement and the Security Trust Deed as a Borrower in accordance with clause 3.5 of the Facility Agreement and clause 10.9 of the Security Trust Deed.

The address for notices of the Acceding Borrower Subsidiary for the purposes of clause 20.1 of the Facility Agreement is:

[                      ]

This Deed is intended to be executed as a deed and is governed by English law. Clause 21 of the Facility Agreement is incorporated in this Deed as if set out in this Deed, mutatis mutandis.

[NEW BORROWER]                            GLOBAL TELESYSTEMS EUROPE HOLDINGS BV





Authorised Signatory                      Authorised Signatory

[Appropriate execution clause]            [Appropriate execution clause]
By:                                       By:


[AGENT]

[Appropriate execution clause]



By:

                                   SCHEDULE 9


                      FORM OF QUARTERLY MANAGEMENT ACCOUNTS

                         GLOBAL TELESYSTEMS EUROPE B.V.
                      CONDENSED CONSOLIDATED BALANCE SHEET




                                                                     Current
                                                                      Period
                                                                    -----------
                                   ASSETS
CURRENT ASSETS
  Cash and cash equivalents
  Restricted cash
  Accounts receivable, net
  Other current assets
                                                                    -----------
       TOTAL CURRENT ASSETS
Property and equipment, net
Goodwill and intangible assets, net
Other non-current assets
                                                                    -----------
       TOTAL ASSETS
                                                                    ===========


                        LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable and accrued expenses
  Deferred Revenue
  Current portion of capital lease obligations
                                                                    -----------
       TOTAL CURRENT LIABILITIES

Long-term debt, less current portion
Long-term portion of capital lease obligations
Deferred revenue and other non-current liabilities
                                                                    -----------
       TOTAL LIABILITIES
SHAREHOLDERS' EQUITY
   Common stock, 1000 guilders par value (297,000 shares
       authorised; 200,316 shares issued and outstanding)
   Additional paid-in capital
   Accumulated other comprehensive loss
   Accumulated deficit
                                                                    -----------
       TOTAL SHAREHOLDERS' EQUITY
                                                                    -----------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                    ===========

                         GLOBAL TELESYSTEMS EUROPE B.V.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                        Three Months
                                                            Ended
                                                        ------------
Revenues
Operating expenses:
    Access and network services
    Selling, general and administrative
    Depreciation and amortisation
Total operating expenses
                                                         -----------
Income from operations Other expense:
   Interest, net
   Foreign currency losses
   Other expenses
                                                         -----------

Net loss before income taxes
Income taxes
                                                         -----------
Net loss before income taxes
                                                         ===========



                         GLOBAL TELESYSTEMS EUROPE B.V.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                              Three Months
                                                                                 Ended
                                                                              ------------
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
INVESTING ACTIVITIES
   Purchases of property and equipment
   Restricted cash
   Acquisitions, net of cash acquired
                                                                               -----------
NET CASH USED IN INVESTING ACTIVITIES

FINANCING ACTIVITIES
   Proceeds from debt
   Repayments of debt
   Payment of debt issuance costs
   Due to affiliated companies, net
                                                                               -----------
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES

Effect of exchange rate changes on cash and cash equivalents
Net (decrease) increase in cash and cash equivalents
Cash and cash equivalents at beginning of period
                                                                               -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
                                                                               -----------
   Capitalisation of leases
                                                                               ===========

                                      GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.
                                       CONDENSED CONSOLIDATED BALANCE SHEET




                                                                             Current
                                                                              Period
                                                                           -------------
                                      ASSETS
CURRENT ASSETS
  Cash and cash equivalents
  Restricted cash
  Accounts receivable, net
  Other current assets
                                                                           -------------
       TOTAL CURRENT ASSETS
Property and equipment, net
Goodwill and intangible assets, net
Other non-current assets
                                                                           -------------
       TOTAL ASSETS
                                                                           =============


                              LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts Payable and accrued expenses
   Deferred Revenue
   Due to Affiliated Companies - Short-term
   Current portion of capital lease obligations
                                                                           -------------
       TOTAL CURRENT LIABILITIES

Long-term debt, less current portion
Long-term portion of capital lease obligations
Deferred revenue Intercompany Loans - Long-term
Other non-current liabilities
                                                                           -------------
       TOTAL LIABILITIES
SHAREHOLDERS' EQUITY
   Common stock, 1000 guilders par value (297,000 shares authorised; 200,316 shares issued and outstanding)
   Additional paid-in capital
   Accumulated other comprehensive loss
   Accumulated deficit
                                                                           -------------
       TOTAL SHAREHOLDERS' EQUITY
                                                                           -------------
       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                           =============

                     GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                               Three Months
                                                                  Ended
                                                               ------------
Revenues
Operating expenses:
    Access and network services
    Selling, general and administrative
    Depreciation and amortisation
Total operating expenses
                                                               ------------
Income from operations Other expense:
   Interest, net
   Foreign currency losses
   Other expenses
                                                               ------------

Net loss before income taxes
Income taxes
                                                               ------------
Net loss before income taxes
                                                               ============

                     GLOBAL TELESYSTEMS EUROPE HOLDINGS B.V.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                        Three Months
                                                                                           Ended
                                                                                        ------------
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES
INVESTING ACTIVITES
   Purchases of property and equipment
   Restricted cash
   Acquisitions, net of cash acquired
                                                                                        ------------
NET CASH USED IN INVESTING ACTIVITIES

FINANCING ACTIVITIES
   Proceeds from debt
   Repayments of debt
   Payment of debt issuance costs
   Due to affiliated companies, net
                                                                                        ------------
NET CASH PROVIDED BY/(USED IN) FINANCING ACTIVITIES

Effect of exchange rate changes on cash and cash equivalents
Net (decrease) increase in cash and cash equivalents
Cash and cash equivalents at beginning of period
                                                                                        ------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
                                                                                        ------------
   Capitalisation of leases
                                                                                        ============


                                  SCHEDULE 10

                  DISCLOSURES AGAINST CLAUSE 11.1.6 AND 11.2.5



FRANCE

On March 26, 1999, the Immediate Shareholder initiated a procedure opposing the amount of the 1998 license fee imposed by the French regulator as, among other things, contrary to Article 11 of EC Directive 97/13 which requires license fees to cover only the administrative cost of managing a license. On September 23, 1999, the French Regulator informed the Immediate Shareholder that it had rejected the Immediate Shareholder's position. On November 24, 1999, the Immediate Shareholder filed a complaint before the French administrative tribunal opposing the license fee.

On February 25, 2000, the Immediate Shareholder initiated a procedure opposing the amount of the 1999 license fee imposed by the French regulator for the same reasons stated above. After the Immediate Shareholder's position was rejected by the French regulator on April 14, 2000, the Immediate Shareholder filed a complaint before the French administrative tribunal on June 16, 2000.

Neither of these proceedings, regardless what the outcome may be, will have any effect on the validity of the license or the rights granted by the license. Under French law, the Immediate Shareholder would not be required to pay the license fee until such time as a ruling by the French administrative court is issued. If the Immediate Shareholder's claim is rejected in a final non-appealable judgment, it will only be required to pay the full amount of the license fee in France.

GERMANY

In Germany the Immediate Shareholder has opposed the amount of the license fee imposed by the German regulator as, among other things, contrary to Article 11 of EC Directive 97/13 which requires license fees to cover only the administrative cost of managing a licence. The Immediate Shareholder lodged an appeal before the administrative court on March 29, 2000.

This proceeding, regardless what the outcome may be, will not have any effect on the validity of the license or the rights granted by the license. If the Immediate Shareholder's claim is rejected in a final non-appealable judgment, the Immediate Shareholder will not be required to make any additional payments because, in accordance with German law, it paid the license fee prior to the appeal.

                                  SCHEDULE 11

                               PERMITTED DISPOSALS


(1) The liquidation of GTS Business Services (Portugal) LDA, GTS Carrier Services (Vienna) GmbH, GTS Carrier Services (Denmark) Ltd., provided that the relevant company at all times remains dormant.

(2) The liquidation of GTS Carrier Services (France) sarl provided that it has previously transferred all of its assets to a member of the Group.

(3) The transfer of Global TeleSystems (Austria) GmbH, GTS Italia Srl and GTS Slovakia s.r.o. from the Immediate Shareholder to the Original Borrower.

(4) The merger of Global TeleSystems (Denmark) AS with Ebone AS provided that the conditions set out in clause 12.2.2 are satisfied.

(5) The merger of GTS Support Services (Belgium) B.V.B.A. with GTS Network Services (Belgium) B.V.B.A. provided that the conditions set out in clause 12.2.2 are satisfied.

(6) The disposal of the net assets of GTS Carrier Services (Italy) Srl to GTS Italia Srl and the subsequent disposal of such assets from GTS Italia Srl back to GTS Carrier Services (Italy) Srl.

(7) The disposal of the net assets of GTS Carrier Services (Czech) s.r.o. from the Original Borrower to Czechnet and the subsequent liquidation of the transferor provided that such company is then dormant.

(8) DC203144: Convention Cadre definissant les conditions generales d'occupation du domaine public de la Ville de Paris ("Framework Agreement defining the general conditions of using public rights of way in Paris") between Ville de Paris and Global TeleSystems Europe BV dated February 21, 2000. This is a right of way which will be transferred to GTS Omnicom S.A. as it is used for Paris CEN purposes only.

                                  SCHEDULE 12

                        DISCLOSURES AGAINST CLAUSE 3.6.2


1. Jakinarazpena/Notificacion dated December 23, 1998 for Canalizacion Subterranea Y Cableado de Fibra Optica Para Telecomunicaciones, granted by the Diputacion Foral de Gipuzkoa: The Spanish authorities will be notified of the transfer of this right of way immediately following the transfer of the Spanish license to GTS Network (Ireland) Ltd. but the Obligors cannot guarantee that such authorities will not require that other procedures be followed.

2. Grant of Wayleave from Suffolk Coastal District Council: There is currently a dispute with the Council over the amount of compensation to be paid for a right of way across land and beach at Aldeburgh, Suffolk. Although an oral settlement with the Council has been reached, the settlement papers have not yet been signed. In the event that settlement is not reached, this dispute will proceed to trial. It is anticipated that in such event the right of way will only be transferable upon conclusion of the proceedings.

                                  SCHEDULE 13

                            BUSINESS SERVICES ASSETS

ASSET                          SELLER                      PURCHASER                   CONSIDERATION
-----                          ------                      ---------                   -------------
Low Order Transmission         GTS Network (Ireland)       Various Esprit Entities     Cash or Assets
Equipment - 175 Alcatel 1641   Limited
ADMs

4 DCN IP Routers               GTS Network (Ireland)       Various Esprit Entities     Cash or Assets
                               Limited

2 Cisco VoIP routers           GTS Network (Ireland)       Global TeleSystems (UK)     Cash or Assets
                               Limited                     Limited

Shares in Global TeleSystems   Global TeleSystems Europe   the newly formed company    Shares in Esprit Newco
(Nederland) B.V.               Holdings B.V.               which will own 100 per
                                                           cent. of the share
                                                           capital of Global
                                                           TeleSystems (Europe)
                                                           Limited following the
                                                           Esprit Restructuring

Shares in Global TeleSystems   Ebone A/S                   the newly formed company    Shares in Esprit Newco
(Denmark) AS                                               which will own 100 per
                                                           cent. of the share
                                                           capital of Global
                                                           TeleSystems (Europe)
                                                           Limited following the
                                                           Esprit Restructuring

Shares in Global TeleSystems   Global TeleSystems Europe   the newly formed company    Shares in Esprit Newco
(Sverige) AB                   Holdings B.V.               which will own 100 per
                                                           cent. of the share
                                                           capital of Global
                                                           TeleSystems (Europe)
                                                           Limited following the
                                                           Esprit Restructuring

Shares in GTS Italia Srl       Global TeleSystems Europe   Attika Telecommunications   Cash or Assets
                               Holdings B.V.               plc (or another third
                                                           party)


                                  SCHEDULE 14

                             CENTRAL EUROPEAN GROUP

                                   SCHEDULE 3
                 WAIVERS AND CONSENTS TO THE PRINCIPAL AGREEMENT

       (CLAUSES REFER TO THE PRINCIPAL AGREEMENT UNLESS OTHERWISE STATED)

1    Clause 13.3     The breach (if any) of such clause in respect of the
                     Quarter Day 31 December 2000 shall be waived.

2    Clause 12.2.8   The Banks consent to:
                     (A)  the acquisition by the relevant members of the Group
                          of the assets set out in schedule 5(A).

                     (B) the acquisition of the shares of the Ultimate Shareholder in Golden Telecom by the Original Borrower as set out in clause 4.11 of this Supplemental Agreement.

                     (C) the acquisition of the shares of the new company incorporated in The Netherlands referred to in clause 4.12 by the Original Borrower.

                     for the following consideration: (a) first, a reduction of $81 million in the payables owed to Ebone Broadband Services Limited or other members of the Group (other than the Golden Telecom Group and the Central European Group) by other members of the Ultimate Shareholder Group (other than Esprit) and (b) secondly, the agreement by the Original Borrower to pay, under an intercompany loan agreement, to the Ultimate Shareholder the balance of the fair market value for the acquisitions described in (A), (B) and (C), provided that no amount of principal or interest in respect thereof is payable whilst any amount is outstanding or capable of becoming outstanding under the Restated Agreement.

3    Clause 12.2.8   The Banks consent to the acquisition by the relevant
                     members of the Group of the assets set out in schedule 5(B) in consideration for a discharge of $43 million payables owed by Esprit to members of the Group.

4    Clause 12.2.5   The breach (if any) of clause 12.2.5 as a result of the
                     payables which are created pursuant to the transactions described in 2 above shall be waived.

5    Clause 12.2.9   The breach (if any) of clause 12.2.9 as a result of the non payment by Esprit and the Ultimate Shareholder Group of the payables owed to Ebone Broadband Services Limited or other members of the Group (other than the Golden Telecom Group and the Central European Group) which are to be discharged as set out under paragraph 2 above shall be waived.

6    Clause 12.2.3   The Banks consent to the disposal by the Group of the
                     Business Services Assets as part of the Esprit
                     Restructuring for the consideration set out in schedule 13 of the Restated Agreement provided that the only third party recourse to a member of the Group in relation to the Business Services Assets or, in the case of a Company, the obligations of such company following such disposal is in relation to the transfer of the Business Service Assets;

7    Clause 11.1.8   Any breach of such representation to the extent
                     attributable to events or circumstances existing prior to the Effective Date, which events and circumstances have been notified to the Banks in writing by the Original
                     Borrower prior to the date of this Supplemental Agreement;

8    Clause 6.2(c)   The Banks consent to variations to the terms of agreements
     of the Dutch    relating to the Intercompany Receivables (other than the
     Pledge of       Intercompany Loan Agreement) to allow amounts to be repaid
     Intercompany    and reborrowed thereunder following the Effective Date.
     Receivables     Capitalised terms have the meanings used in the Dutch
                     Pledge of Intercompany Receivables.

9    Clause 10.18.2  The Banks consent to Global TeleSystems (Nederland) B.V.
                     not becoming an Acceding Guarantor subject to the terms of the proviso to paragraph 5 above.

                                   SCHEDULE 4
                              CONDITIONS PRECEDENT


1 A certificate from an Authorised Officer of the Original Borrower confirming that the constitutive documents of each Obligor (prior to the Effective Date), the Immediate Shareholder and the Ultimate Shareholder have not been amended from the forms delivered to the Agent pursuant to the Principal Agreement or, if they have been amended, attaching a copy certified to be a true, complete and up-to-date copy of the amended constitutive documents;

2 A copy, certified as a true copy by an Authorised Officer of each Obligor and the Immediate Shareholder, of resolutions of the relevant boards, committees and/or bodies of the shareholders of each Obligor and the Immediate Shareholder evidencing approval of this Supplemental Agreement and, in the case of any Obligors which are party to any of the documents described at paragraphs 9 and 10, the documents to which it is a party and authorising its appropriate officers to execute and deliver this Supplemental Agreement and, in the case of any Obligors which are party to any of the documents described at paragraphs 9 and 10, the documents to which it is a party and to give all notices and take all other action required by the relevant Obligor and the Immediate Shareholder under this Supplemental Agreement and, in the case of any Obligors which are party to any of the documents described at paragraphs 9 and 10, the documents to which it is a party;

3 Specimen signatures, authenticated by an Authorised Officer of the Obligor, the Immediate Shareholder, the Ultimate Shareholder and GTS European Telecommunications Corp of the persons authorised in the resolutions of the Board of Directors or equivalent, referred to in paragraph 2 above and paragraphs 12 and 15 below;

4 A copy, certified as a true copy by an Authorised Officer of the Immediate Shareholder, the relevant Obligor, of all consents, authorisations, licences and approvals required by the Immediate Shareholder or the relevant Obligor in connection with the execution, delivery, validity, enforceability and admissibility in evidence of this Supplemental Agreement and, in the case of any Obligors which are party to any of, the documents described at paragraphs 9 and 10, the documents to which it is a party and the performance by (as the case may be) the Immediate Shareholder or the relevant Obligor (as the case may be) of their respective obligations under the Supplemental Agreement and, in the case of any Obligors which are party to any of the documents described at paragraphs 9 and 10, the documents to which it is a party.

5 An opinion of Norton Rose London (in respect of this Supplemental Agreement and the document described at paragraph 10 below), Shearman & Sterling (in respect of this Supplemental Agreement and the documents described at 7, 8 and 11 below), Robert Ryan & Associates (in respect of this Supplemental Agreement and the document described at paragraph 10 below), Gorrisen Federspiel (in respect of this Supplemental Agreement only), Nauta Dutilh (in respect of this Supplemental Agreement and the deed of accession documents described at paragraphs 8 and 9 below), Huysmans Trenite Van Doorne (in respect of this Supplemental Agreement and the documents described at paragraph 9 below).

6 A copy, certified as a true copy by an Authorised Officer of the Original Borrower of a letter from each agent for receipt of service of process accepting its appointment under this Supplemental Agreement and under the English law documents described at paragraphs 8 and 9 below.

7 Share Securities over the shares of each of (i) GTS-Hungaro, Inc., (ii) GTS-Hungary Holding, Inc., (iii) GTS-Poland, Inc., (iv) GTS-Czech, Inc.,
       (v) GTS-Bulgaria, Inc. and (vi) GTS-Romania, Inc., duly executed and delivered by GTS European Telecommunications Corp.

8 A Guarantee and a Security Provider's Deed of Accession, each duly executed and delivered by GTS European Telecommunications Corp.

9      A Pledge of Group Accounts and a Security Provider's Deed of
       Accession each duly executed by GTS Network Services (Belgium) B.V.B.A., together with evidence that the notice described in clause 2.2 of the Pledge of Group Accounts has been delivered.

10 The proceeds of the assets which are the subject of the Charge over Shares in the Fidelity Institutional Cash Fund plc dated 19 September 2000 having been transferred to an account of GTS Network (Ireland) Limited with Deutsche Bank AG London and GTS Network (Ireland) Limited having executed a charge over such account, together with duly executed copies of notices and acknowledgements from and to the Account Bank referred to therein.

11 A Deed of Subordination, an Assignment of Shareholder Loans and a Security Provider's Deed of Accession with respect to the payments to the Ultimate Shareholder of the intercompany loan referred to in paragraph 2(b) of schedule 3 and a US Charge over Account, duly executed by the Ultimate Shareholder, together with confirmation in the Shearman and Sterling legal opinion that the execution, delivery and performance by the Ultimate Shareholder of its obligations under the documents described in this paragraph 11 will not breach, conflict with or result in a default under the indentures in respect of the High Yield Securities.

12 A copy, certified as a true copy by an Authorised Officer of the Ultimate Shareholder, of resolutions by the relevant boards and/or committees of the Ultimate Shareholder evidencing approval of this Supplemental Agreement, the documents described in paragraph 11 above and the transfer of all assets described at schedule 5(A) and authorising its appropriate officers to execute and deliver this Supplemental Agreement, the documents described in paragraph 11 above and all documents required to transfer of all assets described at schedule 5(A) and take all other action required by the Ultimate Shareholder of its obligations under this Supplemental Agreement, the documents described in paragraph 11 above and to transfer of all assets described at schedule 5(A).

13 A copy, certified as a true copy by an Authorised Officer of the Ultimate Shareholder of all consents, authorisations, licences and approvals required by the Ultimate Shareholder in connection with the execution, delivery, validity, enforceability and admissibility in evidence of this Supplemental Agreement, the documents described in paragraph 11 above and the transfer of all assets described at schedule 5(A) and the performance by the Ultimate Shareholder of its obligations under this Supplemental Agreement, the documents described in paragraph 11 above and in order to transfer of all assets described at schedule 5(A).

14 A copy, certified as a true, complete and up-to-date copy by an Authorised Officer of the Ultimate Shareholder of the constitutive documents of GTS European Telecommunications Corp and GTS-Hungaro, Inc., GTS-Hungary Holding, Inc., GTS-Poland, Inc., GTS-Czech, Inc., GTS-Bulgaria, Inc. and GTS-Romania, Inc.

15     A copy, certified as a true copy by an Authorised Officer of GTS
       European Telecommunications Corp, of resolutions of the relevant boards and/or committees of the shareholders of GTS European Telecommunications Corp evidencing approval of the documents described at paragraphs 7 and 8 above and authorising its appropriate officers to execute and deliver the documents described at paragraphs 7 and 8 above and take all other action required by the GTS European Telecommunications Corp under the documents described at paragraphs 7 and 8 above;

16 A copy, certified as a true copy by an Authorised Officer of the Ultimate Shareholder or (as the case may be) GTS European Telecommunications Corp of all consents, authorisations, licences and approvals required by GTS European Telecommunications Corp in connection with the execution, delivery, validity, enforceability and admissibility in evidence of the documents described at paragraphs 7 and 8 above and the performance by GTS European Telecommunications Corp of its obligations under the documents described at paragraphs 7 and 8 above to which it is a party.

17 A Certificate of an Authorised Officer of GTS European Telecommunications Corp. confirming that the Utilisation of the Facility will not cause any borrowing or guarantee limit binding on GTS European Telecommunications Corp to be exceeded.

18 Share Certificates and duly executed stock transfer forms (with the name of the transferee left blank) in respect of GTS-Hungaro, Inc., GTS-Hungary Holding, Inc., GTS-Poland, Inc., GTS-Czech, Inc., GTS-Bulgaria, Inc. and GTS-Romania, Inc.

19 The Golden Telecom Sale and Purchase Agreement having been executed and delivered by all parties thereto, together with a copy of the fairness opinion delivered to the Ultimate Shareholder by CSFB in relation to the value of the Ultimate Shareholder's shares in Golden Telecom, Inc.

20 In respect of the Licences granted to or which were in the name of the Immediate Shareholder, copies, certified to be true, up-to-date and complete copies by an Authorised Officer of the Original Borrower of either new Licences granted to Obligors and/or transfer documents transferring unconditionally the Licences to Obligors.

21 Corporate formalities certificates in respect of (i) each Obligor incorporated in Ireland signed by a director of each Irish Obligor and
       (ii) each Obligor incorporated in Belgium signed by a director of each Belgian Obligor.

22 A certificate from Ernst & Young as auditors to the Group for the purposes of sections 34 and 25 of the Irish Companies Act 1990.

23 The Immediate Shareholder having paid all its cash (or equivalent) balances to the Original Borrower to the credit of an account in the name of the Original Borrower with Deutsche Bank AG London, save for balances not exceeding (euro)1,000,000 in aggregate and the Group Permitted Cash Balances.

24 The asset transfer agreements in respect of the shares of Global TeleSystems (Luxembourg) Sarl, Netcom Holdings Limited, GTS eSolutions, LLC and Global TeleSystems Property Limited required to be delivered pursuant to clause 4.8 of this Supplemental Agreement, together with the share certificates of each such company and copies of the stock transfer forms of each such company with the name of Global TeleSystems Europe Holdings B.V. completed as transferee, duly executed by the seller of such shares named at schedule 5(A).

                                  SCHEDULE 5(A)
                             GTS INC. ASSET TRANSFER


SELLER                                  PURCHASER                             ASSETS
------                                  ---------                             ------
FRANCE
GTS Access Services (France) Sarl       GTS Network (Ireland) Limited         Paris CEN Assets

LUXEMBOURG
GTS Benelux BV                          Global TeleSystems Europe Holdings    Transfer of shares in Global
                                        BV                                    TeleSystems (Luxembourg) sarl

UK
Global TeleSystems Inc                  Global TeleSystems Europe Holdings    Transfer of shares in Netcom
                                        BV                                    Holdings Limited

USA
GTS Carrier Services Inc                Ebone (North America) Inc             PoP

Global TeleSystems Inc                  Global TeleSystems Europe Holdings    Transfer of shares in GTS
                                        BV                                    eSolutions, LLC

CENTRAL EUROPE
Entities within the Central European    Subsidiaries of the Original          Fibre, cable, duct and equipment
Group                                   Borrower                              in Central Europe

                                  SCHEDULE 5(B)
                              ESPRIT ASSET TRANSFER

SELLER                                  PURCHASER                             ASSETS
------                                  ---------                             ------
BELGIUM
GTS (Belgium) SA                        GTS Network Services (Belgium) BVBA   National Data Contracts

GTS (Belgium) SA                        Ebone Broadband Services Limited      International Data Contracts and
                                                                              Internet Direct

DENMARK
GTS (Denmark) AS                        Ebone AS                              Data Contracts;


                                                                              Employees

FRANCE
GTS Omnicom                             GTS Carrier Services France sarl      Data Contracts;


                                                                              PoP (BS to Ebone);


                                                                              Network Management Services (Ebone
                                                                              to BS);


                                                                              Employees

GTS Omnicom                             GTS Network (Ireland) Limited         Paris CEN Assets

Esprit Telecom France SA                GTS Network (Ireland) Limited         Paris CEN Assets

GERMANY
Global TeleSystems Netzwerk GmbH &      GTS Network (Ireland) Limited         Berlin CEN Assets
Co.KG


GTS (Deutschland) GmbH                  Ebone (Germany) GmbH                  Data Contracts;


                                                                              PoP (BS to Ebone);


                                                                              Employees;


                                                                              Office space

IRELAND
GTS BS (Ireland) Limited                Ebone Broadband Services Limited      Data Contracts;


                                                                              Employees


SELLER                                  PURCHASER                             ASSETS
------                                  ---------                             ------
NORWAY
Global TeleSystems Group (Norge) AS     Global TeleSystems Norge AS           Data Contracts;


                                                                              Employees

SPAIN
GTS (Espagna) SA                        GTS Network (Ireland) Limited         Madrid CEN Assets


                                                                              Barcelona CEN Assets

GTS (Espagna) SA                        GTS Carrier Services (Spain) SL       Data Contracts;


                                                                              Employees;


                                                                              PoP (BS to Ebone)

SWEDEN
GTS (Sverige) AB                        GTS Carrier Services (Sweden) AB      Data Contracts;


                                                                              Employees

SWITZERLAND
GTS Business Services (Switzerland)     GTS Carrier Services (Switzerland)    Data Contracts;
GmbH                                    GmbH

                                                                              Employees;


                                                                              PoP Space (BS to Ebone)


                                                                              Office space

UK
Global TeleSystems (UK) Limited         GTS Carrier Services (UK) Limited     Data Contracts;


                                                                              Employees

Global TeleSystems (UK) Limited         Ebone Broadband Services Limited      Transfer of certain international
                                                                              Data contracts

Esprit Telecom Networks Limited         Ebone Broadband Services Limited      International Data contracts

Global TeleSystems (Europe) Limited     GTS Carrier Services (UK) Limited     Employees

Global TeleSystems (Europe) Limited     Global TeleSystems Europe Holdings    Transfer of shares in Global
                                        BV                                    TeleSystems Property Limited
                                                                              (Shaftesbury Avenue)


SELLER                                  PURCHASER                             ASSETS
------                                  ---------                             ------
Global TeleSystems (UK) Limited         GTS Network (Ireland) Ltd             London CEN Assets

PAN  EUROPEAN   FIBRE  AND   EQUIPMENT
ASSETS
Various Esprit Entities                 Subsidiaries    of   the    Original  Sundry  Fibre and  Equipment  which
                                        Borrower                              may have been purchased  locally or
                                                                              was  previously   owned  by  Esprit
                                                                              entities.


                                                                              Maintenance contracts


                                                                              Utility contracts


                                                                              Various   POPs   and    co-location
                                                                              agreements


                                                                              Various permits and rights of use

THE IMMEDIATE SHAREHOLDER, SECURITY PROVIDER AND GUARANTOR
----------------------------------------------------------

SIGNED for and on behalf of                 )
GLOBAL TELESYSTEMS                          )        MAURICE WOOLF
EUROPE B.V.                                 )
by:                                         )



THE ORIGINAL BORROWER
---------------------

SIGNED for and on behalf of                 )
GLOBAL TELESYSTEMS EUROPE                   )        STEPHEN BAUS
HOLDINGS B.V.                               )
by:                                         )



THE ULTIMATE SHAREHOLDER
------------------------

SIGNED for and on behalf of                 )
GLOBAL TELESYSTEMS, INC.                    )        GRIER RACLIN
by:                                         )



THE ARRANGERS
-------------

SIGNED for and on behalf of                 )
BANC OF AMERICA                             )        RICHARD WOODS
SECURITIES LIMITED                          )
by:                                         )



SIGNED for and on behalf of                 )        ALISON HOWE
DEUTSCHE BANK AG LONDON                     )
by:                                         )        MARTIN FLAHERTY



SIGNED for and on behalf of                 )        ALASTAIR MACDONALD
DRESDNER BANK AG LONDON BRANCH              )
by:                                         )        PATRICK JACOBS



THE BANKS
---------

SIGNED for and on behalf of                 )
BANK OF AMERICA, N.A.                       )        RICHARD WOODS
by:                                         )



SIGNED for and on behalf of                 )        ALISON HOWE
DEUTSCHE AG LONDON BRANCH                   )
by:                                         )        MARTIN FLAHERTY

SIGNED for and on behalf of                 )        ALASTAIR MACDONALD
DRESDNER BANK AG LONDON BRANCH              )
by:                                         )        PATRICK JACOBS



THE AGENT
---------

SIGNED for and on behalf of                 )        ALISON HOWE
DEUTSCHE BANK AG LONDON                     )
by:                                         )        MARTIN FLAHERTY



THE SECURITY TRUSTEE
--------------------

SIGNED for and on behalf of                 )        ALISON HOWE
DEUTSCHE BANK AG LONDON                     )
by:                                         )        MARTIN FLAHERTY



THE WORKING CAPITAL BANK
------------------------

SIGNED for and on behalf of                 )        ALISON HOWE
DEUTSCHE BANK AG LONDON                     )
by:                                         )        MARTIN FLAHERTY



GUARANTORS
----------

SIGNED for and on behalf of                 )
EBONE A/S                                   )        MAURICE WOOLF
by:                                         )



SIGNED for and on behalf of                 )
GLOBAL TELESYSTEMS (DENMARK) A/S            )        GRIER RACLIN
by:                                         )



SIGNED for and on behalf of                 )
GTS TRANSATLANIC LIMITED                    )        MAURICE WOOLF
by:                                         )



SIGNED for and on behalf of                 )
EBONE BROADBAND SERVICES LIMITED            )        MAURICE WOOLF
by:                                         )



SIGNED for and on behalf of                 )
GTS NETWORK (IRELAND) LIMITED               )        MAURICE WOOLF
by:                                         )

SIGNED for and on behalf of                 )
GTS NETWORK SERVICES (BELGIUM) B.V.B.A      )        MAURICE WOOLF
by:                                         )